EXHIBIT 10.1

LOAN AGREEMENT (NY LOAN)

Dated as of August 5, 2022

by and among

THE PARTIES SET FORTH ON SCHEDULE 1 ATTACHED HERETO,

collectively, as Borrowers

and

AIG ASSET MANAGEMENT (U.S.), LLC,

as Administrative Agent,

and

the Lenders from time to time parties hereto

Loan Amount:  $144,309,780.00

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

TABLE OF CONTENTS

Page

ARTICLE 1 CERTAIN DEFINITIONS1

1.1Definitions1

ARTICLE 2 GENERAL LOAN TERMS30

2.1Loan30

2.2Interest Rate and Loan Debt Service Payments31

2.2.1	Interest Rate31
2.2.2	Stub Interest Period31
2.2.3	Monthly Loan Debt Service Payments31
2.2.4	Amounts Due on Maturity Date31

2.3Prepayment31

2.3.1	Lockout Period31
2.3.2	Voluntary Prepayment Conditions31
2.3.3	No Prepayment Premium Due32
2.3.4	No Partial Prepayments32
2.3.5	Involuntary Prepayment33
2.3.6	No Reinvestment Obligations33
2.3.7	Waiver33

2.4Late Charges33

2.4.1	Late Charge Amounts33
2.4.2	Grace Period33

2.5Default Rate Accrual on Amounts Owed34

2.6Application of Payments34

2.6.1	Application of Payments If No Event of Default Exists34
2.6.2	Application of Payments During Event of Default34

2.7Method and Place of Payment to Administrative Agent35

2.8Usury Savings Clause35

2.9Release of Collateral36

ARTICLE 3 CASH MANAGEMENT36

3.1Establishment of Accounts36

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3.1.1	Deposit Account.36
3.1.2	Excess Cash Subaccount.36
3.1.3	Interim Deposit Account.36
3.1.4	Borrowers’ Operating Account.37

3.2Deposit of Gross Revenue37

3.3Payment Notices37

3.3.1	Delivery of Payment Notices.37
3.3.2	Third Party Instructions and Authorizations.37

3.4Application of Cash Flow37

3.4.1	Application of Cash Flow During a Non-Cash Management Period.37
3.4.2	Application of Cash Flow During a Cash Management Period.38
3.4.3	Return Events.39

3.5Disbursement of Excess Cash Subaccount Funds.39

3.5.1	During and Following a Cash Management Period.39
3.5.2	Capital Expenditures Disbursements.39

3.6Capital Proceeds.40

3.7Sufficiency of Funds40

3.7.1	Insufficient Cash Flow.40
3.7.2	Sufficient Cash Flow.40

3.8Additional Reporting and Budget Requirements.40

3.8.1	Reconciliation Reports40
3.8.2	Budgets41

3.9Administrative Agent’s DACA Conversion Option.42

ARTICLE 4 RESERVE ACCOUNTS43

4.1Tax Reserve.43

4.2Insurance Reserve.43

4.3Tenant Improvement Costs/Leasing Commissions/Capital Improvement Reserve.44

4.3.1	Deposits44
4.3.2	Maximum TI/Leasing Commissions/Capital Improvement Reserve Amount44
4.3.3	Tenant Improvement Costs, Leasing Commissions and Capital Improvement Costs44
4.3.4	Conditions to Disbursements45
4.3.5	Return and Direct Disbursement of Funds49

4.4Foreclosure Proceeds Reserve.49

ARTICLE 5 MAINTENANCE AND PLEDGE OF ACCOUNTS51

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5.1Maintenance of Accounts51

5.1.1	Name of Accounts51
5.1.2	Disbursement Authority51
5.1.3	Investment of Funds52
5.1.4	Application During Event of Default52

5.2Pledge of Accounts; Security Interests53

5.2.1	Pledge of Account Collateral53
5.2.2	Control54
5.2.3	No Waiver54
5.2.4	Treatment of Account Collateral in Bankruptcy54

5.3Return of Funds54

ARTICLE 6 REPRESENTATIONS AND WARRANTIES55

6.1Representations and Warranties as to Entities55

6.1.1	Due Authorization; Approvals55
6.1.2	Organizational Structure; Borrower’s Legal Name; No Conflict55
6.1.3	Taxes56
6.1.4	Enforceability56
6.1.5	Litigation56
6.1.6	Defaults of Borrower Control Person56
6.1.7	No Bankruptcy Filing56
6.1.8	Solvency57
6.1.9	Other Indebtedness57
6.1.10	Full and Accurate Disclosure; Financial Information57
6.1.11	Investment Company Act; Public Utility Holding Company Act57
6.1.12	Compliance with Legal Requirements57
6.1.13	No Foreign Person or Prohibited Person; Source of Funds58
6.1.14	Labor Matters; ERISA58
6.1.15	No Offsets58

6.2Representations and Warranties as to the Property58

6.2.1	Title to the Property58
6.2.2	Utilities and Public Access; Property Record Agreements59
6.2.3	Compliance with Legal Requirements59
6.2.4	Compliance with Insurance Requirements59
6.2.5	Security Instruments and Other Liens59
6.2.6	Assessments; Abatements; Separate Tax Lots60
6.2.7	No Encroachments60
6.2.8	Leases60
6.2.9	Contracts61
6.2.10	No Other Real Property61
6.2.11	Fees, Commissions and Compensation61
6.2.12	Zoning61

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6.2.13	Flood Zone61
6.2.14	Permits61
6.2.15	Repairs and Alterations; No Condemnation or Casualty61
6.2.16	Brokers and Financial Advisors62
6.2.17	Intellectual Property62

6.3Reliance on Representations62

ARTICLE 7 COVENANTS62

7.1Affirmative Covenants62

7.1.1	Performance of Loan Documents62
7.1.2	Performance Under Other Encumbrances63
7.1.3	Taxes and Assessments63
7.1.4	Maintenance and Repair of Property and Chattels; Contracts; Use64
7.1.5	Condemnation; Casualty; Capital Proceeds66
7.1.6	Financial Reporting69
7.1.7	Books and Records; Inspection Rights; Access to Property71
7.1.8	Cooperate in Legal Proceedings; Notices of Litigation72
7.1.9	Further Assurances72
7.1.10	Management and Leasing of the Property73
7.1.11	Compliance with Legal Requirements74
7.1.12	Single Purpose Entity; Preservation of Existence; Non-Foreign Status74
7.1.13	Leases75
7.1.14	Prohibited Persons; Economic Sanctions; Anti-Money Laundering; Corporate Transparency Act79
7.1.15	Replacement Guarantor81
7.1.16	Minimum Guarantor Financial Requirement82
7.1.17	General Indemnity83
7.1.18	Title to Property84
7.1.19	Post-Closing Obligations84

7.2Negative Covenants84

7.2.1	Waste and Alterations84
7.2.2	Zoning and Private Covenants85
7.2.3	Liens on the Property or other Collateral85
7.2.4	Indebtedness85
7.2.5	Property Record Agreements85
7.2.6	ERISA; Labor Matters85
7.2.7	Distributions86
7.2.8	Improper Use of Property, Chattels, Intangible Personalty or other Collateral86
7.2.9	Name and Business of Borrowers; Jurisdiction of Organization86
7.2.10	Use of Proceeds87
7.2.11	Assessments against Property87

ARTICLE 8 TRANSFERS87

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8.1Transfer, Encumbrance and Change of Control Prohibition87

8.2Chattel Transfers87

8.3Permitted Transfers88

8.3.1	Transfers of Direct or Indirect Ownership Interests in Borrower88
8.3.2	Permitted Transfer Conditions89
8.3.3	Wu Transfer Conditions92
8.3.4	Administrative Agent’s Costs.93

8.4Permitted Indebtedness93

8.4.1	Trade Payables; Permitted Equipment Financing93
8.4.2	Permitted Indebtedness Conditions93
8.4.3	Permitted Additional Financing94
8.4.4	Permitted Additional Financing Right of First Refusal.96
8.4.5	Permitted Additional Financing Right of First Refusal Procedure.97
8.4.6	No Solicitation.98

8.5One-Time Transfer98

8.5.1	Assumption Conditions. 98
8.5.2	Release of Borrowers and Guarantor.102

8.6Release of Property.102

8.7Immediate Event of Default106

ARTICLE 9 INSURANCE106

9.1Property and Related Insurance.106

9.1.1	Property Insurance106
9.1.2	Rental Loss/Business Interruption106
9.1.3	Boiler and Machinery107
9.1.4	Builder’s Risk107
9.1.5	Flood107
9.1.6	Earthquake107
9.1.7	Pollution107
9.1.8	Terrorism (Property)107

9.2Liability Insurance108

9.2.1	General Liability Insurance108
9.2.2	Commercial General Liability Insurance108
9.2.3	Insurance for Independent Vendors108
9.2.4	Workers’ Compensation and Employer’s Liability Insurance108
9.2.5	Excess/Umbrella Liability Insurance109

9.3Other Insurance Coverage109

9.4Other Requirements With Respect to Insurance109

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9.4.1	Insurance Companies109
9.4.2	Deductibles109
9.4.3	Automatic Reinstatement; Blanket Policies; Joint Loss Agreement109
9.4.4	Evidence of Insurance110
9.4.5	Other Contents of Required Insurance Policies110
9.4.6	Cancellation; Replacement111
9.4.7	Separate Insurance111
9.4.8	Contravention of Insurance111
9.4.9	Payment of Premium; Failure of the Borrowers to Effect Insurance111
9.4.10	Successor’s Rights112
9.4.11	Notice of Changes112
9.4.12	Leases112

ARTICLE 10 EVENTS OF DEFAULT; REMEDIES112

10.1Event of Default112

10.1.1	Failure to Pay Scheduled Amounts112
10.1.2	Failure to Pay Other Amounts113
10.1.3	Violation of Certain Covenants113
10.1.4	Other Obligations113
10.1.5	Levy Against Property113
10.1.6	Liquidation; Division113
10.1.7	Appointment of Receiver113
10.1.8	Assignments113
10.1.9	Order for Relief113
10.1.10	Bankruptcy114
10.1.11	Admission Regarding Debt114
10.1.12	Misrepresentation114
10.1.13	Judgments114
10.1.14	Assertion of Priority114
10.1.15	Other Loan Documents114
10.1.16	Other Liens114
10.1.17	Other Indebtedness115
10.1.18	Injunction115
10.1.19	Validity of Loan Documents115
10.1.20	Cash Management; Accounts115
10.1.21	Financial Statements115
10.1.22	Cross-Collateralized Loan Documents115
10.1.23	Affiliate Guaranty (Portfolio Borrowers) and Third Mortgages115

10.2Remedies115

10.2.1	Performance of Defaulted Obligations and Protective Advances116
10.2.2	Specific Performance and Injunctive Relief116
10.2.3	Acceleration of Secured Obligations116
10.2.4	Suit for Monetary Relief117

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ARTICLE 11 GENERAL PROVISIONS117

11.1Expiration of Borrower Claims117

11.2Time of the Essence117

11.3Joint and Several Obligation117

11.4Waivers by Borrower117

11.4.1	Homestead, Marshaling of Assets and other Rights117
11.4.2	Claims for Monetary Damages118
11.4.3	Required Notices118
11.4.4	Offsets; Counterclaims118

11.5Entire Agreement; Modification in Writing; No Implied Waivers by Administrative Agent119

11.6Administrative Agent’s Discretion; Binding Action119

11.7Headings; Exhibits and Schedules Incorporated120

11.8Governing Law; Forum120

11.9WAIVER OF TRIAL BY JURY120

11.10Notices120

11.11Severability122

11.12Preferences; Reinstatement122

11.13No Joint Venture or Partnership122

11.14Conflict; Construction; Counterparts123

11.15Estoppel Certificates123

11.15.1	Estoppel Certificates.123
11.15.2	Appraisals.123

11.16No Third Party Beneficiaries; Successors and Assigns124

11.17Sale of Loan and Securitization; Future Loan Modification124

11.17.1	Loan Modifications.124
11.17.2	Securitization. 125
11.17.3	Disclosure of Lease Information.125

11.18Subrogation of Lender126

11.19Appointment of Servicer and Delegation of Administrative Agent Responsibilities126

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11.19.1	Appointment and Replacement of Servicer126
11.19.2	Servicer Fees; Designation of Administrative Agent Responsibilities126

11.20Payment of Expenses.126

11.20.1	Payment of Administrative Agent’s and Lender’s Costs and Expenses127
11.20.2	Attorneys’ Fees References127
11.20.3	Fee Deposit.128

11.21Disclaimer Regarding Third Party Reports128

11.22Acceptance of Cures for Events of Default129

11.23No Mortgagee In Possession129

ARTICLE 12 LIMITATION ON LIABILITY129

12.1General Limitation on Liability129

12.2Loss Recourse Events130

12.3Springing Recourse Events132

12.4Limitation on Personal Liability134

ARTICLE 13 ADMINISTRATIVE AGENT134

13.1Appointment; Authorization and Definitions.134

13.2Reliance on Administrative Agent.135

13.3Powers.136

13.4Rights as a Lender.136

13.5Employment of Agents and Advisors.136

13.6No Responsibility for Loans, Recitals, Etc.137

13.7No Representations; Lender Credit Decisions.137

13.8No Relation.138

13.9Amendments Concerning Agency Functions.138

13.10No Third Party Beneficiary.139

13.11Co-Lender Agreement.139

13.12Modifications to This Article 13. 139

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13.13Conflicts139

EXHIBITS

Exhibit A	Form of Payment Notice

Exhibit B	Wire Instructions for Borrowers’ Operating Account

Exhibit C	Form of Tenant Estoppel

SCHEDULES

Schedule 1	List of Borrowers
Schedule 2	List of Individual Properties
Schedule 3 Schedule 4	Allocated Loan Amounts Allocated Loan Debt Service Payments
Schedule 5	List of Required Tenants
Schedule 6	Cross-Collateralized Borrowers
Schedule 7	Cross-Collateralized Properties
Schedule 8	Safe Harbor Lease Definition

Schedule 9	Rent Rolls
Schedule 10	Lease Matters
Schedule 11	Contracts, Brokerage Agreements and Commissions
Schedule 12 Schedule 13	Zoning Districts Post-Closing Obligations
Schedule 14	Open Violations

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

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LOAN AGREEMENT

This LOAN AGREEMENT (NY LOAN), is made as of August 5, 2022, by and among AIG ASSET MANAGEMENT (U.S.), LLC, a Delaware limited liability company, as Administrative Agent as provided herein, each of the parties hereto as a lender from time to time (such lenders and their respective successors and assigns, individually or collectively, as the context may require, “Lender”), and the parties set forth on Schedule 1 attached hereto (each individually, a “Borrower” and, collectively, the “Borrowers”).

RECITALS

A.

Borrowers desire to obtain from Lender a loan in the original aggregate principal amount of One Hundred Forty-Four Million Three Hundred Nine Thousand Seven Hundred Eighty and 00/100 Dollars ($144,309,780.00) (the “Loan”).

B.

Lender is unwilling to make the Loan unless Borrowers execute and deliver this Agreement, and Borrowers and Guarantor (as defined below) execute and deliver the other Loan Documents (as defined below) to which Borrowers and/or Guarantor are a party, which Loan Documents shall establish the terms and conditions of, and provide security for, the Secured Obligations (as defined below).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Borrowers, Administrative Agent and Lender hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1Definitions

.  For all purposes of this Agreement and each other Loan Document, (i) unless otherwise specified, all accounting terms have the meanings assigned to them in accordance with GAAP, (ii) the words “Dollars” or “dollars” and the symbols “$” shall mean and refer to the currency of the United States of America, (iii) the words “include”, “included,” “including”, “includes” and words of similar import shall be deemed to be followed by the words “without limitation”, and (iv) any requirement that a Person perform any covenant, obligation, promise, representation, warranty or other understanding shall be deemed to include a requirement that such Person pay all amounts necessary or required to perform such covenant, obligation, promise, representation, warranty or other understanding.  For all purposes of this Agreement:  (a) the capitalized terms defined in this Section 1.1 include the plural as well as the singular; (b) unless otherwise expressly set forth in this Agreement, “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, clause or other subdivision; (c) unless otherwise specified herein, all references to Sections, subsections, Articles, Exhibits or Schedules shall refer to the Sections, subsections, Articles, Exhibits and Schedules hereof; and (d) the following terms have the following meanings:

“Account Collateral” means, collectively, (i) all funds, money or cash from time to time on deposit in the Accounts, (ii) all of Borrowers’ right, title and interest in and to the Accounts and

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

such funds, (iii) all proceeds and all rights to payment from the Accounts and such funds and all interest accruing thereon, (iv) any dividends, certificates, instruments and securities or other “investment property” (as defined in the UCC), if any, representing such funds, (v) all claims, demands, general intangibles, choses in action and other rights or interests of Borrowers in respect of the Accounts and such funds, (vi) any increases, renewals, extensions, substitutions and replacements thereof, (vii) any funds held by Borrowers or any Property Manager or other agent of Borrowers that are required to be deposited into the Deposit Account pursuant to the terms of this Agreement or pursuant to the terms of any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, and (viii) all proceeds of the foregoing.

“Accounts” means, collectively, the Deposit Account, the Interim Deposit Account, the Excess Cash Subaccount, the Tax Reserve Account, the Insurance Reserve Account, the Excess Foreclosure Proceeds Reserve, any Capital Proceeds Account, the TI/Leasing Commissions/Capital Improvement Reserve Account and any other reserve, account or subaccount maintained by Servicer or Administrative Agent in accordance with the terms of this Agreement, and all other “accounts” (whether now owned or hereafter acquired) as defined in the UCC relating to the Property and/or the Secured Obligations.

“Additional Amounts” has the meaning set forth in Section 3.4.2(F).

“Additional Financing Offer” has the meaning set forth in Section 8.4.4.

“Additional Financing Term Sheet” has the meaning set forth in Section 8.4.5(D).

“Additional Financing Term Sheet Negotiation Period” has the meaning set forth in Section 8.4.5(D).

“Administrative Agent” means AIG Asset Management (U.S.), LLC, a Delaware limited liability company, in its capacity as administrative agent hereunder and under any of the Loan Documents, and any successor in such capacity.

“Affiliate” means, with respect to a specified Person, (i) a Person that Controls, is Controlled by or is under common Control with, the specified Person, (ii) any Person who is an officer (except for an officer whose position is solely as a result of such Person being an employee), director, partner, manager, member or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner, manager, employee, member or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, has an ownership interest in the specified Person (except to the extent that the ownership interest of such Person consists solely of publicly traded stock), (iv) any Person (excluding any entities whose stock is publicly traded) in which the specified Person has an ownership interest, (v) the spouse, issue, sibling, parent or grandparent of the specified Person, (vi) Guarantor, if the specified Person is any Borrower or any Borrower Owner Person, (vii) any Borrower, if the specified Person is Guarantor, any other Borrower or any Borrower Owner Person, (viii) each Borrower Owner Person, if the specified Person is any Borrower, Guarantor or any other Borrower Owner Person, and (ix) any Person that would constitute an Affiliate of any such Person described in clauses (i) through (viii) above.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Affiliate Guaranty (NY Borrowers)” means, that certain Affiliate Guaranty Agreement (NY Borrowers), dated as of the Closing Date by and among each of the Borrowers pursuant to which each Borrower guaranties the debt of each of the other Borrowers, which debt is evidenced by this Agreement and the other Loan Documents, as applicable.

“Affiliate Guaranty (Portfolio Borrowers)” means, that certain Affiliate Guaranty Agreement (Portfolio Borrowers), dated as of the Closing Date by and among each of the Borrowers and the Cross-Collateralized Borrowers pursuant to which each Borrower and Cross-Collateralized Borrower guaranties the debt of each of the other Borrowers and Cross-Collateralized Borrowers, which debt is evidenced by this Agreement, the other Loan Documents and the Cross-Collateralized Loan Documents, as applicable.

“Agreement” means this Loan Agreement (NY Loan), together with any Schedules and Exhibits hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Allocated Loan Amount” means the portion of the Principal Indebtedness allocated to each Individual Property as set forth opposite each such Individual Property on Schedule 3 attached hereto under the caption “Allocated Loan Amount”, and as such Allocated Loan Amount may be adjusted pursuant to the terms of this Agreement.

“Allocated Loan Debt Service Payments” means the portion of the Loan Debt Service Payments allocated to each Individual Property as set forth opposite each such Individual Property on Schedule 4 attached hereto under the caption “Allocated Loan Debt Service Payments” (as the same may be modified in connection with the release of any Individual Property pursuant to and in accordance with Section 8.6 or 8.7).

“Anti-Money Laundering Laws” has the meaning set forth in the definition of the term “Prohibited Person”.

“Applicable Interest Rate” means the Interest Rate, or if applicable pursuant to the terms of this Agreement or the other Loan Documents, the Default Rate.

“Appraisal” means an appraisal of the Property obtained by Administrative Agent at the sole cost and expense of Borrowers (subject to the terms of Section 11.15.2) that is (i) prepared by a Member of Appraisal Institute appraiser that is selected and engaged by Administrative Agent and is certified in the state where the Property is located and (ii) otherwise satisfactory in form and substance to Administrative Agent.

“Approved Accounting Principles” means GAAP (with respect to entities) (or such other accounting method approved by Administrative Agent in writing (with respect to individuals), consistently applied.

“Approved Budget” has the meaning set forth in Section 3.8.2(A).

“Approved Insurer” has the meaning set forth in Section 9.4.1.

“Approved Replacement Lease” has the meaning set forth in Section 7.1.13(E)(i).

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“Assignment of Leases and Rents” means each Assignment of Leases and Rents, dated as of the Closing Date, by the applicable Borrower to Administrative Agent for the benefit of Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Assignments of Leases and Rents” means, any two (2) or more Assignments of Leases and Rents or, as the context may require, all of the Assignments of Leases and Rents in respect of the Property.

“Available Liquidity” means the excess, if any, of (i) the market value of assets in the form of cash and other assets that are readily convertible to cash (including cash equivalents, obligations of the United States or any agency or instrumentality thereof that are supported by the full faith and credit of the United States, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, certificates of deposit issued by a commercial bank that has net assets of not less than One Billion Dollars ($1,000,000,000) and other liquid debt instruments that have a readily ascertainable cash value and are regularly traded in a recognized financial market), over (ii) total Liens affecting such cash and other assets (including contingent liabilities); provided that if Guarantor's direct or indirect equity interests in the Property or Borrowers consists, in whole or in part, of any securities or other liquid assets described in clause (i) of this definition, then the market value of such securities or other assets shall not be deemed to be included in the term “Available Liquidity”.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes, and all rules and regulations from time to time promulgated thereunder.

“Bankruptcy Law” means (i) the Bankruptcy Code and (ii) any similar federal, state or other law, rule or regulation relating to bankruptcy, insolvency, reorganization, debtors’ relief or creditors’ rights, whether now or hereinafter in effect.

“Borrower” and “Borrowers” have the meanings set forth in the introductory paragraph of this Agreement; provided, that, following the release of any Individual Property pursuant to Section 8.6, if any Borrower does not own any of the remaining Properties subject to the Lien of a First Mortgage, a Second Mortgage or a Third Mortgage, the terms “Borrower” and “Borrowers” shall exclude such Borrower.

“Borrower Control Persons” means (i) each Borrower, (ii) each Guarantor, (iii) Managing Member, (iv) GTJ GP, (v) GTJ REIT, and (vi) any other Person that Controls any of the Persons set forth in the preceding clauses (i), (ii), (iii), (iv) or (v) and any Person that is a managing member, manager, general partner or other Person that Controls such Controlling Person or intermediary.

“Borrower Funded Operating Shortfall” means the aggregate amount (as reflected in the applicable Reconciliation Report approved by Administrative Agent), if any, of Permitted Operating Expense Deviations that were funded not out of disbursements into the Borrowers’ Operating Account from the Deposit Account, but by Borrowers out of other amounts in the Borrowers’ Operating Account or otherwise during the applicable Reconciliation Period, provided, however, without limiting the obligations of Guarantor under the Guaranty Agreement and the Environmental Indemnity Agreement, nothing set forth herein shall require any owner or principal

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of any Borrower or any other Person to make any capital contribution or other contribution of cash or assets to fund such shortfall.

“Borrower Owner Persons” means (i) each Borrower, (ii) each Guarantor, (iii) Managing Member, (iv) GTJ GP, (v) GTJ REIT, (vi) any Person that is a Borrower Control Person, and (vii) any other Person that owns, directly or indirectly, through one or more intermediaries, any interest in any Person described in the preceding clause (i), (ii), (iii), (iv), (v) or (vi), or if the Person described in the preceding clause (i), (ii), (iii), (iv), (v) or (vi) is a trust, any trustee or any beneficiary of such trust.

“Borrowers’ Operating Account” means an account in Borrowers’ name and under Borrowers’ sole control.

“Budgeted Operating Expenses” means, for any period, the Operating Expenses budgeted for such period as set forth in the Approved Budget or Interim Budget, as applicable.

“Building Systems” means the central heating, ventilation, air conditioning, plumbing, electric, fire and life safety, telecommunications, mechanical, wiring, sprinkler, sewerage, water, elevator and other base building systems in the Improvements, and all other fixtures, equipment and appurtenance related thereto.

“Business Day” means any day other than a Saturday, Sunday or public holiday or the equivalent for banks generally under federal law or the laws of the State of New York.

“Capital Expenditures” means expenditures with respect to the Property that are, or would be if incurred, capitalized under GAAP.  For the avoidance of doubt, Capital Expenditures include Tenant Improvement Costs and Leasing Commissions.

“Capital Improvement Costs” has the meaning set forth in Section 4.3.3.

“Capital Improvements” has the meaning set forth in Section 4.3.3.

“Capital Proceeds” means all casualty insurance proceeds (excluding business or rental loss insurance proceeds), condemnation awards and similar compensation (including proceeds from settlements of actual, potential or threatened insurance and condemnation claims) relating to or in respect of all or any part of the Property.

“Capital Proceeds Account” means any account in which Administrative Agent or Servicer holds any Capital Proceeds deposited with Administrative Agent or Servicer pursuant to Section 7.1.5.

“Cash Flow” means the amount of all collected and available funds deposited into the Deposit Account (excluding any Capital Proceeds and excluding checks that have not yet cleared), during any particular period of time, less the minimum amount of funds (if any) that the depository bank at which the Deposit Account is maintained requires to be retained on deposit at all times in the Deposit Account in order to avoid closing such Deposit Account.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Cash Management Event” means that a Default, an Event of Default or a DSCR Cash Management Event has occurred.

“Cash Management Period” means any period following the occurrence of a Cash Management Event and prior to the occurrence of a Return Event.

“Cash Management Period Waterfall” means the order and priority of distribution of Cash Flow set forth in Section 3.4.2.

“Casualty/Condemnation Release” has the meaning set forth in Section 8.7.

“Chattels” means, collectively, whether now owned or hereafter acquired, all goods (including all “Goods” as defined in the UCC), fixtures (including all “Fixtures” as defined in the UCC), inventory (including all “Inventory” as defined in the UCC), equipment (including all “Equipment” as defined in the UCC), building and other materials, supplies, and other tangible personal property of every nature (but excluding (i) all chattels, trade fixtures and personal property of Tenants under Leases that are not and do not become the property of Borrowers under such Leases and (ii) all personal property leased or licensed by Borrowers pursuant to equipment leases, license agreements or other agreements with third parties), used, intended for use, or reasonably required in the construction, development, operation or maintenance of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Co-Lender 1” means American General Life Insurance Company, a Texas corporation.

“Co-Lender 1 Note” means that certain Promissory Note (AGLIC NY Loan), dated as of the Closing Date, made by Borrowers payable to the order of Co-Lender 1 in the original principal amount of Sixty-One Million Eight Hundred Thirty-Six Thousand Seven Hundred Forty and 73/100 Dollars ($61,836,740.73), as the same may be amended, restated, supplemented, extended, consolidated, split, severed, replaced (whether by one or more replacement notes) or otherwise modified from time to time (including in connection with a Loan Modification effectuated pursuant to this Agreement).

“Co-Lender 1 TF1B Note” means that certain Promissory Note (AGLIC – TF1B NY Loan), dated as of the Closing Date, made by Borrowers payable to the order of Co-Lender 1 in the original principal amount of Twelve Million Eight Hundred Twenty-Nine Thousand One Hundred Thirty-Nine and 44/100 Dollars ($12,829,139.44), as the same may be amended, restated, supplemented, extended, consolidated, split, severed, replaced (whether by one or more replacement notes) or otherwise modified from time to time (including in connection with a Loan Modification effectuated pursuant to this Agreement).

“Co-Lender 2” means The Variable Annuity Life Insurance Company, a Texas corporation.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Co-Lender 2 Note” means that certain Promissory Note (VALIC NY Loan), dated as of the Closing Date, made by Borrowers payable to the order of Co-Lender 2 in the original principal amount of Forty-Eight Million Ninety-Eight Thousand Four Hundred Forty-Nine and 68/100 Dollars ($48,098,449.68), as the same may be amended, restated, supplemented, extended, consolidated, split, severed, replaced (whether by one or more replacement notes) or otherwise modified from time to time (including in connection with a Loan Modification effectuated pursuant to this Agreement).

“Co-Lender 3” means The United States Life Insurance Company in the City of New York, a New York corporation.

“Co-Lender 3 Note” means that certain Promissory Note (USLIC – Fortitude NY Loan), dated as of the Closing Date, made by Borrowers payable to the order of Co-Lender 3 in the original principal amount of Twenty-One Million Five Hundred Forty-Five Thousand Four Hundred Fifty and 15/100 Dollars ($21,545,450.15), as the same may be amended, restated, supplemented, extended, consolidated, split, severed, replaced (whether by one or more replacement notes) or otherwise modified from time to time (including in connection with a Loan Modification effectuated pursuant to this Agreement).

“Co-Lender Agreement” has the meaning set forth in Section 13.11.

“Collateral” means, collectively, the Property, the Chattels and the Intangible Personalty.

“Contracts” means, collectively, all contracts and agreements (including all amendments, modifications, supplements, side letters and guaranties with respect thereto) entered into by or on behalf of any Borrower in connection with the use, maintenance, furnishing, equipping, ownership, operation or management of the Property or other Collateral, including any Property Management Agreement, any Listing Agreement  and any and all contracts, licenses, permits, warranties and approvals for and in respect of the Property or other Collateral, but excluding the Leases.

“Control” means, with respect to any Person, either (i) ownership, directly or indirectly, of greater than fifty percent (50%) of the ownership interests in such Person or (ii) the possession, directly or indirectly through one or more intermediaries, of the power to direct (or cause the direction of) the management, activities and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, subject only to customary major decision rights.  Notwithstanding the foregoing, for purposes of Section 7.1.14 (Prohibited Persons; Economic Sanctions; Anti-Money Laundering; Corporate Transparency Act), Article 8 (Transfers) and the definition of “Prohibited Person”, and for purposes of the Organizational Certificate, the term “Control” shall mean, with respect to any Person, the possession, directly or indirectly through one or more intermediaries, of the power to direct (or cause the direction of) the management, activities and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, subject only to customary major decision rights.  This definition is to be construed to apply equally to variations of the word “Control” including “Controlled”, “Controlling” or “Controlled by”.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Corporate Transparency Act” means the Corporate Transparency Act (expected to be codified at 31 U.S.C. § 5336) and the regulations promulgated thereunder or any substitute or similar legislative or statutory requirement, each as amended from time to time.

“Cross-Collateralized Borrowers” means, individually or collectively as the context requires, the Person(s) identified on Schedule 6 attached hereto.

“Cross-Collateralized Loan” means that certain loan evidenced the Cross-Collateralized Loan Documents.

“Cross-Collateralized Loan Agreement” means that certain Loan Agreement (CT/NJ Loan), dated as of the Closing Date, among the Cross-Collateralized Borrowers, Administrative Agent and Lender, as the same may be amended, restated, modified and/or supplemented from time to time.

“Cross-Collateralized Loan Documents” means, collectively, the Cross-Collateralized Notes, the Cross-Collateralized Loan Agreement and each of the other “Loan Documents” as such term is defined in the Cross-Collateralized Loan Agreement.

“Cross-Collateralized Mortgages” means, each of the “Security Instruments” as such term is defined in the Cross-Collateralized Loan Agreement.

“Cross-Collateralized Notes” means, each of the “Notes” as such term is defined in the Cross-Collateralized Loan Agreement.

“Cross-Collateralized Permitted Additional Financing” has the meaning set forth in Section 8.4.3(C).

“Cross-Collateralized Portfolio” means, all of the real properties identified on Schedule 7 attached hereto together with any improvements and personality located thereon or owned in respect thereof.

“Cut-Off Date” means (1) two (2) Business Days prior to the Disbursement Date during any Non-Cash Management Period, and (2) the twenty-fifth (25th) day of each calendar month during any Cash Management Period.

“DACA Conversion” has the meaning set forth in Section 3.9.

“Debt Service Coverage Ratio” means, with respect to each Individual Property, the ratio, as reasonably determined by Administrative Agent as of any date of determination, of (i) Net Operating Income for the immediately preceding twelve (12) calendar month period, to (ii) the aggregate amount of (x) the annual Allocated Loan Debt Service Payments applicable to such Individual Property and due under the Loan Documents and (y) the debt service payments due in respect of all indebtedness secured or to be secured by a Lien on all or any portion of such Individual Property or any direct or indirect interest in the applicable Borrower, in each case, for the next twelve (12) calendar month period.  Debt Service Coverage Ratio shall be calculated on a cash flow basis.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Default” means any matter, event or circumstance that, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Default Rate” means the greatest of (i) twelve percent (12%) per annum, (ii) a per annum rate equal to four percent (4%) over the prime rate published in The Wall Street Journal on the first Business Day of each month and (iii) a per annum rate equal to five percent (5%) over the Interest Rate; provided, however, that such rate shall not exceed the maximum permitted by applicable Legal Requirements.  If The Wall Street Journal is no longer published or no longer publishes such prime rate, then Administrative Agent shall select a comparable reference.

“Default Return Event” means that Borrowers shall have cured the outstanding Default or all of the outstanding Defaults that gave rise to the applicable Cash Management Event.

“Deposit Account” means a separate deposit account segregated from all other accounts of Administrative Agent, Lender or Servicer to be used for the purposes more particularly described in Article 3 hereof.

“Disbursement Date” means (1) during any Non-Cash Management Period, the first Business Day of each calendar week, and (2) during any Cash Management Period, the first Business Day of each calendar month, or such other day as determined by Administrative Agent.

“Disbursement Request” means a written request for the disbursement of funds from the applicable Account delivered by Borrowers to Administrative Agent and including all of the applicable items required by the terms of this Agreement.

“DSCR Cash Management Event” means that, as of any date of determination, either (i) the Portfolio Debt Service Coverage Ratio is less than 1.2 to 1.0, or (ii) Administrative Agent determines, in Administrative Agent’s reasonable discretion, that the Portfolio Debt Service Coverage Ratio will be less than 1.2 to 1.0 within the twelve (12) month period following such date of determination, based upon Administrative Agent’s projection of Portfolio Net Operating Income during such twelve (12) month period.

“DSCR Return Event” means that, as of any date of determination, (i) the Portfolio Debt Service Coverage Ratio is greater than or equal to 1.2 to 1.0 for each of the two (2) previous consecutive calendar quarters and (ii) Administrative Agent has received satisfactory evidence that such Portfolio Debt Service Coverage Ratio will be maintained for the succeeding twelve (12) consecutive calendar months.

“Embargoed Person” has the meaning set forth in Section 7.1.14(B).

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement (NY Loan), dated as of the Closing Date, made by Borrowers and Guarantor to Administrative Agent for the benefit of Lender, as the same may be amended, restated, supplemented, reaffirmed, replaced or otherwise modified from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Event of Default” has the meaning set forth in Section 10.1.

“Excess Cash Subaccount” means an account into which Cash Flow remaining on each Disbursement Date after application pursuant to the Cash Management Period Waterfall shall be deposited, which account may, at Administrative Agent’s election, be established on a ledger or book-entry basis within the Deposit Account, and not as a separate account.

“Excess Foreclosure Proceeds” has the meaning set forth in Section 4.4.2.

“Excess Foreclosure Proceeds Collateral” has the meaning set forth in Section 4.4.3.

“Excess Foreclosure Proceeds Reserve” has the meaning set forth in Section 4.4.1.

“Executive Order” has the meaning set forth in the definition of the term “Prohibited Person”.

“Existing Purchase Options” means, collectively, the purchase options in respect of certain portions of the Property contained in (i) that certain Lease of Unimproved Property dated October 15, 1988 by and between Liberty 412 Fairview Park Drive LLC, successor in interest to The Coca-Cola Bottling Company of New York, Inc. and WU/LH 412 Fairview Park L.L.C., successor in interest to Baker Properties Limited partnership, as amended by that certain First Amendment dated March 8, 1999, as further amended by that certain Second Amendment  dated July 12, 1999, as further amended by that certain Third Amendment dated November 12, 1999, as further amended by that certain Forth Amendment dated February 11, 2000, as further amended by that certain Fifth Amendment dated April 24, 2000, as further amended by that certain Sixth Amendment dated May 24, 2000, as further amended by that Seventh Addendum dated September 1, 2000, and as further amended by that certain Commencement Certificate dated September 14, 2000 and (ii) that certain Ground Lease dated as of March 11, 1997 between Baker Properties, a Connecticut limited partnership and MCI Telecommunications Corporation, a Delaware corporation, as amended by that certain Confidentiality Agreement dated as of March 20, 1997, as further amended by that certain Commencement Date Statement dated as of September 16, 1997, as further amended by that certain Memorandum of Lease dated as of October 22, 1997, as further amended by that certain Notice of Lease Renewal dated as of December 16, 2015, as further amended by that certain Assignment and Assumption of Lease dated as of May 1, 2017, and as further amended by that certain Extension Agreement dated as of November 29, 2021.

“Fee Deposit” has the meaning set forth in Section 11.20.3.

“Final Accrual Period Interest” has the meaning set forth in Section 2.3.2.

“FinCEN” means the U.S. Department of Treasury Financial Crimes Enforcement Network.

“First Mortgage” means, with respect to each Individual Property, the Amended and Restated Mortgage, Consolidation, Extension, Spreader and Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of the Closing Date, encumbering such Individual Property, from the applicable Borrower in favor of Administrative Agent for the benefit of Lender, as any of the same may be amended, restated, supplemented and/or

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

modified from time to time.  “First Mortgages” means, any two (2) or more First Mortgages or, as the context may require, all of the First Mortgages in respect of the Property.

“Full Replacement Cost” means the cost of replacing the Improvements (together with all appurtenances and betterments) in compliance with all Legal Requirements, without deduction for physical depreciation thereof, following any casualty or other damage to the Property, as determined by an Appraisal.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means (i) the government of (a) the United States of America or any state, commonwealth, county, city or other political subdivision of any of the foregoing, or (b) any other jurisdiction in which any Borrower, Guarantor, any Borrower Control Person, Administrative Agent, Lender or any Affiliate of the foregoing Persons conducts all or any portion of its business, (ii) any government that asserts jurisdiction over any properties of any of the foregoing Persons, or (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Gross Revenue” means, with respect to each Individual Property, all payments and other revenues (exclusive, however, of any payments attributable to sales taxes) received by or on behalf of (or paid to third parties at the direction of) the applicable Borrower from all sources related to the ownership or operation of any Individual Property, including prepaid or other rents, parking fees, licensing fees, Termination Fees and other fees, income, receipts, revenues, issues, profits, advances, oil and gas or other mineral royalties and bonuses, interest, security deposits (to the extent that such security deposits are applied to obligations of the applicable Tenant or are no longer subject to being returned to the applicable Tenant), business or rental loss insurance proceeds, operating expense pass-through revenues, direct expense reimbursements, common area maintenance charges, refunds, rebates and reimbursements (other than by Administrative Agent or Lender) of any Operating Expenses, including Property Impositions, or Capital Expenditures related to such Individual Property previously paid (excluding amounts required to be returned to Tenants), Capital Proceeds, payments received by or on behalf of the applicable Borrower as compensation or as settlement of claims or litigation, and payments under an indemnity or other similar matters with respect to the applicable Borrower or such Individual Property, in each case, for the relevant period for which the calculation of Gross Revenue is being made.

“GTJ GP” means, GTJ GP, LLC, a Maryland limited liability company.

“GTJ Realty” means GTJ Realty, LP, a Delaware limited partnership.

“GTJ REIT” means, GTJ REIT, Inc., a Maryland real estate investment trust.

“Guarantor” means GTJ REIT or any replacement Guarantor that replaces such Person in accordance with Section 7.1.15 or Section 8.5.

“Guaranty Agreement” means that certain Guaranty Agreement (Non-Recourse Carveout) (NY Loan), dated as of the Closing Date, made by Guarantor to Administrative Agent for the

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

benefit of Lender, as the same may be amended, restated, supplemented, reaffirmed, replaced or otherwise modified from time to time.

“Improvements” has the meaning, with respect to an Individual Property, set forth in the applicable First Mortgage encumbering such Individual Property.

“Indebtedness” means, as of the date of any determination thereof, (i) all indebtedness for borrowed money or purchase money financing, (ii) all indebtedness evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all payment obligations under any interest rate protection agreements, currency swaps or similar agreements (if any), and (v) all other indebtedness.

“Indemnified Parties” means, collectively, Administrative Agent, Lender, any prior owner or holder of any Note, the Servicer and any existing or prior servicer of the Loan, any trustee under the First Mortgages, the Second Mortgages or the Third Mortgages, each Affiliate of the foregoing Persons and the legal representatives, successors and assigns of each of the foregoing Persons.

“Independent Manager” means an individual who has prior experience as an independent manager, independent director or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by Administrative Agent, in each case that is not an Affiliate of the Borrowers and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager of the Borrowers and/or Managing Member and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(i)

a member, partner, equityholder, manager, director, officer or employee of the Borrowers and/or Managing Member or any of their equityholders or Affiliates (other than as an Independent Manager of the Borrowers, Managing Member or an Affiliate of the Borrowers or Managing Member that does not own a direct or indirect ownership interest in the Borrowers or Managing Member and that is required by a creditor to be a single-purpose entity, provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);

(ii)

a creditor, supplier or service provider (including provider of professional services) to the Borrowers or Managing Member or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Borrowers, Managing Member or any of their Affiliates in the ordinary course of its business);

(iii)	a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

(iv)	a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

“Individual Property” has the meaning set forth in the definition of “Property”.

“Initial Additional Financing Term Sheet” has the meaning set forth in Section 8.4.5(C).

“Initial TI/Leasing Commissions/Capital Improvement Reserve Funds” has the meaning set forth in Section 4.3.1

“Insurance Reserve Account” means any reserve account or subaccount (including any subaccount established on a ledger or book-entry basis within another account, and not as a separate account) in which Administrative Agent or Servicer holds the deposits for insurance premiums made pursuant to Section 4.2.

“Intangible Personalty” has the meaning, with respect to an Individual Property, set forth in the applicable First Mortgage encumbering such Individual Property.

“Intellectual Property” has the meaning, with respect to an Individual Property, set forth in the applicable First Mortgage encumbering such Individual Property.

“Intercreditor Agreement” has the meaning set forth in Section 8.4.3(H).

“Interest Rate” has the meaning forth in Section 2.2.1.

“Interim Budget” has the meaning set forth in Section 3.8.2(A).

“Interim Deposit Account” has the meaning set forth in Section 3.1.3.

“Land” has the meaning, with respect to an Individual Property, set forth in the applicable First Mortgage encumbering such Individual Property.

“Landmark Pledgees” means, collectively, (i) Landmark Portfolio Mezz LLC, a New York limited liability company, and (ii) Landmark Tower Debt Parent LLC, a New York limited liability company.

“Lease Approval Deliveries” has the meaning set forth in Section 7.1.13(C).

“Leases” means any and all present and future leases, subleases, licenses or other use and occupancy agreements (including all amendments, modifications, supplements, side letters and guaranties with respect thereto) under the terms of which any Person other than any Borrower has or acquires any right to occupy or use the Property, or any part thereof, excluding utility and other easements that are Permitted Encumbrances.

“Leasing Commissions” means any leasing commissions incurred under any leasing, brokerage or agency agreement in connection with any Lease.

“Legal Requirements” means all present and future federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

injunctions imposed by any Governmental Authority (including all building, zoning and other land use laws and regulations, Environmental Laws (as defined in the Environmental Indemnity Agreement), ecological laws, the Americans with Disability Act of 1990 (as amended from time to time, and any successor statute or statutes, and all rules and regulations from time to time promulgated thereunder) and all other laws or requirements regarding access for persons with disabilities), and all Permits relating thereto, and all public or private covenants, agreements, restrictions and encumbrances contained in any Property Record Agreements or other instruments at any time in force affecting the Property or any part thereof (entered into with any Governmental Authority or any other third party).

“Lender” has the meaning set forth in the introductory paragraph of this Agreement.

“Lien” means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, security interest, or any other encumbrance or charge, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and any Mechanic’s Liens and other similar liens and encumbrances, in each case regardless of whether the same is subordinate to the lien(s) created by the First Mortgages, the Second Mortgages, the Third Mortgages, this Agreement or any other Loan Document.

“Liquidity Deposit” has the meaning set forth in Section 7.1.16.

“Listing Agreement” has the meaning set forth in Section 7.1.10(B).

“Loan” has the meaning set forth in the Recitals.

“Loan Debt Service Payments” means the regularly scheduled payments of principal and/or interest, as applicable, required to be paid hereunder and under the Notes during each month or during any other specified period, as applicable.

“Loan Documents” means this Agreement, the Notes, the First Mortgages, the Second Mortgages, the Environmental Indemnity Agreement, the Guaranty Agreement, the Affiliate Guaranty (NY Borrowers), the Assignments of Leases and Rents, the Pledge and Security Agreement, the Organizational Certificate, any Subordination of Property Management Agreement, any Subordination of Listing Agreement, the UCC-1 Financing Statements and all other agreements, instruments, certificates and documents (other than the organizational documents of any Borrower or any of any Borrower’s Affiliates) executed or delivered by any Borrower, Guarantor and/or any of their respective Affiliates in connection with the Secured Obligations or otherwise in connection with the Transactions.  The term “Loan Documents” also includes all amendments, restatements, modifications, supplements, extensions, renewals, reaffirmations and replacements of each document referred to above. The term “Loan Documents” expressly excludes the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages and the Cross-Collateralized Loan Documents.

“Loan Modification” has the meaning set forth in Section 11.17.

“Lockout Expiration Date” has the meaning set forth in Section 2.3.1.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Losses” means, collectively, all actual losses from claims, suits, liabilities, administrative and judicial actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, and litigation costs of whatever kind or nature (including actual out-of-pocket attorneys’ fees and all other actual out-of-pocket costs of defense). The liability of Borrowers in respect of such “losses” shall be limited to actual losses and shall not include any claims for special, indirect, exemplary or consequential damages except to the extent Administrative Agent and/or Lender are required to make payment therefor to a third party or such damages are prescribed by applicable law.

“Managing Member” means GTJ Realty, LP, a Delaware limited partnership.

“Maturity Date” means September 1, 2032.

“Maximum TI/Leasing Commissions/Capital Improvement Reserve Amount” has the meaning set forth in Section 4.3.2.

“Mechanic’s Lien” means any Lien filed by (or on behalf of) any contractor, materialman or other Person in connection with any work performed, or services or materials provided, with respect to the Property or any portion thereof, in each case regardless of whether the same is subordinate to the Lien(s) created by the First Mortgages, the Second Mortgages, the Third Mortgages, this Agreement or any other Loan Document.

“Minimum Guarantor Available Liquidity Requirement” means Guarantor has an aggregate Available Liquidity of not less than Three Million Five Hundred Thousand Dollars ($3,500,000.00).  For the purposes of this definition, so long as GTJ REIT is the Guarantor,  the term “Guarantor” shall be deemed to include the following entities to the extent GTJ REIT retains an ownership interest in such entities: Wu/LH 466 Bridgeport L.L.C., Wu/LH 950 Bridgeport L.L.C., Wu/LH 15 Progress L.L,C, Wu/LH 103 Fairview Park L.L.C., Wu/LH 404 Fieldcrest L.L.C., Wu/LH 300 American L.L.C., Wu/LH 500 American L.L.C., GWL 110 Old County LLC, GWL Windsor Land LLC, GWL Borden LLC, GWL 20 East Halsey LLC, GWL 4 Corporate LLC, GWL 8 Corporate LLC, GWL 11 Constitution LLC, GWL 21 Constitution LLC, GWL 25 Corporate LLC, GWL 1110 Centennial LLC, GWL 606 Cozine LLC, GWL 300 McIntire LLC, GWL 1938 Olney LLC,  GWL 201 Neelytown LLC,  GWL 625 Wortman LLC (each a Delaware limited liability company), 23-85 87th Street, LLC, a New York limited liability company, and 612 Wortman Avenue, LLC, a New York limited liability company.

“Minimum Guarantor Financial Requirement” means, collectively, (i) the Minimum Guarantor Available Liquidity Requirement and (ii) the Minimum Guarantor Net Worth Requirement.

“Minimum Guarantor Net Worth Requirement” means Guarantor has an aggregate Net Worth of not less than Fifty Million Dollars ($50,000,000.00).  For the purposes of this definition, so long as GTJ REIT is the Guarantor,  the term “Guarantor” shall be deemed to include the following entities to the extent GTJ REIT retains an ownership interest in such entities: Wu/LH 466 Bridgeport L.L.C., Wu/LH 950 Bridgeport L.L.C., Wu/LH 15 Progress L.L,C, Wu/LH 103 Fairview Park L.L.C., Wu/LH 404 Fieldcrest L.L.C., Wu/LH 300 American L.L.C., Wu/LH 500 American L.L.C., GWL 110 Old County LLC, GWL Windsor Land LLC, GWL Borden LLC,

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

GWL 20 East Halsey LLC, GWL 4 Corporate LLC, GWL 8 Corporate LLC, GWL 11 Constitution LLC, GWL 21 Constitution LLC, GWL 25 Corporate LLC, GWL 1110 Centennial LLC, GWL 606 Cozine LLC, GWL 300 McIntire LLC, GWL 1938 Olney LLC,  GWL 201 Neelytown LLC,  GWL 625 Wortman LLC (each a Delaware limited liability company), 23-85 87th Street, LLC, a New York limited liability company, and 612 Wortman Avenue, LLC, a New York limited liability company.

“Monthly Impounds” means monthly amounts required to be deposited with Administrative Agent pursuant to Section 4.1 and Section 4.2.

“Monthly TI/Leasing Commissions/Capital Improvement Reserve Payment” has the meaning set forth in Section 4.3.1

“Net Operating Income” means all Gross Revenue, less Operating Expenses, as determined on a cash basis of accounting, in each case, as of the date of such calculation for the period in question (or if no such period is designated, in each case, for the twelve (12) calendar months immediately preceding the date of calculation); provided, however, for the purposes of calculating Net Operating Income:  (i) Operating Expenses shall be adjusted:  (A) to include (I) a management fee equal to the greater of the actual management fee for the Property or four percent (4.0%) of Gross Revenue generated by the Property, and (II) a tenant improvement, leasing commission, and capital improvement reserve equal to $0.75 per rentable square foot per year; (B) such that payments of Operating Expenses, including Property Impositions and insurance premiums, shall be spread out over the period during which such Operating Expenses accrued and shall be adjusted for any known future changes to any such Operating Expenses; (C) to exclude extraordinary or one-time items; and (D) such that any refunds or rebates to Operating Expenses shall be applied and credited against the applicable Operating Expenses for the period during which such Operating Expenses were incurred; and (ii) Gross Revenue shall be adjusted:  (A) such that any prepaid Gross Revenue and other prepayments received by or on behalf of Borrowers shall be spread out over the periods during which such Gross Revenue is earned or applied by or on behalf of Borrowers, as applicable; (B) such that security deposits shall not be included as Gross Revenue until duly earned or applied by or on behalf of Borrowers, as applicable; (C) to exclude loans, Capital Proceeds, contributions to capital and extraordinary or one-time items; and (D) to be calculated based on a lease-in-place analysis that reflects the then-current Leases in place as of the date of determination, in each case, as determined by Administrative Agent in accordance with Administrative Agent’s then-current standard underwriting criteria, consistently applied (but expressly excluding from such analysis any Lease in which (I) the Tenant thereunder is in default in the payment of base rent for thirty (30) days or more or there exists a material nonmonetary default under such Lease, (II) the Tenant thereunder is in bankruptcy or other similar insolvency proceeding, (III) there is a materially significant probability, as determined by Administrative Agent based upon reasonable third-party evidence, that the Tenant thereunder will file bankruptcy or seek protection from creditors in another similar insolvency proceeding, (IV) Intentionally Omitted, (V) the term remaining thereunder, not including any unexercised extension options, is equal to or less than six (6) months, or (VI) with respect to a retail Lease, the Tenant thereunder is no longer in occupancy or has otherwise “gone dark”).

“Net Worth” means, as of a given date with respect to any Person, the excess, if any, of (i) total assets of such Person (excluding the Property or any direct or indirect interest in the

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Property or Borrowers) over (ii) total liabilities (excluding contingent liabilities) of such Person, with the value of such Person’s partnership or member interest or other ownership in any partnership, limited liability company or other entity (each a “Property Owning Entity”) calculated by assuming a sale at fair market value of all assets of such Property Owning Entity and the distribution of the net proceeds in liquidation, calculated in the same manner and using the same accounting methods as were used in the financial statements of such Person delivered to Administrative Agent in connection with the closing of the Loan.

“New Borrower Party” has the meaning set forth in Section 8.3.2(H).

“Non-Cash Management Period” means any period of time during which a Cash Management Period does not exist.

“Non-Discretionary Expenses” means expenses any Borrower is required to pay (i) for Property Impositions, insurance premiums and utilities serving the Property or (ii) to avoid imminent danger to life or imminent damage to the Property, in each case, to the extent not included in the Approved Budget or Interim Budget, as applicable.

“Notes” means, collectively, the Co-Lender 1 Note, the Co-Lender 1 TF1B Note, the Co-Lender 2 Note, the Co-Lender 3 Note, and if applicable, each additional promissory note executed by Borrowers payable to the order of a Lender, as the same may be amended, restated, supplemented, extended, consolidated, split, severed, replaced (whether by one or more replacement notes) or otherwise modified from time to time (including in connection with a Loan Modification effectuated pursuant to this Agreement).

“O&M Program” has the meaning set forth in Section 7.1.4(E).

“OFAC” has the meaning set forth in the definition of the term “Prohibited Person”.

“OFAC Listed Person” has the meaning set forth in the definition of the term “Prohibited Person”.

“Operating Expenses” means, in the aggregate with respect to the Property during any period, all operating costs and expenses actually incurred by any Borrower and due and payable during such period in respect of the Property, including property management fees payable pursuant to any Property Management Agreement approved by Administrative Agent; provided that Operating Expenses shall not include the following:  (i) Capital Expenditures; (ii) depreciation and other income tax related bookkeeping entries that do not result in the payment of monies; (iii) amounts to be deposited into the Deposit Account pursuant to the terms of Section 3.2; (iv) Loan Debt Service Payments and other amounts due under the Loan Documents (including the amount of any and all Monthly Impounds); (v) refunds or credits actually paid by any Borrower to Tenants for overpayment of Property Impositions, insurance premiums or other expenses pursuant to the Leases; or (vi) any expenses related to operations of any Borrower or any Borrower Owner Person and not the Property, including asset management and similar fees. As the context may require, “Operating Expenses” means, the Operating Expenses from any Individual Property, any two (2) or more Individual Properties or all of the Property.

“Operating Expense Overpayment” has the meaning set forth in Section 3.8.1(C).

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Organizational Certificate” means the Certificate Concerning Governing Documents (NY Loan), dated as of the Closing Date, made by Borrowers and Guarantor to Administrative Agent for the benefit of Lender.

“Organizational Chart” means an organizational chart that sets forth each of the Persons that directly or indirectly own, manage or Control each Borrower and Guarantor, the percentage interests held by each such Person and the type of entity of each such Person that is an entity.

“PATRIOT Act” has the meaning set forth in the definition of the term “Prohibited Person”.

“Payment Date” means the first day of each calendar month, commencing on the first day of the second full calendar month following the Stub Interest Period through and including the first day of the calendar month immediately preceding the Maturity Date.  For the avoidance of doubt, the first Payment Date shall be October 1, 2022.

“Payment Notice” has the meaning set forth in Section 3.3.1.

“Permits” has the meaning, with respect to an Individual Property, set forth in the applicable First Mortgage encumbering such Individual Property.

“Permitted Additional Financing Conditions” has the meaning set forth in Section 8.4.3.

“Permitted Additional Financing” has the meaning set forth in Section 8.4.3.

“Permitted Additional Financing Notice” has the meaning set forth in Section 8.4.3(A).

“Permitted Alterations” means any one of the following: (i) non-structural alterations that do not affect any of the Building Systems or alter the function or utility of the Improvements (such as painting, landscaping, installing new floor coverings) having an aggregate cost (together with any related alterations) at any one time of not more than $150,000.00 per Individual Property; (ii) non-structural alterations that do not affect any of the Building Systems or alter the function or utility of the Improvements that are performed in connection with any tenant improvement work or other work required to be performed by Borrowers or permitted to be performed by the applicable Tenant pursuant to any Lease existing on the date hereof or entered into after the date hereof in accordance with this Agreement, so long as all such tenant improvement work or other work is reasonably detailed in such Lease; and (iii)  all alterations to be paid for by Capital Proceeds released to Borrowers in accordance with this Agreement.

“Permitted Encumbrances” means, with respect to any Borrower, (A) the matters set forth on the Exhibit B of the First Mortgages; (B)(i) liens for taxes, assessments or similar charges incurred in the ordinary course of business of any Borrower that are not yet delinquent and/or subject to any late fees or penalties; and (ii) liens in favor of Administrative Agent or Lender; and (C) any other matters consented to by Administrative Agent (in Administrative Agent’s sole and absolute discretion) in writing.

“Permitted Equipment Financing” has the meaning set forth in Section 8.4.1.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Permitted Indebtedness” means, (a) the Loan and (b) any Permitted Trade Payables and/or Permitted Equipment Financing that satisfies each of the applicable conditions set forth in Section 8.4.2.

“Permitted Mezzanine Borrower” means either of (x) the Persons holding 100% of the ownership interests in Managing Member at the time of the delivery of the Permitted Additional Financing Notice, or (y) a newly formed Single Purpose Entity that is formed for the sole purpose of holding 100% of the ownership interests in and to the Person that owns 100% of the ownership interests in and to each Borrower, and which Single Purpose Entity is owned 100% by Managing Member.

“Permitted Mezzanine Collateral” means either of (x) 100% of the ownership interests in and to Managing Member or (y) 100% of the ownership interest in and to a newly formed Single Purpose Entity that is formed for the sole purpose of holding 100% of the ownership interests in and to each Borrower, and which Single Purpose Entity is owned 100% by Managing Member.

“Permitted Operating Expense Deviations” has the meaning set forth in Section 3.8.2(B).

“Permitted Trade Payables” has the meaning set forth in Section 8.4.1.

“Permitted Transfer Conditions” has the meaning set forth in Section 8.3.2.

“Permitted Transfer Deposit” has the meaning set forth in Section 8.3.2(H).

“Permitted Transfer Notice” has the meaning set forth in Section 8.3.2(H).

“Person” means any individual, corporation, association, joint stock company, trust, business trust, partnership, joint venture, limited liability company, real estate investment trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity (whether incorporated or unincorporated).

“Pledge Collateral” has the meaning set forth in the Pledge and Security Agreement.

“Pledge and Security Agreement” means the Pledge and Security Agreement (NY Loan) of even date herewith executed by GTJ Realty in favor of Administrative Agent for the benefit of Lender, as the same may be modified, amended and/or supplemented from time to time.

“Pledge and Security Agreement Obligations” means collectively, the “Obligations” as defined in the Pledge and Security Agreement.

“Portfolio Debt Service Coverage Ratio” means the ratio, as reasonably determined by Administrative Agent as of any date of determination, of (i) the Portfolio Net Operating Income for the immediately preceding twelve (12) calendar month period, to (ii) the aggregate amount of (x) the annual Portfolio Loan Debt Service Payments due under the Loan Documents and the Cross-Collateralized Loan Documents and (y) the debt service payments due in respect of all indebtedness secured or to be secured by a lien on all or any portion of the Property, the Cross-Collateralized Portfolio or any direct or indirect interest in any Borrower or Cross-Collateralized

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Borrower, in each case, for the next twelve (12) calendar month period.  Portfolio Debt Service Coverage Ratio shall be calculated on a cash flow basis.

“Portfolio Gross Revenue” means, for any period, the aggregate amount of Gross Revenue generated by the Property and the Gross Revenue (as defined in the Cross-Collateralized Loan Agreement) generated by the Cross-Collateralized Portfolio.

“Portfolio Loan Debt Service Payments” means the regularly scheduled payments of principal and/or interest, as applicable, required to be paid (i) hereunder and under the Notes during each month or during any other specified period, as applicable, and (ii) under the Cross-Collateralized Loan Agreement and under the Cross-Collateralized Notes during each month or during any other specified period, as applicable.

“Portfolio Loan-to-Value Ratio” means the ratio, as determined by Administrative Agent, of (i) the aggregate principal balance of (a) the Principal Indebtedness and all undisbursed advances under the Notes, if any, and all other Indebtedness secured by Liens against all or any part of the Property, or against any of the direct or indirect ownership interests in one or more of the Borrowers, and (b) the Cross-Collateralized Notes and all other Indebtedness secured by liens or encumbrances against one or more of properties included in the Cross-Collateralized Portfolio or against the direct or indirect ownership interests in one or more of the Cross-Collateralized Borrowers, as of the date of determination, to (ii) the aggregate amount of (a) the fair market value of the Property and (b) the fair market value of the Cross-Collateralized Portfolio, in each case, as such fair market value is determined by Appraisals of the Property and the Cross-Collateralized Portfolio.

“Portfolio Net Operating Income” means all Portfolio Gross Revenue, less Portfolio Operating Expenses, as determined on a cash basis of accounting, in each case, as of the date of such calculation for the period in question (or if no such period is designated, in each case, for the twelve (12) calendar months immediately preceding the date of calculation); provided, however, for the purposes of calculating Portfolio Net Operating Income:  (i) Portfolio Operating Expenses shall be adjusted:  (A) to include (I) a management fee equal to the greater of the actual aggregate management fees for the Property and the Cross-Collateralized Portfolio or four percent (4.0%) of Portfolio Gross Revenue, and (II) a tenant improvement, leasing commission, and capital improvement reserve equal to $0.75 per rentable square foot per year; (B) such that payments of Portfolio Operating Expenses, including Property Impositions (as defined herein), Property Impositions (as defined in the Cross-Collateralized Loan Agreement), and insurance premiums, shall be spread out over the period during which such Portfolio Operating Expenses accrued and shall be adjusted for any known future changes to any such Portfolio Operating Expenses; (C) to exclude extraordinary or one-time items; and (D) such that any refunds or rebates to Portfolio Operating Expenses shall be applied and credited against the applicable Portfolio Operating Expenses for the period during which such Portfolio Operating Expenses were incurred; and (ii) Portfolio Gross Revenue shall be adjusted:  (A) such that any prepaid Portfolio Gross Revenue and other prepayments received by or on behalf of Borrowers or Cross Collateralized Borrowers shall be spread out over the periods during which such Portfolio Gross Revenue is earned or applied by or on behalf of Borrowers or Cross Collateralized Borrowers, as applicable; (B) such that security deposits shall not be included as Portfolio Gross Revenue until duly earned or applied by or on behalf of Borrowers or Cross Collateralized Borrowers, as applicable; (C) to exclude

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

loans, Capital Proceeds (as defined herein), Capital Proceeds (as defined in the Cross-Collateralized Loan Agreement), contributions to capital and extraordinary or one-time items; and (D) to be calculated based on a lease-in-place analysis that reflects the then-current Leases (as defined herein) and Leases (as defined in the Cross-Collateralized Loan Agreement) in place as of the date of determination, in each case, as determined by Administrative Agent in accordance with Administrative Agent’s then-current standard underwriting criteria, consistently applied (but expressly excluding from such analysis any Lease (as defined herein) or Lease (as defined in the Cross-Collateralized Loan Agreement) in which (I) the Tenant (as defined herein) or Tenant (as defined in the Cross-Collateralized Loan Agreement) thereunder is in default in the payment of base rent for thirty (30) days or more or there exists a material nonmonetary default under such Lease (as defined herein) or Lease (as defined in the Cross-Collateralized Loan Agreement), (II) the Tenant (as defined herein) or Tenant (as defined in the Cross-Collateralized Loan Agreement) thereunder is in bankruptcy or other similar insolvency proceeding, (III) there is a materially significant probability, as determined by Administrative Agent, that the Tenant (as defined herein) or Tenant (as defined in the Cross-Collateralized Loan Agreement) thereunder will file bankruptcy or seek protection from creditors in another similar insolvency proceeding, (IV) the Tenant (as defined herein) or Tenant (as defined in the Cross-Collateralized Loan Agreement) thereunder has six (6) months or more free or abated rent under its Lease (as defined herein) or Lease (as defined in the Cross-Collateralized Loan Agreement) and the amount of such free or abated rent is not in a reserve held by Administrative Agent or Lender, (V) the term remaining thereunder, not including any unexercised extension options, is equal to or less than six (6) months, or (VI) with respect to a retail Lease (as defined herein) or retail Lease (as defined in the Cross-Collateralized Loan Agreement), the Tenant (as defined herein) or Tenant (as defined in the Cross-Collateralized Loan Agreement) thereunder is no longer in occupancy or has otherwise “gone dark”).

“Portfolio Operating Expenses” means, in the aggregate with respect to the Property and the Cross-Collateralized Portfolio during any period, all operating costs and expenses actually incurred by Borrowers and Cross Collateralized Borrowers and due and payable during such period in respect of the Property and the Cross-Collateralized Portfolio, including property management fees payable pursuant to any Property Management Agreement (as defined herein) or Property Management Agreement (as defined in the Cross-Collateralized Loan Agreement) approved by Administrative Agent; provided that Portfolio Operating Expenses shall not include the following:  (i) Capital Expenditures (as defined herein) or Capital Expenditures (as defined in the ross-Collateralized Loan Agreement); (ii) depreciation and other income tax related bookkeeping entries that do not result in the payment of monies; (iii) amounts to be deposited into the Deposit Account pursuant to the terms of Section 3.2 hereof or into the Deposit Account (as defined in the Cross-Collateralized Loan Agreement) pursuant to the terms of Section 3.2 of the Cross-Collateralized Loan Agreement; (iv) Loan Debt Service Payments and other amounts due under the Loan Documents (including the amount of any and all Monthly Impounds) and any amounts due under the Cross-Collateralized Loan Documents; (v) refunds or credits actually paid by Borrowers or Cross Collateralized Borrowers to (a) Tenants (as defined herein) for overpayment of Property Impositions, insurance premiums or other expenses pursuant to the Leases or (b) Tenants (as defined in the Cross-Collateralized Loan Agreement) for overpayment of Property Impositions (as defined in the Cross-Collateralized Loan Agreement), insurance premiums or other expenses pursuant to the Leases (as defined in the Cross-Collateralized Loan Agreement); or (vi) any expenses related to operations of Borrowers, Cross Collateralized Borrowers or any Borrower Owner Person and not the Property or the Cross-Collateralized Portfolio, including asset

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

management and similar fees. As the context may require, “Portfolio Operating Expenses” means the Portfolio Operating Expenses from any Individual Property or any individual property in the Cross-Collateralized Portfolio, any two (2) or more Individual Properties or properties in the Cross-Collateralized Portfolio, or all of the Property and the Cross-Collateralized Portfolio.

“Present Value of the Loan” means, with respect to a prepayment of the Principal Indebtedness, the aggregate amount of all Loan Debt Service Payments remaining from the date of such prepayment to the Maturity Date, attributed to the amount being prepaid, discounted at the interest rate that, when compounded monthly, is equivalent to the Treasury Rate plus 0.25%, when compounded semi-annually.  If prepayment occurs on a date other than a regularly scheduled Payment Date, the actual number of days remaining from the prepayment date to the next Payment Date will be used to calculate such discount within such period.

“Principal” or “Principals” has the definition as set forth in Section 8.3.1(B) of this Agreement.

“Principal Indebtedness” means the aggregate principal amount of the Loan outstanding as of the date of determination.

“Prohibited Person” means:

(i)any Person that is identified on the list of Specially Designated Nationals and Blocked Persons, the list of Foreign Sanctions Evaders or the Sectorial Sanctions Identifications list (collectively, an “OFAC Listed Person”) published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), or is restricted from doing business under any statute (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “PATRIOT Act”), executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Annex thereto, collectively, the “Executive Order”), or other governmental action relating to terrorism financing, terrorism support and/or otherwise relating to terrorism;

(ii)any agent, department, or instrumentality of, or any Person otherwise beneficially owned by, Controlled by or acting on behalf of, directly or indirectly, (a) any OFAC Listed Person or (b) any Person that is the target of any sanctions programs administered and/or enforced by OFAC;

(iii)any Person that is otherwise blocked by or a target of United States economic sanctions;

(iv)any Person that (a) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), 18 U.S.C. §§ 1956 and 1957, the PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any United States economic sanctions violations, (b) to Borrowers’ actual knowledge after making due inquiry, is under investigation by any Governmental Authority for

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

possible violation of Anti-Money Laundering Laws or any United States economic sanctions violations, (c) has been assessed civil penalties under any Anti-Money Laundering Laws or any United States economic sanctions, or (d) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws;

(v)any Person that (a) is owned or Controlled by the government of any country or territory that is subject to United States sanctions (the “Sanctioned Countries”) (unless and until any such country or region ceases to be subject to United States sanctions, as evidenced by reference to OFAC’s online resource center (at https://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx) or similar source), (b) is located in any Sanctioned Countries, or (c) does business in or with any Sanctioned Countries; or

(vi)any Person that (a) is in violation of the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), (b) is in violation of the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, or (c) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or any statutes, laws or regulations referred to in this definition of “Prohibited Person”.

“Property” means, collectively, all of the properties listed on Schedule 2 (as more particularly described in the applicable First Mortgages) or any one or more of such properties as the context may require, excluding any Individual Property that is released pursuant to Section 8.6. Without limiting the foregoing, each individual Property is sometimes herein referred to as an “Individual Property” and all the Property collectively is sometimes herein referred to as the “Properties”.

“Property Impositions” means all taxes (or payments in lieu thereof), assessments (general or special) and similar governmental charges that may be levied or imposed at any time against the Property or other Collateral.

“Property Management Agreement” has the meaning set forth in Section 7.1.10(A).

“Property Manager” has the meaning set forth in Section 7.1.10(A).

“Property Record Agreement” means any reciprocal easement agreement, unilateral easement agreement, access agreement, right of way agreement or similar agreement affecting the Land or the Improvements, including any agreement of record that may (i) require construction, repairs, modifications, alterations or maintenance of the Improvements or any other portion of the Property or (ii) in any way limit the use and enjoyment of the Property.

“Protective Advance(s)” means any advance by Lender with respect to (i) the payment of any delinquent Property Impositions or insurance premiums owed with respect to the Property, (ii) except for any Permitted Encumbrances, the removal of any Lien on the Property or the defense of Borrowers’ or Lender’s title or interest thereto or the defense of the validity, enforceability, perfection or priority of the Liens granted pursuant to the Loan Documents, (iii) the preservation of the value of the Property, including payments of water, heating, gas, electric and other utility bills, (iv) the payment of amounts necessary to satisfy Borrowers’ obligations under any Leases or Contracts (including the payment of any Tenant Improvement Costs and Leasing Expenses),

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

and/or (v) the payment of any Capital Expenditures or any maintenance or repair costs and expenses that may be necessary or advisable to be incurred in connection with the Property.

“Qualified Mezzanine Lender” means any insurance company, bank, savings and loan association, trust company, commercial credit corporation, investment bank, pension fund, pension plan, pension advisory firm, mutual fund, government entity or plan, investment company, money management firm and sovereign wealth fund, as well as any real estate investment trust, investment fund, limited liability company, limited partnership or general partnership in which an entity that is otherwise a Qualified Mezzanine Lender acts as the general partner, managing member or fund manager thereof, that in each case, (A) such entity, or such entity’s general partner, managing member or fund manager (together with the Affiliates of such entity or such entity’s general partner, managing member or fund manager) has total assets (in name or under management) in excess of $750,000,000.00 and a combined capital and surplus and shareholder’s equity (or, in the case of an insurance company, policyholder surplus) of at least $225,000,000.00 (which total assets and shareholder’s equity or policyholder’s surplus, as applicable, shall be calculated based upon the total assets and combined capital and surplus and shareholder’s equity (or policyholder surplus, as applicable), with respect to all entities constituting a Qualified Mezzanine Lender in the aggregate, provided that each such entity individually satisfies its pro rata share of such minimum required total assets and combined capital and surplus and shareholder’s equity (or policyholder surplus, as applicable)), and (B) such entity is regularly engaged in the business of making or owning (or in the case of a fund advisor or manager, advising or managing with respect to a fund that is regularly engaged in the business of making or owning) and managing commercial mortgage or mezzanine real estate loans.

“Reconciliation Period” means the six (6) month period consisting of (i) the first (1st) and second (2nd) quarters of a calendar year and (ii) the third (3rd) and fourth (4th) quarters of a calendar year, as applicable.

“Reconciliation Report” means the report delivered by Borrowers to Administrative Agent during a Cash Management Period containing (i) a reconciliation of all actual Operating Expenses (including an itemization and reasonably detailed description of any and all Permitted Operating Expense Deviations) paid by Borrowers during the applicable Reconciliation Period, compared to (a) Budgeted Operating Expenses during such Reconciliation Period and (b) all disbursements for Operating Expenses made pursuant to Section 3.4.2(C) during such Reconciliation Period, and (ii) a reconciliation of actual Gross Revenue generated during such Reconciliation Period against (a) the projected Gross Revenue reflected in the Approved Budget, and (b) amounts actually remitted to the Deposit Account.

“REIT Board” means, collectively, the board of directors of GTJ REIT.

“REIT Distributions” has the meaning set forth in Section 3.4.2(I).

“Release Amount” has the meaning set forth in Section 8.6.1(E).

“Release Conditions” has the meaning set forth in Section 8.6.1.

“Release Date” has the meaning set forth in Section 8.6.1.

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“Release Lockout Date” means, the period commencing on the Closing Date and ending on September 1, 2025.

“Release Request” has the meaning set forth in Section 8.6.1(A).

“Released Property” has the meaning set forth in Section 8.6.1.

“Relevant Documents” has the meaning set forth in the Pledge and Security Agreement.

“Remaining Properties” has the meaning set forth in Section 8.6.1.

“Replacement Documents” has the meaning set forth in Section 9.1.8.

“Rent Roll” means a rent roll for an Individual Property in the form attached hereto as Schedule 9, or such other form as approved by Administrative Agent in writing prior to delivery thereof to Administrative Agent.

“Reporting Company” means each Borrower, Guarantor, each other Borrower Owner Person, and each of such Person’s direct or indirect managers, members, partners, shareholders, affiliates or controlling persons that are entities and are considered “Reporting Companies” as such term is defined in the Corporate Transparency Act.

“Required Insurance Policies” means the insurance policies that Borrowers are required to obtain and maintain pursuant to the terms of Article 9.

“Required Tenant” means (i) any of the Tenants identified on Schedule 5 and (ii) any other Tenant that occupies (in the aggregate, together with any Affiliates of such Tenant) 50,000 square feet or more of rentable space at the Property.

“Return Event” means the occurrence of the applicable Default Return Event or the DSCR Return Event with respect to any Cash Management Event that has occurred; provided that, notwithstanding anything to the contrary herein, no “Return Event” may occur (i) with respect to any Cash Management Event caused by an Event of Default, or (ii) if, during the applicable Cash Management Period, any additional Cash Management Event has occurred and is continuing, or (iii) if a Cash Management Period has commenced an aggregate of three (3) times.

“Right of First Refusal” has the meaning set forth in Section 8.4.4.

“Right of First Refusal Information and Materials” has the meaning set forth in Section 8.4.5(B).

“Right of First Refusal Initial Consideration Period” has the meaning set forth in in Section 8.4.5(C).

“Safe Harbor Lease” has the meaning set forth on Schedule 8 attached hereto.

“Sanctioned Countries” has the meaning set forth in the definition of “Prohibited Person”.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“Second Mortgage” means, with respect to each Individual Property, the Amended and Restated Second Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents or the Amended and Restated Collateral Second Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, as applicable, in each case, dated as of the Closing Date, securing the Affiliate Guaranty (NY Borrowers) and encumbering such Individual Property, from the applicable Borrower in favor of Administrative Agent for the benefit Lender, as the same may be amended, restated, supplemented and/or modified from time to time.  “Second Mortgages” means, two (2) or more Second Mortgages or, as the context may require, all of the Second Mortgages in respect of the Property.

“Second Mortgage Secured Obligations” means collectively, the “Secured Obligations” as defined in each Second Mortgage.

“Secured Obligations” means the Principal Indebtedness and all interest accruing thereon, together with all other present and future obligations of Borrowers to Lender and Administrative Agent evidenced by or contained in the Notes, this Agreement and all other Loan Documents, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form, whether absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing, or that may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due under the Loan Documents, and/or are in any way secured by the Property or any other Collateral or Pledge Collateral now or hereafter provided to Lender as collateral for the Loan, including any Protective Advance. For the avoidance of doubt, the Secured Obligations specifically excludes any obligations of Borrowers under the Third Mortgages, the Affiliate Guaranty (Portfolio Borrowers), and the Cross-Collateralized Loan Documents.

“Securitization” has the meaning set forth in Section 11.17.

“Security Documents” means, the First Mortgages, the Second Mortgages, the Assignments of Leases and Rents, the Pledge and Security Agreement, the UCC-1 Financing Statement and such other documents as Borrowers may, from time to time, execute to secure the Secured Obligations under the Loan and the other Loan Documents.

“Security Instrument” means, with respect to each Individual Property, the applicable First Mortgage. “Security Instruments” means two (2) or more Security Instruments or, as the context may require, all of the Security Instruments in respect of the Property.

“Servicer” means the loan servicer selected and retained by Administrative Agent to perform servicing functions in respect of the Secured Obligations and to which Administrative Agent may delegate all or any portion of Administrative Agent’s responsibilities under this Agreement and the other Loan Documents.

“Single Purpose Entity” means a Person, other than an individual, that (i) is formed or organized solely for the purpose of holding, directly, an ownership interest in the applicable Individual Property, or any portion thereof, (ii) does not engage in any business other than the ownership, management and operation of the applicable Individual Property, (iii) does not have any (a) assets other than those related to its interest in the applicable Individual Property or (b)

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Indebtedness other than the Secured Obligations, any Permitted Indebtedness and the Affiliate Guaranty (Portfolio Borrowers), (iv) does not guarantee or otherwise become liable on, or in connection with, any obligation of any other Person (or acquire obligations or securities of its Affiliates) (other than in respect of the Affiliate Guaranty (Portfolio Borrowers) and the Affiliate Guaranty (NY Borrowers)), (v) does not enter into any contract or agreement with any Affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than an Affiliate, (vi) does not incur, create or assume any Indebtedness (except for the Secured Obligations and Permitted Indebtedness and in respect of the Affiliate Guaranty (Portfolio Borrowers) and the Affiliate Guaranty (NY Borrowers)), (vii) does not make any loans or advances to any other Person (including any Affiliate), (viii) subject to availability of funds from the operations of the applicable Individual Property, does not become insolvent or fail to pay its debts as the same become due (provided that nothing in this clause (viii) shall require any owner or principal of any Borrower or any other Person to make any capital contribution or other contribution of cash or assets to any Borrower), (ix) does not fail to conduct and operate its business in all material respects as presently conducted and operated, (x) does not fail to maintain its books, records, bank accounts and financial statements separately from those of such Person’s Affiliates, including its general partners or members, as may be applicable, (xi) does not fail at all times to hold itself out to the public as a legal entity separate and apart from any other Person (including any Affiliate (including any stockholder, partner, member, trustee, beneficiary, or other owner of any Borrower or any Affiliate of any such stockholder, partner, member, trustee, beneficiary, or other owner)), (xii) does not fail to file its own tax returns (except to the extent such Person is a disregarded entity and such Person consolidates its tax returns with the tax returns of the applicable regarded entity); (xiii) subject to availability of funds from the operations of the applicable Individual Property, does not fail to maintain adequate capital for its normal obligations, reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided that nothing in this clause (xiii) shall require any owner or principal of any Borrower or any other Person to make any capital contribution or other contribution of cash or assets to any Borrower), (xiv) does not commingle its assets with any Affiliate or any other Person, and does not otherwise fail to maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate (other than the other Borrowers or the Cross-Collateralized Borrowers) or any other Person, (xv) does not hold itself out to be responsible for the Indebtedness (other than with respect to each Borrower’s obligations under this Agreement and in respect of the Affiliate Guaranty (Portfolio Borrowers) and the Affiliate Guaranty (NY Borrowers)) of any other Person, (xvi) is subject to and complies with all of the limitations on powers set forth in the organizational documents of such Person (and the organizational documents of each general partner or managing member, as applicable, of such Person) as in effect on the Closing Date, and observes all applicable organizational formalities in all material respects, (xvii) holds all of its assets and conducts business in its own name, (xiii) utilizes its own letterhead, invoices and checks, (xix) holds title to its interest in the applicable Individual Property in its own name, (xx) allocates fairly and reasonably any overhead expenses that are shared with any Affiliate, including paying for office space and services performed by any employee of any Affiliate, (xxi) does not pledge its assets for the benefit of any other Person (other than Administrative Agent and/or Lender) (xxii) corrects any known misunderstandings regarding its separate identity, and (xxiii) has an operating or partnership agreement that provides that, until all of the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Secured Obligations have been paid in full, such Person shall not take or consent to any of the following actions:  the dissolution, liquidation, consolidation, merger or sale of all or substantially all of such Person’s assets, or any division of such Person into multiple entities or series pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or similar provision under the law of the applicable Person’s state of formation) or otherwise.

“SNDA” means any Subordination, Non-Disturbance and Attornment Agreement entered into in accordance with this Agreement or any of the other Loan Documents.

“State” means the state or commonwealth in which the Land is located.

“Stub Interest Period” means the period from and including the Closing Date through and including August 31, 2022.

“Subordination of Listing Agreement” means any Subordination of Listing Agreement entered into in accordance with Section 7.1.10, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subordination of Property Management Agreement” means any Subordination of Property Management Agreement entered into in accordance with Section 7.1.10, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Survey” means (i) the ALTA/ACSM survey of each Individual Property certified to Administrative Agent and Lender, and approved by Administrative Agent, on or prior to the Closing Date and referred to in the applicable Title Policy and (ii) any other ALTA/ACSM survey of the Property certified to Administrative Agent and Lender and prepared by a registered independent surveyor, containing the form of survey certification provided to Borrowers by Administrative Agent and in form and content satisfactory to Administrative Agent.

“Tax Reserve Account” means any reserve account or subaccount (including any subaccount established on a ledger or book-entry basis within another account, and not as a separate account) in which Administrative Agent or Servicer holds the deposits for Property Impositions made pursuant to Section 4.1.

“Tenant” means any party that is a “tenant”, “lessee”, “subtenant”, “licensee” or similar party under any Lease.

“Tenant Improvement Costs” means all non-recurring hard costs and typical and reasonable soft costs (such as space design costs, architect’s fees and legal fees) incurred with respect to any Tenant Improvements.

“Tenant Improvements” means the fixtures, equipment and improvements as part of the fit-out of and finishing of the applicable space demised (or to be demised) to a Tenant.

“Term Sheet” means the “Term Sheet for Fixed Rate Mortgage Loan”, prepared by Administrative Agent and accepted by Borrowers, Cross-Collateralized Borrowers and Guarantor, dated as of May 10, 2022, as the same may have been amended or extended, together with all exhibits and addenda thereto.

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“Termination Date” means, in respect of any Individual Property, the earliest of (i) the date that Borrowers tender to Administrative Agent or Administrative Agent’s designee a deed-in-lieu of foreclosure in respect of such Individual Property, subject to no title exceptions other than real estate taxes and assessments, the Permitted Encumbrances (as defined in the applicable First Mortgage) and such additional exceptions approved by Administrative Agent pursuant to the Loan Documents or which are otherwise acceptable to Administrative Agent in its reasonable discretion, together with such ancillary conveyances, releases and other documentation that are customarily delivered in connection with a deed-in-lieu of foreclosure transaction, all in form reasonably satisfactory to Administrative Agent, and such deed-in-lieu of foreclosure is accepted by Administrative Agent in its sole discretion, (ii) the date that Borrowers tender to Administrative Agent a stipulation to entry of judgment of foreclosure in respect of such Individual Property, and (iii) the date Administrative Agent, Lender, any Affiliate of Administrative Agent or Lender, or any other party takes title to such Individual Property in connection with a foreclosure of the applicable First Mortgage, Second Mortgage or Third Mortgage that encumbers such Individual Property.  If Borrowers elect to deliver a deed-in-lieu of foreclosure in respect of such Individual Property, Administrative Agent shall retain the right to determine whether to accept such deed-in-lieu of foreclosure or to proceed with foreclosure proceedings and, upon Administrative Agent making such election, Borrowers shall execute and deliver to Administrative Agent an appropriate deed-in-lieu of foreclosure and such ancillary conveyances, releases and other documentation that are customarily delivered in connection with a deed-in-lieu of foreclosure transaction in respect of the Individual Property, as Administrative Agent shall have elected; provided, however, that if Administrative Agent chooses to proceed with foreclosure proceedings in respect of such Individual Property, the Termination Date shall nonetheless be the earliest of the dates specified in clause (i), (ii) and (iii) above, provided further that if Borrowers thereafter fail to cooperate with Administrative Agent in respect of Administrative Agent’s exercise of any and all remedies available at law or in equity to Administrative Agent (including, without limitation, foreclosure), then the Termination Date shall be the earlier of the dates specified in clause (ii) or (iii) above.

“Termination Fees” has the meaning set forth in Section 7.1.13(E)(i).

“Third Mortgage” means, with respect to each Individual Property, the Amended and Restated Third Mortgage, Consolidation, Extension, Spreader and Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of the Closing Date, securing the Affiliate Guaranty (Portfolio Borrowers) and encumbering such Individual Property, from the applicable Borrower in favor of Administrative Agent for the benefit of Lender, as the same may be amended, restated, supplemented and/or modified from time to time.  “Third Mortgages” means, two (2) or more Third Mortgages or, as the context may require, all of the Third Mortgages in respect of the Property.

“Third Mortgage Secured Obligations” means collectively, the “Secured Obligations” as defined in each Third Mortgage.

“Third Party Reports” has the meaning set forth in Section 11.21.

“Threshold Amount” means One Million Dollars ($1,000,000).

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

“TI/Leasing Commissions/Capital Improvement Funds” has the meaning set forth in Section 4.3.1

“TI/Leasing Commissions/Capital Improvement Reserve Account” has the meaning set forth in Section 4.3.1

“Title Policy” means, collectively, one or more title insurance policies (i) insuring each First Mortgage as being a first and prior lien upon the applicable Individual Property, (ii) insuring each Second Mortgage as being a second lien upon the applicable Individual Property, (iii) insuring each Third Mortgage as being a third lien upon the applicable Individual Property, (iv) showing no encumbrances against the applicable Individual Property (whether junior or superior to the applicable First Mortgage, Second Mortgage and Third Mortgage) that are not acceptable to Administrative Agent other than Permitted Encumbrances, (v) with respect to the First Mortgages and the Second Mortgages, in the aggregate amount of the Loan, (vi) with respect to the Third Mortgages, in the aggregate amount secured by the Third Mortgages, and (vii) otherwise in form and content reasonably acceptable to Administrative Agent.

“Transactions” means the transactions contemplated by this Agreement and the other Loan Documents.

“Treasury Rate” means, with respect to a prepayment of the Principal Indebtedness, the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Administrative Agent on the prepayment date.  The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary.  In the event Release H.15 is no longer published, Administrative Agent shall select a comparable publication to determine the Treasury Rate.

“UCC” means, with respect to any Collateral, the Uniform Commercial Code as in effect from time to time in the jurisdiction in which such Collateral is located.

“UCC-1 Financing Statement” means each UCC-1 Financing Statement naming Administrative Agent as secured party and any Borrower as debtor that is filed or recorded (or required by Administrative Agent to be filed or recorded) as security for the Secured Obligations.

“VWU888, LLC” means VWU888, LLC, a New York limited liability company.

“Wu Transfer Conditions” has the meaning set forth in Section 8.3.3.

“Zee Bridge” means Zee Bridge Capital, LLC, a Delaware limited liability company.

ARTICLE 2

GENERAL LOAN TERMS

2.1Loan

.  Lender shall advance the Loan to Borrowers, and Borrowers shall borrow the Loan from Lender, in accordance with this Article 2 and in accordance with the other terms

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

and conditions of this Agreement and the other Loan Documents.  The Secured Obligations shall be due and payable in accordance with the terms, covenants and conditions of this Agreement and the Notes, which are hereby incorporated herein by reference as if set forth in full herein.  Amounts borrowed under the Loan Documents and repaid or prepaid may not be re borrowed.  The Secured Obligations shall be secured by the Security Documents and the other Loan Documents.  The obligation of Borrowers to pay the Principal Indebtedness, interest thereon and other amounts due under the Loan Documents shall be evidenced by the Notes, this Agreement and the other Loan Documents.

2.2Interest Rate and Loan Debt Service Payments

.

2.2.1Interest Rate

.  The Principal Indebtedness shall bear interest at the rate of four and sixty-three hundredths percent (4.63%) per annum (the “Interest Rate”), computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each; provided, however, interest for partial months (including the Stub Interest Period) shall be calculated by multiplying the Principal Indebtedness by the Interest Rate, dividing the product by three hundred sixty (360), and multiplying that result by the actual number of days elapsed during such period.

2.2.2Stub Interest Period

.  Interest only on the Principal Indebtedness shall be payable on the Closing Date, in advance, for the Stub Interest Period.

2.2.3Monthly Loan Debt Service Payments

.  Commencing on the first Payment Date and on each Payment Date thereafter through and including the Payment Date immediately preceding the Maturity Date, payments of interest only on the Principal Indebtedness shall be payable in arrears, in the amount of (i) $238,586.76  each under the Co-Lender 1 Note, (ii) $49,499.10 each under the Co-Lender 1 TF1B Note, (iii) $185,579.85 each under the Co-Lender 2 Note, and (iv) $83,129.53 each under the Co-Lender 3 Note.

2.2.4Amounts Due on Maturity Date

.  The entire Principal Indebtedness and all other amounts due under this Agreement and the other Loan Documents, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

2.3Prepayment

.

2.3.1Lockout Period

.  Borrowers shall have no right to prepay all or any part of the Principal Indebtedness before the Payment Date that is thirty-six (36) calendar months from and after the first day immediately following the Stub Interest Period (the “Lockout Expiration Date”).

2.3.2Voluntary Prepayment Conditions

.  At any time on or after the Lockout Expiration Date (but subject to clauses (i) and (ii) of this Section 2.3.2), Borrowers shall have the right to prepay the Principal Indebtedness (in whole, but not in part) and all other amounts due under this Agreement and the other Loan Documents, together with all accrued but unpaid interest thereon as of the date of prepayment, provided that (i) Borrowers give not less than thirty (30) days’ prior written notice to Administrative Agent of Borrowers’ election to make such prepayment, (ii) if such prepayment is not made on a

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Payment Date, Borrowers pay to Lender all interest that would be due and payable through the end of the interest period in which such prepayment occurs (the “Final Accrual Period Interest”), (iii) Borrowers pay a prepayment premium to Lender equal to the greater of (a) one percent (1%) of the Principal Indebtedness as of the date of prepayment or (b) the Present Value of the Loan (less the amount of Principal Indebtedness being prepaid, calculated as of the prepayment date), and (iv) the Cross-Collateralized Borrowers simultaneously prepay the Principal Indebtedness (as defined in the Cross-Collateralized Loan Agreement) (in whole, but not in part) and all other amounts due under the Cross-Collateralized Loan Agreement and the other Cross-Collateralized Loan Documents, together with all accrued but unpaid interest thereon as of the date of prepayment, in accordance with Section 2.3.2 of the Cross-Collateralized Loan Agreement. Any notice of prepayment delivered by Borrowers to Administrative Agent under this Section 2.3.2 may be revoked by delivery of written notice to Administrative Agent of such revocation at least ten (10) Business Days prior to the date of such prepayment (provided that (a) Borrowers may not revoke a prepayment notice more than two (2) times in any twelve (12) month period and (b) for each revocation of a prepayment notice after the second such revocation in any twelve (12) month period, Borrowers shall be required to pay to Administrative Agent an administrative review fee equal to Two Thousand Five Hundred Dollars ($2,500.00) and all costs and expenses incurred by Administrative Agent and Lender in connection with the applicable prepayment notice and the revocation thereof).  Lender shall not be obligated to accept any prepayment of the Principal Indebtedness unless such prepayment is accompanied by the applicable prepayment premium, the Final Accrual Period Interest, if any, and all other amounts due under this Agreement and the other Loan Documents, together with all accrued but unpaid interest thereon as of the date of prepayment.  Administrative Agent shall notify Borrowers of the amount and basis of determination of the prepayment premium.  Borrowers may prepay the Principal Indebtedness only on a Business Day.

2.3.3No Prepayment Premium Due

.  Notwithstanding the provisions of this Section 2.3, no prepayment premium shall be due in connection with (i) any involuntary prepayment due to the application by Administrative Agent of any Capital Proceeds to the Principal Indebtedness, provided that no Default or Event of Default exists at the time of such application of Capital Proceeds, (ii) a prepayment of all of the Secured Obligations that is made during the ninety (90) day period immediately preceding the Maturity Date, (iii) any prepayment of the Loan made in connection with the release of the Lien of the applicable First Mortgages, Second Mortgages, Third Mortgages and the other Loan Documents in respect of the 401 Fieldcrest Drive Property and the 412 Fairview Park Drive Property pursuant to and in accordance with Section 8.6, or (iv) any prepayment of the Loan made in connection with a Casualty/Condemnation Release in accordance with Section 8.7.

2.3.4No Partial Prepayments

.  In no event shall Borrowers be permitted to make any partial prepayments of the Principal Indebtedness, except for (i) the application by Administrative Agent of any Capital Proceeds to the Principal Indebtedness, (ii) in connection with payment to Lender of any Release Amount in respect of any Released Property pursuant to and in accordance with Section 8.6 or (iii) in connection with payment

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

to Lender of any Release Amount in respect of any Individual Property subject to a Casualty/Condemnation Release pursuant to and in accordance with Section 8.7.

2.3.5Involuntary Prepayment

.  If Administrative Agent on behalf of Lender accelerates the Secured Obligations during the existence of an Event of Default, then in addition to Borrowers’ obligation to pay the Principal Indebtedness, all accrued but unpaid interest thereon and any other amounts due under this Agreement and the other Loan Documents, Borrowers shall pay to Lender an additional amount equal to the prepayment premium that would be due to Lender if Borrowers were voluntarily prepaying all of the Secured Obligations at the time that such acceleration occurred, or if such acceleration occurs during the Lockout Period, Borrowers shall pay to Lender a prepayment premium equal to the greater of (i) five percent (5%) of Principal Indebtedness and (ii) one hundred fifty percent (150%) of the highest prepayment premium set forth herein, calculated as of the date of such acceleration as if prepayment were permitted on such date.

2.3.6No Reinvestment Obligations

.  Lender shall not be obligated to actually reinvest the amount prepaid in any United States Treasury obligations (or otherwise) as a condition precedent to receiving any prepayment premium or for any other reason.

2.3.7Waiver

of Prepayment Right Without Premium.  Except as otherwise expressly permitted hereunder, Borrowers hereby expressly waive any right that Borrowers may have under Legal Requirements to prepay the Loan, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date, and agrees that, except as otherwise expressly permitted hereunder, if for any reason a prepayment of all or any part of the Secured Obligations is made, whether voluntarily or following any acceleration of the Maturity Date by Administrative Agent on behalf of Lender on account of the existence of any Event of Default arising for any reason, including as a result of any prohibited or restricted transfer, further encumbrance or disposition of the Property or any part thereof, then Borrowers shall be obligated to pay, concurrently with such prepayment, the prepayment premium provided for herein (including, in the event of acceleration at any time that prepayment is not permitted pursuant to the Loan Documents, the prepayment premium as set forth in Section 2.3.5).  Borrowers hereby declare that Lender’s agreement to make the Loan at the interest rate and for the term set forth herein constitutes adequate consideration, given individual weight by Borrowers, for this waiver and agreement.

2.4Late Charges

; Grace Period.

2.4.1Late Charge Amounts

.  In addition to interest as set forth herein, Borrowers shall pay to Administrative Agent a late charge equal to four percent (4%) of any amounts due hereunder in the event that any such amount is not paid when due, except for the Principal Indebtedness due upon the Maturity Date (whether by acceleration or otherwise); provided, however, that, such late charge shall be charged only one time in respect of each such late payment.

2.4.2Grace Period

.  Notwithstanding the provisions of Section 2.4.1, in any period of twelve (12) consecutive months, there shall be a single grace period of not more than five (5) days for any one (1) Loan Debt Service Payment if such Loan Debt Service

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Payment is not made on the applicable Payment Date, and no late charge (and no interest in addition to the regularly scheduled interest payable at the Interest Rate) shall be required with respect to such one (1) Loan Debt Service Payment if such Loan Debt Service Payment is made by Borrowers on or prior to the expiration of such grace period; provided that, if the expiration date of such five (5) day grace period is not a Business Day, then such grace period shall expire on the preceding Business Day.

2.5Default Rate Accrual on Amounts Owed

.  If any Event of Default shall occur, then during the continuance of such Event of Default, interest shall accrue on the Principal Indebtedness (and on all accrued but unpaid interest thereon and on any other amounts due under this Agreement and the other Loan Documents) at the Default Rate.  Without limiting the foregoing terms of this Section 2.5, (i) if Borrowers fail to pay any Loan Debt Service Payments or other amounts payable under this Agreement or any other Loan Document on the due date therefor (including the payment of the Principal Indebtedness on the Maturity Date, by acceleration or otherwise), then, subject to Section 2.4.2, interest shall accrue on the entire Principal Indebtedness (and all accrued but unpaid interest thereon and any other amounts due under this Agreement and the other Loan Documents) at the Default Rate from the due date of such payment until the date that such amount is actually paid to Lender by Borrowers, and (ii) any Protective Advance or any other out-of-pocket payments made or expenses (including actual out-of-pocket attorneys’ fees) incurred by Administrative Agent or Lender in connection with Administrative Agent’s or Lender’s (or their respective agent’s) performance of Borrowers’ obligations or the exercise of Administrative Agent’s and/or Lender’s rights and remedies under this Agreement or any other Loan Document shall accrue interest thereon at the Default Rate from the date that any such Protective Advance or payment is made by Administrative Agent and/or Lender, or the date that such expense is actually paid by Administrative Agent and/or Lender, as applicable, until the date that such amounts (together with the applicable interest thereon at the Default Rate) are actually paid to Administrative Agent or Lender by Borrowers, and shall be part of the Secured Obligations.

2.6Application of Payments

.

2.6.1Application of Payments If No Event of Default Exists

.  So long as no Event of Default exists, except as otherwise expressly set forth herein, Administrative Agent shall apply all payments made to Administrative Agent and Lender by or on behalf of Borrowers in the following order:  (i) first, to the payment of late charges, if any; (ii) second, to the payment of prepayment premiums, if any; (iii) third, to the repayment of any Protective Advances and any other costs and expenses incurred by Administrative Agent and/or Lender in accordance with the Loan Documents (together with interest thereon at the Default Rate from the date of advance until repaid), if any; (iv) fourth, to the payment of accrued and unpaid interest on the Principal Indebtedness (at the Applicable Interest Rate) and to other amounts due and payable under this Agreement and the other Loan Documents (other than the Principal Indebtedness), if any; and (v) fifth, to the reduction of the Principal Indebtedness.

2.6.2Application of Payments During Event of Default

.  Notwithstanding the foregoing terms of Section 2.6.1 or anything to the contrary in this Agreement or the other Loan Documents, for so long as any Event of Default is continuing, Administrative Agent shall have the continuing exclusive right to apply any payments received by Administrative

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Agent and/or Lender from or on behalf of Borrowers, and any funds held by Administrative Agent or Servicer pursuant to the terms of Article 3 or the other terms of this Agreement or the other Loan Documents (including any funds held in any Account and the proceeds of any letter of credit held by Administrative Agent as security for the Secured Obligations) as Administrative Agent may elect against the Secured Obligations of Borrowers in such order of priority or in such allocations as Administrative Agent may determine.

2.7Method and Place of Payment to Administrative Agent

.  Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to Administrative Agent not later than 2:00 P.M. New York time, on the date when due and shall be made by electronic funds transfer from a bank account established and maintained by Borrowers for such purpose in immediately available funds in lawful money of the United States of America.  Any funds received by Administrative Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.  For the purposes of this Section 2.7, no payment or prepayment under this Agreement shall be deemed to be received by Administrative Agent unless and until such payment or prepayment is available to Administrative Agent in the account designated by Administrative Agent for such payment or prepayment.  Whenever any payment to be made under the Notes, this Agreement or any of the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment may be made on the immediately succeeding Business Day.  All payments made by Borrowers under this Agreement or the other Loan Documents shall be made without setoff, counterclaim or deduction of any kind and shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.  Borrowers shall verbally verify all payment instructions before transmitting any payment or prepayment of funds by wire transfer or other means of payment.

2.8Usury Savings Clause

.  It is expressly stipulated and agreed to be the intent of Borrowers and Administrative Agent at all times to comply with all applicable Legal Requirements governing the highest lawful interest rate.  If any applicable Legal Requirement is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Secured Obligations, or if acceleration of the maturity of the Notes, any prepayment by Borrowers, or any other circumstance whatsoever, results in Borrowers having paid any interest in excess of that permitted by any applicable Legal Requirement, then it is the express intent of Borrowers, Administrative Agent and Lender that all excess amounts theretofore collected by Administrative Agent and/or Lender be credited to the Principal Indebtedness (or, at Administrative Agent’s option, paid over to Borrowers), and the provisions of this Agreement and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with all applicable Legal Requirements, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.  The right to accelerate maturity of the Notes does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Administrative Agent and Lender do not intend to collect any unearned interest in the event of acceleration.  All sums paid or agreed to be paid to Administrative Agent or Lender for the use, forbearance or detention of the Secured Obligations shall, to the extent permitted by applicable

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Legal Requirements, be amortized, prorated, allocated and spread throughout the full term of such Secured Obligations until payment in full so that the rate or amount of interest on account of such Secured Obligations does not exceed the maximum rate or amount of interest permitted under any Legal Requirements.

2.9Release of Collateral

.  Upon indefeasible payment and performance (in full) of all of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations (other than any such obligations that survive repayment of the Loan), Administrative Agent shall, at the request of Borrowers and at the sole cost and expense of Borrowers, release or cause to be released all Liens with respect to all Collateral (or, at Borrowers’ request, assign such Liens with respect to all or certain Collateral as Borrowers may request), in each case, pursuant to documentation in form and substance satisfactory to Administrative Agent.

ARTICLE 3

CASH MANAGEMENT

3.1Establishment of Accounts

.

3.1.1Deposit Account.

  Following the first occurrence of a Cash Management Event, Administrative Agent shall establish (or cause Servicer to establish) the Deposit Account.  Administrative Agent shall be permitted to transfer funds in the Deposit Account to other accounts or sub accounts from time to time, including accounts with one or more different depository banks used by Administrative Agent or Servicer, and such additional accounts or sub accounts shall constitute a part of the Deposit Account for the purposes of this Agreement. The wiring instructions for the Deposit Account will be provided to Borrowers following the establishment thereof following the first occurrence of a Cash Management Event, and may be amended by Administrative Agent from time to time by reasonable, advance written notice to Borrowers.

3.1.2Excess Cash Subaccount.

  Following the first occurrence of a Cash Management Event, Administrative Agent may establish (or cause Servicer to establish) the Excess Cash Subaccount.

3.1.3Interim Deposit Account.

  Notwithstanding the foregoing terms of Section 3.1.1, if the Deposit Account has not been established (or is not active) as of the first occurrence of a Cash Management Event, then from the first occurrence of a Cash Management Event until the Deposit Account has been established and activated, Administrative Agent may require that all Gross Revenue be delivered into another account or sub-account (such account or sub-account, the “Interim Deposit Account”).  Notwithstanding anything to the contrary in this Agreement, the funds in such Interim Deposit Account may be commingled with other monies held by Administrative Agent or Servicer.  Not later than the date that is five (5) Business Days following the establishment and activation of the Deposit Account, Administrative Agent shall transfer into the Deposit Account any Gross Revenue deposited into the Interim Deposit Account during such interim period (to the extent not previously disbursed in accordance with this Section 3.1).

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

3.1.4Borrowers’ Operating Account.

Borrowers have established the Borrowers’ Operating Account.  Borrowers shall maintain the Borrowers’ Operating Account until satisfaction of all of the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations.  Wiring instructions for Borrowers’ Operating Account are attached hereto as Exhibit B (as may be amended by Borrowers from time to time following reasonable, advance written notice to Administrative Agent and Servicer).

3.2Deposit of Gross Revenue

.  Following the first occurrence of a Cash Management Event, (i) Borrowers shall deliver, or cause the Tenants and/or the Property Manager to deliver, Gross Revenue to the Deposit Account (or the Interim Deposit Account, as directed by Administrative Agent) pursuant to the terms of this Section 3.2 and (ii) if Borrowers receive, directly or indirectly, through Property Manager or any other Person, any cash, checks or other payments from any Tenant or other Person in payment of Gross Revenue, Borrowers shall endorse (if applicable) and deposit the same (or cause the same to be deposited) into the Deposit Account (or the Interim Deposit Account, as directed by Administrative Agent) not later than two (2) Business Days following such receipt.

3.3Payment Notices

.

3.3.1Delivery of Payment Notices.

Not later than five (5) Business Days following the first occurrence of a Cash Management Event, Borrowers shall deliver, or cause to be delivered, to all then-existing Tenants executed notice letters in the form annexed hereto as Exhibit A (each such written notice, a “Payment Notice”).  Not later than five (5) Business Days following the execution of any Lease following the first occurrence of a Cash Management Event, Borrowers shall deliver, or cause to be delivered, a Payment Notice to the Tenant under such Lease.

3.3.2Third Party Instructions and Authorizations.

  Borrowers shall not give any payment instructions to any Tenant, Property Manager or other Person that are inconsistent with the requirements of this Article 3 or with any Payment Notices delivered to such Person.  Payment Notices shall be deemed sufficient authorization for any Tenant, Property Manager or other Person to make all payments of Gross Revenue directly to the Deposit Account, and each such Tenant, Property Manager or other Person shall be entitled to rely on such Payment Notices in making such payments and shall have no liability to Borrowers for any Gross Revenue duly and punctually paid to the Deposit Account in accordance with the terms of such Tenant’s Lease or other agreement with Borrowers.

3.4Application of Cash Flow

.

3.4.1Application of Cash Flow During a Non-Cash Management Period.

  Subject to the terms of Section 5.1.4, on each Disbursement Date following the first occurrence of a Cash Management Event and during any Non-Cash Management Period, Administrative Agent shall (or shall cause Servicer to) allocate, disburse and/or retain, as applicable, Cash Flow then on deposit in the Deposit Account determined as of the Cut Off Date immediately preceding such Disbursement Date, in the following order and priority:  (i) to

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Servicer in payment of any fees and expenses incurred by Administrative Agent, Lender and Servicer pursuant to Section 11.20; and (ii) to the Borrowers’ Operating Account.

3.4.2Application of Cash Flow During a Cash Management Period.

Subject to the terms of Section 5.1.4, on each Disbursement Date during a Cash Management Period, Administrative Agent, at Administrative Agent’s sole option, may (or may cause Servicer to) immediately cease disbursing Cash Flow pursuant to Section 3.4.1 and commence allocating, disbursing and/or retaining, as applicable, Cash Flow then on deposit in the Deposit Account, determined as of the Cut‑Off Date immediately preceding such Disbursement Date, in the following order and priority:

A.to Servicer in payment of any fees and expenses incurred by Administrative Agent, Lender and Servicer pursuant to Section 11.20;

B.to Administrative Agent, or Administrative Agent’s account, in payment of the Monthly Impounds;

C.to the Borrowers’ Operating Account to pay Operating Expenses, in an amount equal to Budgeted Operating Expenses for the calendar month in which the applicable Disbursement Date occurs (less any Operating Expense Overpayment that Administrative Agent is permitted to deduct from such amounts pursuant to Section 3.8.1(C)); provided that such Budgeted Operating Expenses are not included within any of the other disbursements previously listed in this Section 3.4.2;

D.if approved by Administrative Agent pursuant to the provisions of Section 3.5 below, to the Borrowers’ Operating Account in an amount for Capital Expenditures, which amount has been submitted by Borrowers to Administrative Agent in a Disbursement Request as may be approved by Administrative Agent, in whole or in part, in accordance with the terms of such Section 3.5.2;

E.to the Borrowers’ Operating Account, in an amount equal to any Borrower Funded Operating Shortfall, but only to the extent such Borrower Funded Operating Shortfall has not previously been disbursed to Borrowers;

F.to Administrative Agent, or Administrative Agent’s account (in each case for the benefit of Lender), in payment of any late charges, interest at the Default Rate and other sums then due and payable, or previously due but unpaid, under this Agreement or the other Loan Documents (other than Loan Debt Service Payments and Monthly Impounds) and to repayment of any Protective Advances or other advances, costs, expenses or other payments (other than the Loan Debt Service Payments and the Monthly Impounds) owing by Borrowers to Administrative Agent and Lender under this Agreement or the other Loan Documents (collectively, the “Additional Amounts”);

G.to Administrative Agent, or Administrative Agent’s account (in each case for the benefit of Lender), in payment of Loan Debt Service Payments then due and payable;

H.to Servicer for required reserve amounts pursuant to Section 4.3;

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

I.provided that (i) the applicable Cash Management Event is caused solely by a DSCR Triggering Event and no other Cash Management Event then-exists, and (ii) there exists no Default or Event of Default under this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages or the Cross-Collateralized Loan Documents, to Borrowers, for the sole purpose of making distributions to the shareholders of Guarantor in order to maintain the qualification of Guarantor as a real estate investment trust under the provisions of Sections 856, et seq. of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “REIT Distributions”) (for the avoidance of doubt, Guarantor is guaranteeing the amount of any losses, damages and costs suffered by Administrative Agent and/or Lender as a result of Borrowers’ making any REIT Distributions in accordance with this Section 3.4.2(I), pursuant to and in accordance with this Agreement and the Guaranty Agreement; provided, however, in no event shall the amount of any such liability exceed the amount of such REIT Distributions distributed to Borrower under this Section 3.4.2(I); and

J.the balance, if any, to the Excess Cash Subaccount.

3.4.3Return Events.

  Not later than the later of (i) five (5) Business Days following the occurrence of all applicable Return Events and (ii) the first Disbursement Date following the occurrence of all applicable Return Events, Administrative Agent shall (or shall cause Servicer to) (a) disburse all funds then on deposit in the Excess Cash Subaccount to the Deposit Account and (b) resume disbursing Cash Flow pursuant to Section 3.4.1.

3.5Disbursement of Excess Cash Subaccount Funds.

3.5.1During and Following a Cash Management Period.

  Subsequent to each Disbursement Date, all funds (if any) remaining in the Excess Cash Subaccount shall remain as security for the full and timely payment and performance of the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations until such time as (i) Administrative Agent shall (or shall cause Servicer to) resume disbursing Cash Flow pursuant to Section 3.4.1 or (ii) the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations have been fully satisfied in cash, at which time the balance of the funds, if any, in the Deposit Account and the Excess Cash Subaccount shall be disbursed to Borrowers.

3.5.2Capital Expenditures Disbursements.

  During a Cash Management Period, if any funds are then available in the Excess Cash Subaccount, and Borrowers desire to request that all or any portion of such funds be used to pay Capital Expenditures, then Borrowers shall deliver a Disbursement Request to Administrative Agent, at which time Administrative Agent will inform Borrowers of Administrative Agent’s then-existing and customary draw request requirements and conditions that need to be complied with by Borrowers in connection with such Disbursement Request and, upon compliance therewith by Borrowers, Administrative Agent will review, process, approve and/or disapprove, in whole or in part, Borrowers’ Disbursement Request in accordance with such requirements and conditions; provided that Administrative Agent may deny any such Disbursement

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Request in Administrative Agent’s sole discretion.  Without limiting the foregoing, disbursements under this Section 3.5.2 shall additionally be subject to Borrowers satisfying the applicable terms and conditions for such disbursements set forth in Section 4.3.

3.6Capital Proceeds.

  Notwithstanding the foregoing terms of this Article 3, all Capital Proceeds delivered to Administrative Agent or Servicer shall be held and disbursed pursuant to Section 7.1.5.

3.7Sufficiency of Funds

.  During any Cash Management Period in which Cash Flow is disbursed pursuant to the Cash Management Period Waterfall:

3.7.1Insufficient Cash Flow.

  Borrowers shall be obligated to pay (with Borrowers’ own funds) all Additional Amounts, Loan Debt Service Payments, Monthly Impounds and/or other amounts due under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, if the amount of Cash Flow available in the Deposit Account and allocable to such amounts are insufficient to pay the same as and when the same become due (provided, however, without limiting the obligations of Guarantor under the Guaranty Agreement and the Environmental Indemnity Agreement, nothing set forth herein shall require any owner or principal of any Borrower or any other Person to make any capital contribution or other contribution of cash or assets to Borrower); or

3.7.2Sufficient Cash Flow.

  On any Disbursement Date, if the amount of Cash Flow available in the Deposit Account shall be sufficient to pay, and are available and allocable from the Deposit Account pursuant to the Cash Management Period Waterfall to pay, all Additional Amounts, Loan Debt Service Payments, Monthly Impounds and/or other amounts due under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages on such Disbursement Date (in each case, following the payment of all amounts required to be paid prior to the payment of such amounts pursuant to the Cash Management Period Waterfall), then such circumstance shall constitute timely performance of Borrowers’ obligations to make the applicable required payments of such amounts on such Disbursement Date.

3.8Additional Reporting and Budget Requirements.

3.8.1Reconciliation Reports

.

A.During any Cash Management Period, within thirty (30) calendar days after the end of each Reconciliation Period or partial Reconciliation Period with respect to the first Reconciliation Period ending after the occurrence of the applicable Cash Management Event, Borrowers shall prepare and deliver to Administrative Agent and Servicer for Administrative Agent’s approval, a Reconciliation Report, certified as true and correct by an officer of Borrowers.  Each Reconciliation Report shall be accompanied by: (i) a certification by Borrowers that all actual Operating Expenses paid by Borrowers during such Reconciliation Period were either in respect of Budgeted Operating Expenses or Permitted Operating Expense Deviations; and (ii) upon Administrative Agent’s request, invoices or other evidence reasonably satisfactory to Administrative Agent evidencing the

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

actual Operating Expenses (including any Permitted Operating Expense Deviations) paid by Borrowers during such Reconciliation Period.  Within thirty (30) calendar days after receipt thereof, Administrative Agent shall either approve or disapprove such Reconciliation Report.

B.If Administrative Agent approves the Reconciliation Report delivered by Borrowers pursuant to the terms of Section 3.8.1(A), then on the first Disbursement Date after Administrative Agent’s approval of such Reconciliation Report, any Borrower Funded Operating Shortfall shall be disbursed to the Borrowers’ Operating Account out of Cash Flow available for disbursement (if any) pursuant to Section 3.4.2.

C.If Administrative Agent approves the Reconciliation Report delivered by Borrowers pursuant to the terms of Section 3.8.1(A), then if applicable, Borrowers shall deposit into the Deposit Account (using Borrowers’ own funds and not any Gross Revenue) the amount (as reflected in such Reconciliation Report or as otherwise determined by Administrative Agent) by which all disbursements made pursuant to Section 3.4.2(C) during such Reconciliation Period exceeded the Budgeted Operating Expenses and Permitted Operating Expense Deviations paid during such Reconciliation Period (an “Operating Expense Overpayment”) no later than thirty (30) days following Administrative Agent’s written notice to Borrowers.  If Borrowers fail to deposit the Operating Expense Overpayment into the Deposit Account within such thirty (30) day period, Administrative Agent may deduct the amount of the Operating Expense Overpayment from any amounts that would otherwise be disbursed to Borrowers pursuant to Section 3.4.2(C) or Section 3.4.2(E).

3.8.2Budgets

.

A.Within thirty (30) days following any Cash Management Event and, subsequent thereto, on or before December 1st of each calendar year, Borrowers shall deliver to Administrative Agent a proposed revenue and expense budget for each Individual Property for the immediately succeeding calendar year (or for the remaining portion of the then-current calendar year, as applicable, when referring to the initial budget to be submitted in connection with Administrative Agent’s demand above).  Such budget shall set forth Borrowers’ projection of Gross Revenue, Operating Expenses and Capital Expenditures for the applicable calendar year (or portion thereof with respect to the first budget).  All budgets shall be subject to Administrative Agent’s reasonable approval.  Administrative Agent shall approve or disapprove a proposed budget submitted by Borrowers within thirty (30) days after Administrative Agent’s receipt thereof.  Once a proposed budget has been reviewed and approved by Administrative Agent, and Borrowers have made all reasonable revisions requested by Administrative Agent, if any, the revised budget shall be delivered to Administrative Agent and shall thereafter become the budget for the applicable Individual Property hereunder (the “Approved Budget”) for the applicable calendar year.  If Borrowers and Administrative Agent are unable to agree upon an Approved Budget for any calendar year (or portion thereof, as applicable), the Approved Budget for the applicable Individual Property for the preceding calendar year shall be considered the interim approved budget (the “Interim Budget”) for the applicable Individual Property for the subject calendar year (or portion thereof, as applicable) until

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Borrowers and Administrative Agent agree upon an Approved Budget for such calendar year (or portion thereof, as applicable); provided that the following adjustments shall be made to the previous calendar year’s Approved Budget for purposes of determining the Interim Budget for the current calendar year (or portion thereof) before Administrative Agent and Borrowers agree upon the Approved Budget for the current calendar year (or portion thereof):  (i) rent payable by Tenants pursuant to Leases shall be included in the Interim Budget in the amounts required from the Tenants pursuant to their Leases, (ii) property management fees shall be included in the Interim Budget in the same percentage of rents as in the previous year, (iii) extraordinary items such as, but not limited to, special assessments that do not require continuing payments shall be excluded, (iv) Non-Discretionary Expenses shall be included in the Interim Budget in the actual amounts incurred during the last calendar year (excluding any such Non-Discretionary Expenses incurred pursuant to clause (ii) of the definition thereof that do not require continuing payments), and (v) Capital Expenditures shall not be included in the Interim Budget except to the extent that Borrowers have previously committed to pay such Capital Expenditures (as verified by Administrative Agent) and Administrative Agent has previously approved such Capital Expenditures, or portions thereof, in writing.  In addition, notwithstanding any other term or provision of this Article 3, during any calendar year (or portion thereof) in which an Approved Budget is required hereunder, Borrowers shall not be entitled to receive any disbursements into the Borrowers’ Operating Account for any Borrower Funded Operating Shortfalls (whether from Cash Flow or from the Excess Cash Subaccount) until and unless Administrative Agent and Borrowers have agreed upon an Approved Budget (and not an Interim Budget) for each Individual Property for the then‑current calendar year (or portion thereof, as applicable).

B.Borrowers shall use commercially reasonable efforts to operate each Individual Property in accordance with the applicable Approved Budget or the applicable Interim Budget (as applicable) for the applicable calendar year (or portion thereof).  Notwithstanding the foregoing, Borrowers are permitted to deviate from the Approved Budget or the Interim Budget (as applicable) to the extent necessary for Non-Discretionary Expenses or as otherwise approved in writing by Administrative Agent (such permitted deviations referred to as the “Permitted Operating Expense Deviations”).

3.9Administrative Agent’s DACA Conversion Option. Borrowers acknowledge and agree that, notwithstanding anything contained herein to the contrary, Administrative Agent reserves the right to convert the cash management structure set forth herein to a deposit-account-control-agreement-based structure, provided that the only events that shall trigger cash management under such structure shall be the Cash Management Events (such conversion, a “DACA Conversion”). Borrowers hereby agree to execute and deliver to Administrative Agent such other documents as Administrative Agent may reasonably request in connection with a DACA Conversion, which documents shall include, without limitation, (A) a deposit account control agreement, in form and substance reasonably acceptable to Administrative Agent, among Borrowers, Administrative Agent and an institution, selected by Borrowers and reasonably approved by Administrative Agent, acting as “bank” under such deposit account control agreement, and (B) such amendments, in form and substance reasonably acceptable to Administrative Agent, to this Agreement and the other Loan Documents as Administrative Agent shall deem necessary.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

ARTICLE 4

RESERVE ACCOUNTS

4.1Tax Reserve.

  From and after the earliest to occur of (i) the occurrence of an Event of Default, (ii) the Borrowers’ failure to pay any Property Imposition prior to the due date therefor and (iii) the occurrence of a Cash Management Event, on each Payment Date thereafter, Borrowers shall deposit with Administrative Agent an amount equal to 1/12th of the amount that Administrative Agent reasonably estimates will be required to pay the next annual payment of Property Impositions with respect to each Individual Property.  The purpose of these provisions is to provide Administrative Agent with sufficient funds on hand for Administrative Agent or Servicer to pay all Property Impositions with respect to each Individual Property thirty (30) days prior to the date that any such Property Impositions become past due.  If Administrative Agent determines that the funds deposited with Administrative Agent hereunder are, or will be, insufficient to pay such Property Impositions, then Borrowers shall, upon demand, pay (i) such additional sums as Administrative Agent shall reasonably determine necessary to pay such Property Impositions and (ii) any increased monthly charges reasonably requested by Administrative Agent.  Provided no Event of Default exists, Administrative Agent will apply the amounts so deposited with Administrative Agent to the payment of such Property Impositions when due, but in no event will Administrative Agent or Lender be liable for any interest on any amount so deposited, and any amount so deposited may be held and commingled with Administrative Agent’s, Lender’s or Servicer’s own funds. If an Event of Default exists, Administrative Agent may apply such funds to the payment of any Property Impositions or the payment of any Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations in such order as Administrative Agent shall elect or retain the same as security for the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations, in the sole discretion of Administrative Agent.

4.2Insurance Reserve.

  From and after the earliest to occur of (i) the occurrence of an Event of Default, (ii) the Borrowers’ failure to pay any annual premiums for any Required Insurance Policy prior to the due date therefor and (iii) the occurrence of a Cash Management Event, on each Payment Date thereafter, Borrowers shall deposit an amount equal to 1/12th of the amount that Administrative Agent estimates will be required to pay the next required annual premium for each Required Insurance Policy.  The purpose of these provisions is to provide Administrative Agent with sufficient funds on hand for Administrative Agent or Servicer to pay all such premiums thirty (30) days prior to the date that such premiums become past due.  If Administrative Agent, in its reasonable discretion, determines that the funds deposited with Administrative Agent hereunder are, or will be, insufficient to pay such premiums, then Borrowers shall, within ten (10) days following Borrowers’ receipt of written demand, pay (i) such additional sums as Administrative Agent shall determine as necessary to pay such premiums and (ii) any increased monthly charges requested by Administrative Agent.  Provided that no Event of Default exists and is continuing, Administrative Agent shall apply the amounts so deposited to the payment of such insurance premiums when due, but in no event will Administrative Agent be liable for any interest on any amounts so deposited, and the money so deposited may be held and commingled with Administrative Agent’s or Servicer’s own funds.  If an Event of Default exists, Administrative Agent may apply such funds to the payment of such insurance premiums, any of the Secured Obligations, the Second Mortgage Secured Obligations and/or the Third Mortgage Secured

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Obligations in such order as Administrative Agent shall elect in its sole discretion or may retain the same as security for the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations, in the sole discretion of Administrative Agent.

4.3Tenant Improvement Costs/Leasing Commissions/Capital Improvement Reserve.

4.3.1Deposits

.  Borrowers shall deposit with Administrative Agent (i) on the Closing Date, the amount of Four Hundred Eighty-One Thousand Thirty-Two and 60/100 Dollars ($481,032.60) (the “Initial TI/Leasing Commissions/Capital Improvement Reserve Funds”) and (ii) subject to Section 4.3.2, on each Payment Date, an amount equal to Twenty-Six Thousand Seven Hundred Twenty-Four and 25/100 Dollars ($26,724.25) (the “Monthly TI/Leasing Commissions/Capital Improvement Reserve Payment”; and together with the Initial TI/Leasing Commissions/Capital Improvement Reserve Funds and any interest actually earned on the Initial TI/Leasing Commissions/Capital Improvement Reserve Funds and each Monthly TI/Leasing Commissions/Capital Improvement Reserve Payment, collectively, the “TI/Leasing Commissions/Capital Improvement Funds”), in each case, by wire transfer of immediately available funds for deposit in a deposit account designated by Administrative Agent or Servicer (the “TI/Leasing Commissions/Capital Improvement Reserve Account”).  For the avoidance of doubt, the funds deposited in the TI/Leasing Commissions/Capital Improvement Reserve Account on the Closing Date shall be deemed for all purposes proceeds of the Loan (and a portion of the Principal Indebtedness) on which interest shall accrue as provided for herein and in the Notes, and in respect of which Loan Debt Service Payments shall be made as provided for herein and in the Notes.

4.3.2Maximum TI/Leasing Commissions/Capital Improvement Reserve Amount

.  Notwithstanding the provisions of Section 4.3.1, Borrowers shall not be required to deposit Monthly TI/Leasing Commissions/Capital Improvement Reserve Payments to the extent that the TI/Leasing Commissions/Capital Improvement Reserve Account contains an aggregate amount of TI/Leasing Commissions/Capital Improvement Funds in the amount of Six Hundred Forty-One Thousand Three Hundred Seventy-Six and 80/100 Dollars ($641,376.80) (the “Maximum TI/Leasing Commissions/Capital Improvement Reserve Amount”).  If at any time the aggregate amount of TI/Leasing Commissions/Capital Improvement Funds held in the TI/Leasing Commissions/Capital Improvement Reserve Account equals or exceeds the Maximum TI/Leasing Commissions/Capital Improvement Reserve Amount, Borrowers shall not be obligated to make Monthly TI/Leasing Commissions/Capital Improvement Reserve Payments; provided, however, if at any time, the aggregate TI/Leasing Commissions/Capital Improvement Funds deposited by Borrowers contained in the TI/Leasing Commissions/Capital Improvement Reserve Account, are less than the Maximum TI/Leasing Commissions/Capital Improvement Reserve Amount, then Borrowers shall continue to make Monthly TI/Leasing Commissions/Capital Improvement Reserve Payments on each Payment Date in accordance with Section 4.3.1 above.

4.3.3Tenant Improvement Costs, Leasing Commissions and Capital Improvement Costs

.  Subject to the terms of this Section 4.3, Borrowers shall have the right to obtain disbursements from time to time under this Section 4.3 in order to reimburse

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Borrowers, or pay, for Tenant Improvement Costs, Leasing Commissions and Capital Improvement Costs previously paid or incurred by Borrowers.  As used herein (i) “Capital Improvements” shall mean the capital improvements and/or repairs to the Property and (ii) “Capital Improvement Costs” shall mean the costs and expenses incurred in connection with the completion of the Capital Improvements.

4.3.4Conditions to Disbursements

.  Administrative Agent’s obligation to authorize or make any disbursements of any TI/Leasing Commissions/Capital Improvement Funds hereunder shall be subject to the following terms, restrictions, requirements and conditions.  All items required to be delivered to Administrative Agent shall be delivered by Borrowers at Borrowers’ sole cost and expense and shall be, in each case, in form and substance reasonably acceptable to Administrative Agent.

A.Borrowers have submitted a Disbursement Request to Administrative Agent not less than fifteen (15) days prior to the date of the requested disbursement, together with (i) any and all other reasonable documentation evidencing Borrowers’ satisfaction of the disbursement conditions set forth in this Section 4.3.4, as may be reasonably requested by Administrative Agent, and (ii) a certification from Borrowers that Borrowers have delivered to Administrative Agent all of the documents and information required in this Section 4.3.4.

B.Administrative Agent shall not be obligated to disburse any TI/Leasing Commissions/Capital Improvement Funds:

(i)on any day that is not a Business Day;

(ii)more frequently than once per calendar month;

(iii)in increments of less than the lesser of (a) One Hundred Thousand Dollars ($100,000) per disbursement and (b) the amount of TI/Leasing Commissions/Capital Improvement Funds then on deposit in the TI/Leasing Commissions/Capital Improvement Reserve Account; or

(iv)for any Tenant Improvement Costs/Leasing Commissions/Capital Improvement Costs incurred or paid more than one (1) year prior to the date of the Disbursement Request.

C.No Default or Event of Default shall exist as of the date of the Disbursement Request or the date on which the disbursement is to be funded.

D.Administrative Agent shall have received evidence to its reasonable satisfaction that Lender continues to have a first priority Lien under each First Mortgage, a second Lien under each Second Mortgage and a third Lien under each Third Mortgage, including, at Administrative Agent’s sole option, receipt of title reports showing Administrative Agent’s first priority Lien under each First Mortgage, second priority Lien under each Second Mortgage and third priority Lien under each Third Mortgage, as of the date of disbursement, and showing such Liens to be subject to no exceptions to title to any

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Individual Property other than the Loan Documents, the Third Mortgages and the Permitted Encumbrances.

E.With respect to disbursement of TI/Leasing Commissions/Capital Improvement Funds for Tenant Improvement Costs and/or Leasing Commissions:

(i)The Tenant Improvement Costs and Leasing Commissions have been incurred in connection with an Approved Lease.

(ii)Administrative Agent has approved (in writing) the applicable Tenant and Lease for which disbursement is requested or such Lease is a “Safe Harbor Lease” (any such Lease an “Approved Lease”), and Administrative Agent has received a fully executed copy of such Approved Lease.

F.Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that all amounts owed to third parties in connection with the applicable Tenant Improvements, Leasing Commissions and Capital Improvements are due and have been paid, or if not yet paid, have been incurred and will be paid by the requested disbursement (including a certification signed by Borrowers confirming the same, billing statements, invoices and, at Administrative Agent’s option, lien waivers (final or conditional upon payment from the proceeds of the applicable Disbursement Request) from any general contractor or potential lienor under applicable Legal Requirements); provided that if any TI/Leasing Commissions/Capital Improvement Funds are disbursed hereunder based on receipt of conditional lien waivers, then no additional TI/Leasing Commissions/Capital Improvement Funds will be disbursed until Administrative Agent has received final unconditional lien waivers with respect to the applicable Tenant Improvements, Leasing Commissions and Capital Improvements for which TI/Leasing Commissions/Capital Improvement Funds were previously disbursed.

G.With respect to disbursement of TI/Leasing Commissions/Capital Improvement Funds for Tenant Improvement Costs and/or Capital Improvement Costs:

(i)Administrative Agent has approved  the budget for the Tenant Improvement Costs related to the applicable Approved Lease and/or the budget for the Capital Improvement Costs, as applicable, and Administrative Agent has received a reasonably detailed description of the Tenant Improvement Costs and/or Capital Improvement Costs to which the requested funds are to be applied, cross referenced against the applicable approved budget, together with evidence that such costs have been incurred in accordance with such approved budget or that such expenditures have otherwise been approved by Administrative Agent in writing.

(ii)Administrative Agent has received (x) evidence in form and substance reasonably satisfactory to Administrative Agent that the Tenant Improvements and/or Capital Improvements, as applicable, have been approved by all applicable Governmental Authorities and any other parties from whom approval is required  and (y) a certificate signed by Borrowers, and, if the Tenant Improvement Costs and/or Capital Improvement Costs in respect of such Tenant

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Improvements and/or Capital Improvements are in excess of $50,000.00, if an architect and/or engineer has been engaged with respect to the Tenant Improvements and/or Capital Improvements, a certificate signed by such architect and/or engineer (i) certifying that all applicable Tenant Improvements and/or Capital Improvements (or portions thereof) to which the requested funds are to be applied have been (a) satisfactorily completed in accordance with approved plans and specifications (if any) and in accordance with all required Permits, and (b) approved by all applicable Governmental Authorities and any other parties from whom approval is required, (ii) certifying that all required Permits for such Tenant Improvements and/or Capital Improvements have been obtained, and (iii) attaching copies of all such approvals and Permits.

(iii)At Administrative Agent’s option, (i) Administrative Agent’s employee, construction consultant or other representative of Administrative Agent shall have conducted an inspection confirming satisfactory completion of the applicable Tenant Improvements and/or Capital Improvements (or portions thereof) to which the requested funds are to be applied, and (ii) Administrative Agent has received photographs evidencing completion of the applicable Tenant Improvements and/or Capital Improvements (or portions thereof) to which the requested funds are to be applied.

(iv)Prior to the final disbursement of funds for any Tenant Improvement and/or Capital Improvement, to the extent required under applicable Legal Requirements, Administrative Agent has received either (i) a final or temporary certificate of occupancy (or the legal equivalent satisfactory to Administrative Agent) for the applicable portion of the Property, or (ii) evidence satisfactory to Administrative Agent that an application for a final certificate of occupancy (or the legal equivalent satisfactory to Administrative Agent), together with all necessary accompanying paperwork, has been filed with the applicable governmental authority, as certified by an architect’s certificate signed by Borrowers’ architect.

(v)If “punchlist” items remain to be completed with respect to the applicable Capital Improvements, an amount equal to one hundred twenty-five percent (125%) of the aggregate cost to complete such punchlist items shall be retained by Administrative Agent until all such punchlist items have been completed.

(vi)If Borrowers elect to request disbursements of portions of the TI/Leasing Commissions/Capital Improvement Funds for portions of any Capital Improvement, and there are multiple disbursements following final completion of such Capital Improvement, then (i) Administrative Agent shall retain a “holdback” equal to ten percent (10%) of the amount of the fixed price or guaranteed maximum price contract for such Capital Improvement until such Capital Improvement has been fully completed in accordance with the Loan Documents, and (ii) Borrowers shall deliver to Administrative Agent a certificate of an engineer or architect approved by Administrative Agent stating the amount required to complete such Capital Improvement.  If such amount is in excess of the balance of the TI/Leasing

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Commissions/Capital Improvement Funds available for such Capital Improvement in accordance with the budget approved by Administrative Agent pursuant to Section 4.3.4(G)(i), as reasonably determined by Administrative Agent, then no disbursements of TI/Leasing Commissions/Capital Improvement Funds shall be made until Borrowers have expended Borrowers’ own funds towards the completion of such Capital Improvement in an amount equal to such excess.  In addition, without limiting the foregoing provisions of this section, Borrowers shall be required to cause the final completion of each Capital Improvement even if the portion of the TI/Leasing Commissions/Capital Improvement Funds deposited in the TI/Leasing Commissions/Capital Improvement Reserve Account that are allocated for such Capital Improvement are not sufficient to pay all of the costs and expenses required in order to achieve such final completion.

H.With respect to disbursement of TI/Leasing Commissions/Capital Improvement Funds for Tenant Improvement Costs:

(i)Administrative Agent shall not be obligated to disburse any TI/Leasing Commissions/Capital Improvement Funds from the TI/Leasing Commissions/Capital Improvement Reserve Account in an aggregate amount for all Tenant Improvements in respect of an Approved Lease greater than an aggregate amount equal to the sum of (a) (I) the portion of the space (if any), measured in square feet, demised pursuant to such Approved Lease as office space times (II) $15.00, and (b)(I) the portion of the space (if any), measured in square feet, demised by such Approved Lease as industrial space, times (II) $5.00.

(ii)Prior to the final disbursement of funds for any Tenant Improvement, Administrative Agent has received an estoppel certificate from the Tenant under the applicable Approved Lease for which disbursement is requested in the form attached hereto as Exhibit C.

I.With respect to disbursement of TI/Leasing Commissions/Capital Improvement Funds for Leasing Commissions:

(i)Administrative Agent shall have received (a) a reasonably detailed description of the transaction for which the Leasing Commissions were incurred, (b) the identities of the parties involved in the transaction, (c) a copy of the agreement under which the commission was paid or has become payable (the “Leasing Commissions Agreement”) and (d) the amount of the commission and an explanation of how the commission was calculated.

(ii)Administrative Agent shall not be required to make any disbursement to the extent the Leasing Commissions for which such disbursement is requested (a) are not required to be paid pursuant to any Leasing Commissions Agreement, or (b) will be paid to an Affiliate of Borrowers to the extent such Leasing Commissions are in excess of the then market rate commission for similar leases, as approved in writing by Administrative Agent,  or (c) are in excess of the greater of (I) 6% of the base rent payable over the first five years of the applicable

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Approved Lease and 6% of the base rent payable over the remainder of the lease term or (II) the then market rate commission for similar leases, as approved in writing by Administrative Agent.

4.3.5Return and Direct Disbursement of Funds

.  If any Tenant Improvement Costs, Leasing Commissions and/or Capital Improvement Costs in respect of which Administrative Agent has disbursed TI/Leasing Commissions/Capital Improvement Funds out of the TI/Leasing Commissions/Capital Improvement Reserve Account are subsequently rebated, returned or reimbursed to Borrowers, then Borrowers shall promptly remit such rebated, returned or reimbursed amounts to Administrative Agent, and Administrative Agent shall deposit the same back into the TI/Leasing Commissions/Capital Improvement Reserve Account; provided, however, that so long as no Event of Default exists, if the TI/Leasing Commissions/Capital Improvement Reserve Account contains the Maximum TI/Leasing Commissions/Capital Improvement Reserve Amount, then Borrowers shall not be obligated to remit such rebated, returned or reimbursed amounts to Administrative Agent.  Upon Administrative Agent’s approval of any Disbursement Request, unless the requested TI/Leasing Commissions/Capital Improvement Funds will be used to reimburse Borrowers for costs previously paid by Borrowers, Administrative Agent may in Administrative Agent’s sole discretion fund or instruct Servicer to fund the requested TI/Leasing Commissions/Capital Improvement Funds directly to the tenant, materialman, contractor, subcontractor, leasing agent or other third party entitled thereto.

4.4Foreclosure Proceeds Reserve.

4.4.1On or prior to any fore

closure sale of any Individual Property, Administrative Agent shall establish (or cause Servicer to establish) a separate deposit account segregated from all other accounts of Administrative Agent or Servicer designated by Administrative Agent which account shall in all cases be:  (1) in the name of Administrative Agent on behalf of Lender as secured party of Borrowers, or (2) if Administrative Agent elects in its sole and absolute discretion, in the name of Servicer, for the benefit of and in trust for Administrative Agent and/or Lender and their successors and assigns (or as agent of Administrative Agent and/or Lender), as secured party of the Borrowers (in which event, Servicer shall hold such funds as Administrative Agent’s and/or Lender’s agent), or (3) if Administrative Agent elects in its sole and absolute discretion, in such other name as Administrative Agent shall designate that indicates such account is held by Administrative Agent and/or Lender or Administrative Agent’s and/or Lender’s agent or trustee as secured party of the Borrowers (the account or accounts in which the Excess Foreclosure Proceeds (as hereinafter defined) are held from time to time are hereinafter collectively referred to as the “Excess Foreclosure Proceeds Reserve”).

4.4.2Any cash distributed to any Borrower or held by any Borrower in respect of the proceeds of any foreclosure sale of any Individual Property, whether held by or on behalf of any Borrower (collectively, the “Excess Foreclosure Proceeds”), shall be immediately deposited with Administrative Agent for deposit into the Excess Foreclosure Proceeds Reserve.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

4.4.3Each Borrower hereby grants to Administrative Agent and Lender a security interest in the Excess Foreclosure Proceeds Collateral (as hereinafter defined) to secure the timely payment and performance by such Borrower of the Pledge and Security Agreement Obligations.  The term “Excess Foreclosure Proceeds Collateral” shall mean all Excess Foreclosure Proceeds, all money or cash from time to time on deposit in the Excess Foreclosure Proceeds Reserve, all of Borrowers’ right, title and interest in and to the Excess Foreclosure Proceeds Reserve and the Excess Foreclosure Proceeds; all proceeds and all rights to payment from the Excess Foreclosure Proceeds Reserve and the Excess Foreclosure Proceeds; all interest accruing thereon; any certificates, instruments and securities or other “investment property” (as defined in the New York Uniform Commercial Code), if any, representing the Excess Foreclosure Proceeds; all claims, demands, general intangibles, choses in action and other rights or interests of each Borrower in respect of the Excess Foreclosure Proceeds Reserve and the Excess Foreclosure Proceeds; any increases, renewals, extensions, substitutions and replacements thereof; and all proceeds of the foregoing.  To the extent Administrative Agent’s and/or Lender’s security interest in any portion of the Excess Foreclosure Proceeds Collateral may be perfected by possession thereof, Administrative Agent and/or Lender shall be deemed to be in possession of the same by virtue of Servicer holding the Excess Foreclosure Proceeds Collateral as Administrative Agent’s and/or Lender’s agent and for Lender’s benefit in accordance with this Agreement.  To the extent Administrative Agent’s and/or Lender’s security interest in any portion of the Excess Foreclosure Proceeds Collateral may be perfected by control thereof, Administrative Agent and/or Lender shall be deemed to be in control of the same by virtue of Servicer, in its capacity as Administrative Agent’s and/or Lender’s agent with respect to the Excess Foreclosure Proceeds Collateral, being a customer of the bank in which Servicer holds the Excess Foreclosure Proceeds Collateral.  Each Borrower hereby represents and warrants to Administrative Agent and Lender that as of the date hereof, the Excess Foreclosure Proceeds Collateral is free and clear of all liens, encumbrances and claims of any party, except for the security interest and rights of Administrative Agent and Lender granted hereunder.  By execution of this Agreement, Servicer acknowledges Administrative Agent’s and Lender’s security interest in the Excess Foreclosure Proceeds and the Excess Foreclosure Proceeds Collateral and agrees that Servicer will hold the Excess Foreclosure Proceeds and the Excess Foreclosure Proceeds Collateral in Servicer’s possession for the benefit of Administrative Agent, and that any and all accounts in which Servicer holds such Excess Foreclosure Proceeds (including, without limitation, the Excess Foreclosure Proceeds Reserve) shall be titled in Servicer’s name for the benefit of Administrative Agent.  Except for the liens, encumbrances and security interests granted to Administrative Agent and Lender hereunder and under the Loan Documents, no Borrower shall create or permit the creation of any lien, encumbrance of security interest in or to the Excess Foreclosure Proceeds Collateral during the term of the Loan for so long as such Excess Foreclosure Proceeds Collateral is held by Administrative Agent or Lender, or by Servicer as agent for Administrative Agent or Lender, hereunder.

4.4.4The provisions of this Section 4.4 shall not limit the rights of Administrative Agent or Lender in respect of the foreclosure of any or each of the Individual Properties. The provisions of this Section 4.4 expressly survive any foreclosure of any or each of the

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Individual Properties and/or the transfer of title to any or each of the Individual Properties to Administrative Agent or Lender or their designee or any purchaser at a foreclosure sale.

ARTICLE 5

MAINTENANCE AND PLEDGE OF ACCOUNTS

5.1Maintenance of Accounts

.

5.1.1Name of Accounts

.  Administrative Agent may in Administrative Agent’s sole discretion and at its sole option, appoint Servicer to hold the funds in any of the Accounts to be held on Administrative Agent’s behalf by Servicer, in which case Servicer shall hold such funds as Administrative Agent’s agent and for the benefit of Lender.  Each of the Accounts shall be, at Administrative Agent’s option, held by Administrative Agent or Servicer (i) in the name of Administrative Agent as secured party of Borrowers, (ii) in the name of Servicer, for the benefit of, and in trust for, Administrative Agent and its successors and assigns (or as agent of Administrative Agent), or (iii) in such other name as Administrative Agent shall designate that indicates such account is held by Administrative Agent or Administrative Agent’s agent or trustee.  Notwithstanding anything to the contrary in the Loan Documents, Administrative Agent is not, and shall not be deemed to be, Administrative Agent’s agent in any capacity other than as the holder of the funds in the Accounts on behalf of Administrative Agent.

5.1.2Disbursement Authority

.  Only Administrative Agent or Servicer, or Persons designated by Administrative Agent, in each case in Administrative Agent’s sole discretion, shall have the authority to make withdrawals or disbursements from the Accounts, and Borrowers shall have no right to withdraw or otherwise transfer funds from any Account, to close any Account, or to otherwise modify or exercise any authority over any Account or any funds on deposit therein.  Borrowers hereby irrevocably and unconditionally authorize Administrative Agent and Servicer, and grant to Administrative Agent and Servicer, a continuing, irrevocable, and unconditional power of attorney (which power of attorney is coupled with an interest) in the name of Borrowers, without notice to or further consent or authorization from Borrowers:  (i) to make withdrawals and disbursements from the Accounts in accordance with the terms and conditions of this Agreement; (ii) to open mail and other documents delivered to Administrative Agent, Lender or Servicer hereunder, whether such mail is addressed to Borrowers, Administrative Agent, Lender or any other Person; (iii) to endorse all checks in the name of Borrowers, Property Manager or any of Borrowers’ Affiliates delivered to Servicer, Administrative Agent or Lender, without recourse to Servicer, Administrative Agent or Lender, and to deposit such checks into the Deposit Account, in each case, in accordance with the terms and conditions of this Agreement; (iv) to disburse amounts on deposit in the Accounts to the applicable Persons in the order and priority set forth in this Agreement; and (v) to otherwise carry out the duties and obligations imposed upon Administrative Agent, Lender or Servicer pursuant to the terms of this Agreement.  Notwithstanding the foregoing, Borrowers shall have “viewing access,” only to the Deposit Account.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

5.1.3Investment of Funds

.  Each of the Deposit Account, the Excess Cash Subaccount, the TI/Leasing Commissions/Capital Improvement Reserve Account, the Excess Foreclosure Proceeds Reserve and any Capital Proceeds Account shall be (i) a federally insured, non-interest-bearing account (provided that no such Account shall be required to be one hundred percent (100%) federally insured), and (ii) a separate, segregated account (and the funds therein may not be commingled with other monies held by Administrative Agent or Servicer), but shall not constitute a trust fund for the Borrowers. Notwithstanding the foregoing, if Borrowers request that the Deposit Account, the Excess Cash Subaccount, the TI/Leasing Commissions/Capital Improvement Reserve Account, the Excess Foreclosure Proceeds Reserve or any Capital Proceeds Account be an interest-bearing account, and provided that the Administrative Agent and Servicer are able to reissue a Federal 1099 Form to credit the interest income on such interest-bearing Account to Borrowers, then (a) all interest earned from time to time on the funds in such Account shall be added to and shall become a part of the funds held in such Account, (b) all such interest income shall be for the benefit of Borrowers and shall be reported for federal and, if applicable, state and local income tax purposes, as income of, and taxable to, Borrowers, (c) Administrative Agent or Servicer may select the interest-bearing account in which the applicable funds are invested, and none of Administrative Agent, Lender and Servicer shall be deemed to guaranty any returns on such invested funds, and (d) Borrowers shall supply to Administrative Agent and Servicer all documents and information reasonably requested by Administrative Agent or Servicer in connection with the investment of such funds, including W-9 forms and Borrowers’ taxpayer identification numbers.  Borrowers hereby assume all risk of investment loss with respect to the Accounts, and Administrative Agent, Lender and Servicer shall have no liability to Borrowers for any Losses that may be incurred with respect to the Accounts and the funds held therein (except to the extent caused solely and directly by the willful misconduct or gross negligence of Administrative Agent or Servicer, as determined by a final decision of a court of competent jurisdiction).

5.1.4Application During Event of Default

.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, in addition to exercising any or all of its other rights and remedies under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages or applicable law, upon an Event of Default, Administrative Agent may, at Administrative Agent’s option (i) direct Servicer, in writing, to pay to Administrative Agent all or any part of the funds in any Account specified by Administrative Agent in such written direction, without demand or notice to Borrowers, (ii) setoff, recoup or otherwise apply all or any part of the funds in any Account against all or any part of the Secured Obligations, the Second Mortgage Secured Obligations, or the Third Mortgage Secured Obligations (whether matured, unmatured, due or not yet due), in such order, priority and manner as Administrative Agent shall determine, (iii) apply all or any part of the funds in any Account to satisfy any of the other obligations of Borrowers under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages, and/or (iv) hold all or any part of the funds in any Account as additional cash collateral for the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations without applying the same pursuant to clauses (i) through (iii) above and without any obligation to disburse any or all of such funds pursuant

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

to this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages.  Promptly after receiving any such written direction, Servicer shall pay to Administrative Agent all of the funds in any Account or the part thereof specified in such written direction, as the case may be.  If Administrative Agent applies any of the funds in any Account to repay any portion of the Principal Indebtedness during the existence of an Event of Default, then Borrowers shall be liable for the payment of any yield maintenance or prepayment premium in connection with such application in accordance with Section 2.3.  Borrowers hereby irrevocably constitute and appoint Administrative Agent as Borrowers’ true and lawful attorney-in-fact, with full power of substitution, during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrowers with respect to the Account Collateral, and do in the name, place and stead of Borrowers, all such acts, things and deeds for and on behalf of and in the name of Borrowers with respect to the Account Collateral, that Borrowers could or might do or that Administrative Agent may deem necessary or desirable to more fully vest in Administrative Agent the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement.  The foregoing powers of attorney are irrevocable and coupled with an interest and shall terminate upon indefeasible repayment of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations in full.

5.2Pledge of Accounts; Security Interests

.

5.2.1Pledge of Account Collateral

.  To secure the full and punctual payment and performance of all of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations, Borrowers hereby assign, convey, pledge and transfers to Administrative Agent, as secured party, and grants Administrative Agent a first and continuing security interest in and to, the Account Collateral.  To the extent Administrative Agent’s security interest in any portion of the Account Collateral may be perfected by possession thereof, Administrative Agent shall be deemed to be in possession of the same by virtue of Servicer holding the Account Collateral as Administrative Agent’s agent and for Administrative Agent’s benefit in accordance with this Agreement.  To the extent Administrative Agent’s security interest in any portion of the Account Collateral may be perfected by control thereof, Administrative Agent shall be deemed to be in control of the same by virtue of Servicer, in its capacity as Administrative Agent’s agent with respect to the Account Collateral, being a customer of the bank in which Servicer holds the Account Collateral.  At Administrative Agent’s option, Administrative Agent may notify the financial institution that holds the applicable Accounts of Administrative Agent’s security interest in the Account Collateral.  Borrowers hereby authorize Administrative Agent to file such financing statements in such locations as Administrative Agent deems reasonably necessary to perfect Administrative Agent’s security interest in the Account Collateral, and Borrowers hereby agree to execute such other documents as Administrative Agent may request to perfect the rights assigned and the security interest granted by this Agreement, and shall pay the cost of filing such financing statements in such offices in such jurisdictions as Administrative Agent may reasonably require.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

5.2.2Control

.  The Accounts shall be under the sole dominion and control of Administrative Agent, and the “control” of Administrative Agent within the meaning of Section 9-104 and Section 9-106 of the UCC.  The Account Collateral shall be subject to such Legal Requirements, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of Administrative Agent relating to demand deposit accounts generally from time to time in effect.

5.2.3No Waiver

.  Until such time as all Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations are fully and indefeasibly satisfied in cash, any and all of Administrative Agent’s rights with respect to the pledge of and security interest in the Account Collateral granted hereunder shall continue unimpaired, and to the extent permitted by applicable Legal Requirements, Borrowers shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of any Borrowers under any Bankruptcy Law, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by Administrative Agent in the event of any Default or Event of Default with respect to the Account Collateral or otherwise hereunder.

5.2.4Treatment of Account Collateral in Bankruptcy

.  Administrative Agent, Lender and Borrowers hereby acknowledge that upon the filing of a bankruptcy petition by or against any Borrower under any Bankruptcy Laws, the Account Collateral (whether collected or uncollected, or then due or becoming due thereafter) shall not be deemed to be property of such Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code.  In the event, however, that a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral by Borrowers, Administrative Agent and Lender, the Account Collateral does constitute property of any Borrower’s bankruptcy estate, then Administrative Agent, Lender and Borrowers hereby further acknowledge that all such Account Collateral, whether due and payable before or after the filing of the petition, is, and shall be, cash collateral of Administrative Agent and Lender pursuant to Section 363 of the Bankruptcy Code.  Borrowers acknowledge that Administrative Agent and Lender do not consent to Borrowers’ use of such Account Collateral (except to the extent expressly provided for in this Agreement or ordered by a United States bankruptcy court) and that, in the event Administrative Agent elects to give consent to such use, such consent shall only be effective if given in writing and if provided to Servicer.  Except as provided in the immediately preceding sentence, Borrowers shall have no right to use or apply or to require the use or application of such Account Collateral unless (i) Borrowers have received a court order authorizing the same and (ii) Borrowers have provided such adequate protection to Administrative Agent and Lender as required by the bankruptcy court.

5.3Return of Funds

.  Upon indefeasible payment in full of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations, Borrowers shall be entitled to the return, upon Borrowers’ request and at Borrowers’ expense, of

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

any funds then on deposit in the Accounts that have not otherwise been applied pursuant to the terms of this Agreement or any other Loan Document.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1Representations and Warranties as to Entities

.  Each Borrower hereby represents and warrants that as of the Closing Date (or as of the date that such representations and warranties are being remade, as applicable, subject to changes that may have occurred and were disclosed to Administrative Agent in writing provided that any such change (i) does not otherwise create or result in any Default or Event of Default under this Agreement or any other Loan Document and (ii) arose due to changes in facts and circumstances that do not independently constitute a Default or Event of Default under this Agreement or any other Loan Document):

6.1.1Due Authorization; Approvals

.  Each individual who executes each of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages on behalf of each Borrower Control Person has been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of such Borrower Control Person.  Each Borrower Control Person has obtained all consents and approvals required in connection with the execution, delivery and performance by each Borrower Control Person of each of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages to which such Borrower Control Person is a party.  No authorization, approval, consent or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower Control Persons of any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages or the effectiveness of any assignment of any of the Borrower Control Persons’ rights and interests of any kind to Administrative Agent.

6.1.2Organizational Structure; Borrower’s Legal Name; No Conflict

.

A.Each Borrower is (i) a limited liability company, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) authorized to transact business and in good standing under the laws of the State of New York, (iii) the sole owner (together with the other Borrowers) of the Property, (iv) owned by the Borrower Owner Persons, as set forth in the Organizational Certificate, and (v) solely managed and Controlled by Managing Member.  The full legal name of each Borrower is as set forth on the signature page hereof.  No Borrower conducts any business under any other name (including any trade name or fictitious business name).  Each Borrower is as of the Closing Date, and has always been since its formation, a Single Purpose Entity.

B.Managing Member is (i) a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and (ii) is the sole owner of one hundred percent (100%) of the ownership interests in each of the Borrowers and the sole managing member of each Borrower.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

C.The execution, delivery and performance by each Borrower and Guarantor of each of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages to which such Borrower or Guarantor is a party (i) will not violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, articles of organization, operating agreement, trust agreement or other organizational documents of such Borrower or Guarantor, (ii) will not contravene any Legal Requirements or any contractual or other restriction binding on or affecting such Borrower or Guarantor, and (iii) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages) upon or with respect to any of the properties of such Borrower or Guarantor.

6.1.3Taxes

.  Each Borrower and Guarantor has (i) filed or has obtained extensions to file all tax returns that are required to be filed by such Borrower or Guarantor, as applicable, pursuant to applicable Legal Requirements (with respect to the Property or otherwise) and (ii) paid all Property Impositions and all other taxes and assessments that are due and payable by such Borrower or Guarantor, as applicable, (with respect to the Property or otherwise).

6.1.4Enforceability

.  This Agreement and each of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages to which any Borrower or Guarantor is a party will, when delivered hereunder, be legal, valid and binding obligations of such Borrower or Guarantor, as applicable, enforceable against each such Borrower or Guarantor, as applicable, in accordance with its respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights.

6.1.5Litigation

.  There is no pending or threatened (in writing) litigation, action, proceeding, arbitration or investigation, against or involving any of the Borrower Control Persons (excluding the members of the REIT Board) or the Property before or by any Governmental Authority.

6.1.6Defaults of Borrower Control Person

.  None of the Borrower Control Persons (excluding the members of the REIT Board) is in default, in any manner that would adversely affect such Borrower Control Person’s properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which such Borrower Control Person is a party or by which such Borrower Control Person or such Borrower Control Person’s properties, assets or revenues are bound.  No Default or Event of Default exists.

6.1.7No Bankruptcy Filing

.  None of the Borrower Control Persons (excluding the members of the REIT Board) has made any assignment for the benefit of creditors, nor has any of the Borrower Control Persons filed, or had filed against such Borrower Control Person, any petition in bankruptcy.  No part of the Property, Chattels, Intangible Personalty or other Collateral is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, the Chattels, the Intangible Personalty or the

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

other Collateral, and no part of the Property, Chattels, Intangible Personalty or other Collateral is subject to any foreclosure or similar proceeding.

6.1.8Solvency

.  Giving effect to the transactions contemplated hereby, the fair saleable value of each Borrower’s assets, taken as a whole, exceeds and (immediately following the making of the Loan) will exceed such Borrower’s total liabilities (including subordinated, unliquidated, disputed and contingent obligations of such Borrower).  Each Borrower’s assets, do not and (immediately following the making of the Loan) will not constitute unreasonably small capital to carry out the business of such Borrower as conducted or as proposed to be conducted.

6.1.9Other Indebtedness

.  Borrowers have no Indebtedness other than any Permitted Indebtedness and the Secured Obligations.

6.1.10Full and Accurate Disclosure; Financial Information

.  No statement of fact made by or on behalf of any Borrower Control Person in this Agreement or in any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages is untrue or omits to state any material fact necessary to make statements contained herein or therein not misleading.  All financial data concerning the Borrower Control Persons, the Property and the other Collateral that has been delivered by or on behalf of any Borrower Control Person to Administrative Agent is true, complete and correct in all material respects and has been prepared in accordance with Approved Accounting Principles (provided, however, that with respect to the preparation of the operating and profit and loss statements of Guarantor delivered to Administrative prior to the Closing Date, land, building, and accumulated depreciation and amortization was removed and replaced with a midpoint estimated market value based on the reports issued by Kroll, LLC used in Guarantor’s net asset valuation set forth in Guarantor’s most recent annual balance sheet).  Since the delivery of such data (including the financial statements for Borrowers dated as of March 15, 2022), there has been no material adverse change in the financial position of any Borrower Control Person (excluding the members of the REIT Board), the Property, or in the results of operations of any Borrower Control Person (excluding the members of the REIT Board).  None of the Borrower Control Persons (excluding the members of the REIT Board) have incurred any material obligation or liability, contingent or otherwise, not reflected in such financial data.

6.1.11Investment Company Act; Public Utility Holding Company Act

.  No Borrower Control Person is (i) an “investment company”, an “affiliated person” of, “promoter” or “principal” underwriters for or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Legal Requirements that purports to restrict or regulate its ability to borrow money in accordance with this Agreement.

6.1.12Compliance with Legal Requirements

.  Except as set forth on Schedule 14, each Borrower and Guarantor is in compliance with all applicable Legal Requirements,

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

and no Borrower or Guarantor has received any written notice that any Borrower or Guarantor is in violation of any Legal Requirement.

6.1.13No Foreign Person or Prohibited Person; Source of Funds

.  No Borrower Control Person is a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.  No Borrower Control Person is a Prohibited Person or receives any of its revenue or capital from business conducted in or with Sanctioned Countries.

6.1.14Labor Matters; ERISA

.  No Borrower is a party to any collective bargaining agreements or similar labor agreements.  No portion of the Property is subject to any collective bargaining agreements or similar labor agreements.  Each Borrower complies with, or is not subject to, ERISA.  Neither the making of the Loan nor the exercise by Administrative Agent and/or Lender of any of Administrative Agent’s and/or Lender’s rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA.

6.1.15No Offsets

.  None of the Borrower Control Persons has any offsets, claims, counterclaims or defenses against Administrative Agent, Lender or any of the Secured Obligations, the Second Mortgage Secured Obligations, or the Third Mortgage Secured Obligations, and any such offsets, claims, counterclaims or defenses are hereby waived.

6.2Representations and Warranties as to the Property

.  Each Borrower hereby represents and warrants to Administrative Agent and Lender that as of the Closing Date (or as of the date that such representations and warranties are being remade, as applicable, subject to changes that may have occurred and were disclosed to Administrative Agent in writing provided that any such change (i) does not otherwise create or result in any Default or Event of Default under this Agreement or any other Loan Document and (ii) arose due to changes in facts and circumstances that do not independently constitute a Default or Event of Default under this Agreement or any other Loan Document):

6.2.1Title to the Property

.  Borrowers own and hold good, marketable and indefeasible fee simple title to the Property, and such fee simple title is free and clear of all Liens, subject only to the Liens of the Loan Documents and the Permitted Encumbrances (this representation is being made solely for the benefit of Administrative Agent and Lender and not for any title insurer).  Borrowers are the sole and absolute owners of the Chattels, the Intangible Personalty and the other Collateral, free and clear of all Liens, subject only to the Liens of the Loan Documents and the Permitted Encumbrances. No Borrower has sent or received a notice of default under any applicable Permitted Encumbrances and, to Borrowers’ actual knowledge, there are no defaults under any applicable Permitted Encumbrances by Borrowers or any other party, and no conditions that with the passage of time and/or notice would constitute defaults thereunder.  All amounts due and payable by Borrowers under any applicable Permitted Encumbrances have been paid or will be paid in the regular course of business prior to delinquency. There are no purchase options, purchase contracts or agreements, rights of first refusal, rights of first offer, or other similar agreements of any type (other than the Existing Purchase Options), in each case, with respect to the purchase of the Property (or any portion thereof),

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

whether written or oral, and there are no other restrictions on transferability presently affecting the Property.

6.2.2Utilities and Public Access; Property Record Agreements

.  Access to and egress from each Individual Property are available and provided by public streets, and Borrowers have no knowledge of any plans by any Governmental Authority to change the highway or road system in the vicinity of any Individual Property or to restrict or change access from any such public street, highway or road to any Individual Property.  All public utility services necessary for the operation of each Individual Property and the Improvements for their intended purposes are available at the boundaries of the Land.  The Property Record Agreements, if any, are in full force and effect and Borrowers have not received any notice of defaults thereunder by any Borrower or any other party and no conditions exist that with the passage of time and/or notice would constitute defaults thereunder.  All amounts due and payable by any Borrower under any Property Record Agreement have been paid.

6.2.3Compliance with Legal Requirements

.  Except as set forth on Schedule 14, each Individual Property is in compliance with all applicable Legal Requirements.  No Borrower has received any notice from any Governmental Authority as to any violation of any Legal Requirements.

6.2.4Compliance with Insurance Requirements

.  All Required Insurance Policies are in full force and effect.  All premiums due and payable in respect of such Required Insurance Policies have been paid.  No Borrower has received any notice from any insurance company or inspection or rating bureau (i) terminating or threatening in writing to terminate any Required Insurance Policies insuring any Borrower or any Individual Property, or (ii) setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to any Borrower or any Individual Property or the continuation thereof at premium rates existing at present that, in either case, has not been remedied or satisfied.

6.2.5Security Instruments and Other Liens

.  To Borrowers’ knowledge, each First Mortgage creates a valid and enforceable first priority Lien on all of the applicable Borrower’s rights, title and interest in and to the applicable Individual Property, Chattels, Intangible Personalty and other Collateral, in each case, subject only to Permitted Encumbrances. To Borrowers’ knowledge, each Second Mortgage creates a valid and enforceable second priority Lien on all of the applicable Borrower’s rights, title and interest in and to the applicable Individual Property, Chattels, Intangible Personalty and other Collateral, in each case, subject only to Permitted Encumbrances. To Borrowers’ knowledge, each Third Mortgage creates a valid and enforceable third priority Lien on all of the applicable Borrower’s rights, title and interest in and to the applicable Individual Property, Chattels, Intangible Personalty and other Collateral, in each case, subject only to Permitted Encumbrances. This Agreement creates a valid and enforceable first priority Lien on all Account Collateral, subject only to Permitted Encumbrances.  To Borrowers’ knowledge, to the extent governed by the UCC, upon proper recording and/or filing, as applicable, of each of the UCC-1 Financing Statements in the appropriate recording and/or filing office, as applicable, the UCC-1 Financing Statements will perfect the security

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

interest created in favor of Administrative Agent in all property described therein in which a security interest may be perfected by the filing of a financing statement, and such security interest shall be a valid and first priority Lien.  Administrative Agent is the collateral assignee of each Borrower’s interest under the Contracts and the Leases.  There are no prior assignments by any Borrower of the Contracts or of the Leases or any portion of the Gross Revenue.

6.2.6Assessments; Abatements; Separate Tax Lots

.  There are no special or other assessments for public improvements or otherwise now affecting the Property, nor do Borrowers have any knowledge that there are any contemplated improvements affecting the Property that may result in such special or other assessments.  There are no tax abatements or exemptions affecting the Property.  There are no license fees or similar charges required in respect of any filled land, tideland, wetland or other bodies of water.  No Individual Property is jointly assessed (i) with any other real property constituting a separate tax lot or that is otherwise not a part of such Individual Property, or (ii) with any portion of any Individual Property that may be deemed to constitute personal property.  Each Individual Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot that is not a part of such Individual Property.

6.2.7No Encroachments

.  With respect to each Individual Property, except as set forth on the Survey for such Individual Property, (i) all of the Improvements lie wholly within the boundaries and building restriction lines of the Land, (ii) no improvements on adjoining properties encroach upon the Land, and (iii) no easements or other encumbrances upon the Land encroach upon any of the Improvements, so as to affect the value or marketability of the such Individual Property, except for the Permitted Encumbrances.

6.2.8Leases

.  Attached hereto as Schedule 9 is a true, complete and correct copy of the Rent Roll for each Individual Property.  Except as set forth on the Rent Rolls attached hereto as Schedule 9, (i) there are no occupancy rights (written or oral), Leases or other tenancies affecting any part of the Property and (ii) the Leases and the guaranties thereof have not been modified, amended or restated (and the Leases represent the complete agreement between Borrowers and the Tenants thereunder, and no written or oral agreements or understandings exist between Borrowers and any of the Tenants that grant such Tenants any other rights or that are in any way inconsistent with the rights described in the Leases).  Except as set forth on Schedule 10, (a) the Leases and any guarantees thereof, if any, are in full force and effect, with no uncured defaults thereunder (and no Borrower has received written notice that any Tenants possess any unsatisfied claims against Borrowers), (b) Borrowers have completed all construction and improvements required under the terms of the Leases to be completed by Borrowers, (c) there are no options to extend or (except as a result of a condemnation, casualty or landlord default) terminate any of the Leases, (d) the Leases do not provide the tenants thereunder with an option or a right of first refusal or a right of first offer to rent any additional space or to purchase or acquire any additional interest in the Property or any portion thereof, and (e) there are no security deposits under any of the Leases.  The Leases produce actual monthly rent on an annualized basis (less rent concessions, and excluding percentage rents and tax and expense reimbursements) of not less than $14,429,973.96.  Borrowers have delivered

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

to Administrative Agent true, correct and complete copies of each of the Leases (other than any Lease for a residential apartment unit).

6.2.9Contracts

.  Except as set forth on Schedule 11, (i) there are no Contracts having a term in excess of one hundred eighty (180) days or not terminable by Borrowers (without penalty) on thirty (30) days’ notice, (ii) Borrowers have delivered to Administrative Agent a true, correct and complete copy of each Contract that is not terminable by Borrowers (without penalty) on thirty (30) days’ notice, (iii) no default by any Borrower exists under any of the Contracts and, to Borrowers’ knowledge, no default by any counterparty exists under any of the Contracts, and (iv) the Contracts represent the complete agreement between Borrowers and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and such other parties possess no unsatisfied claims against any Borrower.

6.2.10No Other Real Property

.  Except for the Land and public streets and sidewalks, Borrowers do not use or occupy any other real property in connection with the operation, use, occupancy and management of the Property or any amenities (including parking) made available to Tenants, guests and other users of the Property.

6.2.11Fees, Commissions and Compensation

.  Except as set forth on Schedule 11, there exists no brokerage or listing agreement with respect to any part of the Property and no Person has any right or claim to any fees, commissions, compensation or other remuneration in connection with or arising out of the financing, sale, lease, use, occupancy, management or operation of all or any portion of the Property.

6.2.12Zoning

.  The Property is located in the zoning districts set forth on Schedule 12. Each such designation permits the development, use, operation and maintenance of the applicable Individual Property as such Individual Property is currently operated as a permitted (and not as a non-conforming) use.

6.2.13Flood Zone

.  No portion of the Property is located in a flood hazard area as defined by the Federal Insurance Administration, except as expressly identified in the Survey.

6.2.14Permits

.  Borrowers have obtained or currently hold all Permits.  None of the Permits has been suspended or revoked, all of the Permits are in full force and effect and all amounts due and payable by or on behalf of Borrowers in respect of such Permits have been paid.  No Borrower has received any written notice of default or notice terminating or threatening to terminate any such Permit.

6.2.15Repairs and Alterations; No Condemnation or Casualty

.  There is no ongoing material alteration, construction or other improvement work at the Property.  No portion of the Property, Chattels or other Collateral (i) is the subject of a pending or threatened condemnation proceeding of which any Borrower has received written notice, or (ii) has been damaged by any casualty that has not been repaired prior to the date hereof.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

6.2.16Brokers and Financial Advisors

.  Borrowers have not dealt with any financial advisors, brokers, underwriters, placement agents or finders in connection with the Loan, other than KeyBank Real Estate Capital.  Borrowers on the date hereof shall pay all fees and commissions due to such broker pursuant to a separate written agreement.

6.2.17Intellectual Property

.  To Borrowers’ knowledge, all of the Intellectual Property is in good standing and is uncontested.  Borrowers have not infringed and have not received written notice of infringement with respect to asserted trademarks of others.  To Borrowers’ knowledge, there is no infringement by other Persons on any Intellectual Property.

6.3Reliance on Representations

.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents, the Third Mortgages or the Affiliate Guaranty (Portfolio Borrowers) shall (i) be deemed to have been relied upon by Administrative Agent and Lender, notwithstanding any investigation heretofore or hereafter made by Administrative Agent or Lender or on Administrative Agent’s or Lender’s behalf or any documents or other materials delivered to or reviewed by Administrative Agent or Lender and (ii) survive termination of this Agreement, the First Mortgages, the Second Mortgages, the Third Mortgages and any other Loan Document (whether by foreclosure, deed-in-lieu of foreclosure or otherwise) but not repayment of the Secured Obligations in cash (provided, that notwithstanding anything to the contrary contained in this Section 6.3, the indemnities included in this Agreement (including, without limitation, the indemnity described in Section 7.1.17) shall survive the repayment in full of the Secured Obligations in cash otherwise).  Borrowers shall be liable to Administrative Agent and Lender for any Losses suffered by Administrative Agent or Lender if any of the foregoing representations and warranties are inaccurate as of the Closing Date (or as of the date that such representations and warranties are being remade, as applicable), regardless of when such inaccuracy may be discovered by, or result in harm to, Administrative Agent or Lender.

ARTICLE 7

COVENANTS

7.1Affirmative Covenants

.

7.1.1Performance of Loan Documents

.  Borrowers shall perform and comply with all covenants, conditions and prohibitions required to be observed, performed or satisfied by Borrowers pursuant to and in accordance with the terms and provisions set forth in the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages and shall pay when due all Loan Debt Service Payments and all other sums payable under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages without any additional notice or demand, other than as expressly set forth in the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages.  Borrowers shall promptly advise Administrative Agent in writing of (i) any change in the condition, financial or otherwise of any Borrower Control Person that is reasonably likely to have a material adverse effect upon the business operations, properties, assets or financial condition, or legal authority or status, of any Borrower, Guarantor or the Property or that would impair the ability of any Borrower or Guarantor to satisfy or perform

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

any of such Borrower’s or Guarantor’s obligations under any of the Loan Document, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages to which it is a party or (ii) the occurrence of any Event of Default.

7.1.2Performance Under Other Encumbrances

.  Borrowers shall perform and comply with all covenants, conditions and prohibitions required of Borrowers in connection with any Property Record Agreement and any other encumbrance affecting the Property, the Chattels, the Intangible Personalty or the other Collateral, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the Lien hereof.

7.1.3Taxes and Assessments

.

A.Payment of Taxes.  Borrowers shall (i) pay, before delinquency and before the imposition of any penalty or interest, all Property Impositions, and (ii) deliver to Administrative Agent, without notice or demand, an official receipt for the payment of such Property Impositions (or, if an official receipt is not provided to Borrowers, other written evidence of the payment of such Property Impositions reasonably acceptable to Administrative Agent) within ten (10) days after each such payment.  Notwithstanding the foregoing, so long as (a) Borrowers have deposited funds with Administrative Agent for the payment of Property Impositions and (b) Administrative Agent is applying funds deposited by Borrowers to the payment of Property Impositions, in each case, pursuant to Section 4.1, then Borrowers shall not be obligated to pay such amounts or provide such written evidence of payment pursuant to this Section 7.1.3(A).  At Administrative Agent’s option, Administrative Agent may retain the services of a firm to monitor the payment of all Property Impositions, the actual cost of which shall be borne by Borrowers.

B.Deposit for Taxes.  Borrowers shall deposit funds with Administrative Agent for the payment of Property Impositions to the extent required by the terms of Section 4.1.

C.Intangible Taxes.  If by reason of any Legal Requirement, any change or amendment thereto or in the interpretation or application thereof, any judicial decision adopted or rendered following the Closing Date, or any request or directive by any Governmental Authority, (i) any tax, assessment or similar charge is imposed against any of the Secured Obligations, any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages, Administrative Agent, Lender, or any interest of Administrative Agent or Lender in any Collateral, (ii) any reserve, special deposit, compulsory loan or similar requirement is imposed on Administrative Agent or Lender or any of Administrative Agent’s or Lender’s Affiliates, (iii) the rate of return on Lender’s capital as a consequence of Lender’s or Administrative Agent’s obligations hereunder is reduced by any amount reasonably deemed by Administrative Agent to be material, or (iv) any other condition is imposed on Lender or Administrative Agent that increases the cost to Lender or Administrative Agent of making, renewing or maintaining the Loan or reduces any amount receivable by Administrative Agent and/or Lender hereunder, then, in any such case, Borrowers shall promptly pay Lender and/or Administrative Agent upon demand any additional amounts necessary to compensate Lender and/or Administrative Agent for such

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

additional costs of Lender and/or Administrative Agent or reduced amount receivable in respect of the Loan, and Borrowers shall indemnify Lender and Administrative Agent against all Losses in connection with any such tax, assessment or other charge.  If Borrowers are unable to pay such amounts before delinquency, then the Secured Obligations shall, at Administrative Agent’s option, become due and payable in full upon ninety (90) days’ notice to Borrowers (and, within such ninety (90) day period, Borrowers shall repay the Principal Indebtedness plus all accrued and unpaid interest thereon, together with all other amounts outstanding under the Loan Documents, in accordance with the prepayment provisions set forth in Section 2.3, but without any prepayment premium).

D.Right to Contest.  Notwithstanding any other provision of this Section 7.1.3 to the contrary, Borrowers shall not be deemed to be in Default solely by reason of Borrowers’ failure to pay any Property Impositions so long as, in Administrative Agent’s judgment, each of the following conditions is satisfied:  (i) Borrowers are engaged in, and diligently pursuing in good faith, administrative or judicial proceedings appropriate to contest the validity or amount of such Property Impositions; (ii) Borrowers’ payment of such Property Impositions would necessarily and materially prejudice Borrowers’ prospects for success in such proceedings; (iii) nonpayment of such Property Impositions will not result in (a) the loss, forfeiture or encumbrance of the Property (or any portion thereof) or any interest of Borrowers, Administrative Agent or Lender therein or (b) any fines or other punitive actions; and (iv) unless Borrowers have already paid the Property Impositions prior to the contest, Borrowers deposit with Administrative Agent, as security for any payment that may ultimately be required, an amount equal to the amount of the disputed Property Impositions plus the interest, penalties and other costs that Administrative Agent estimates are reasonably likely to become payable if Borrowers’ contest is unsuccessful.  For the avoidance of doubt, the funds required to be deposited with Administrative Agent under clause (iv) above shall be in addition to all Property Impositions (and all interest, penalties and other costs) that are not being contested, and will be released to Borrowers for payment of the Property Impositions following conclusion of the contest if no Event of Default exists.

E.Failure to Comply with Contest Requirements.  If Administrative Agent determines that any one or more of the conditions set forth in Section 7.1.3(D) is not satisfied or is no longer satisfied, then Borrowers shall pay the applicable Property Impositions in question not later than the date that is ten (10) days following the date that Administrative Agent provides written notice to Borrowers of such determination.

7.1.4Maintenance and Repair of Property and Chattels; Contracts; Use

.

A.Borrowers shall at all times maintain (or cause to be maintained) each Individual Property and the Chattels in good condition and repair and at a standard not lower than the standard maintained by prudent managers of similar properties in the geographic region of the Property.  Borrowers shall diligently prosecute the completion of any building or other improvement that is at any time in the process of construction on the Property, and shall promptly repair, restore, replace, or rebuild any part of the Property or the Chattels that may be affected by any casualty or any public or private taking or injury to the Property or the Chattels.  All costs and expenses arising out of the foregoing shall be

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

paid by Borrowers whether or not the applicable Capital Proceeds shall be sufficient or available therefor, but subject to the release of the Capital Proceeds if Administrative Agent is required to do so in accordance with this Agreement.  Borrowers shall maintain access to and egress from each Individual Property by public streets.  Borrowers shall maintain all public utility services (including water supply, storm and sanitary sewer facilities, and natural gas, electric, telephone, cable television and high speed internet access facilities) necessary for the operation and maintenance of each Individual Property (including the Improvements) for such Individual Property’s intended purposes, and shall cause all such utilities to be connected so as to serve each Individual Property without passing over other property except for land or easement areas of or available to the utility company providing such utility service.

B.Each Borrower shall at all times maintain, preserve and protect all franchises and trade names, and preserve all of the remainder of such Borrower’s property necessary for the continued conduct of such Borrower’s business.

C.Borrowers shall timely pay and perform each of Borrowers’ obligations under or in connection with the Contracts.  Borrowers shall not, without Administrative Agent’s prior written consent, (a) enter into any Contract with an Affiliate of any Borrower, Guarantor or any other Borrower Owner Person unless such Contract is (i) negotiated on an arms’-length basis, (ii) does not have a term in excess of three hundred sixty-five (365) days and is terminable by Borrowers (without penalty) on thirty (30) days’ notice, (iii) such Contract, together with any other Contracts with any such Affiliates (other than any Property Management Agreement) does not provide for payments in the aggregate of more than $250,000 per annum and (iv) upon request of Administrative Agent, Borrower provides an executed copy of any such Contract with any such Affiliate, and/or (b) enter into any Contract that has a term in excess of three hundred sixty-five (365) days unless such Contract is terminable by Borrowers (without penalty) on thirty (30) days’ notice.  None of the Borrowers and any Borrower Control Person shall enter into any contract or agreement that contravenes any of the Loan Documents, the Third Mortgages, and the Affiliate Guaranty (Portfolio Borrowers) or that provides or has the effect that the performance of the Loan Documents, the Third Mortgages or the Affiliate Guaranty (Portfolio Borrowers) constitutes a default under such contract or agreement or results in the creation of any Lien upon or with respect to the Property, Chattels, Intangible Personalty or other Collateral.  Borrowers shall perform, observe and fulfill, and shall cause Guarantor to perform, observe and fulfill, all of the obligations, covenants and conditions set forth in any agreement or instrument to which any Borrower or Guarantor, as the case may be, or any of the properties, assets or revenues of any Borrower or Guarantor, as the case may be, are bound, if the failure to perform, observe or fulfill any such obligation, covenant or condition would materially and adversely affect the properties, assets, operations or condition (financial or otherwise) of any Borrower or Guarantor, as the case may be, or the ability of any party to the Loan Documents, the Third Mortgages or the Affiliate Guaranty (Portfolio Borrowers) to perform such party’s obligations under the Loan Documents, the Third Mortgages or the Affiliate Guaranty (Portfolio Borrowers).

D.Borrowers shall use and operate each Individual Property solely for the operation of retail, transportation and industrial use (in each case consistent with the

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

use of each Individual Property as of the Closing Date) and any other use consistent therewith and not otherwise in violation of any Legal Requirements and for no other use or purpose.

E.If recommended by any environmental assessment or audit of any Individual Property (including any assessment or audit performed in connection with the closing of the Loan or following the Closing Date), Borrowers shall establish and shall comply with an operations and maintenance program with respect to such Individual Property, in form and substance reasonably acceptable to Administrative Agent and prepared by an environmental consultant reasonably acceptable to Administrative Agent (each such program, as applicable, an “O&M Program”), including that certain Asbestos Operations and Maintenance Plan prepared by EBI Consulting and dated as of February 1, 2015 with respect to the Rockaway Beach Property, the 114-15 Guy Brewer Property, the 165-25 147th Ave Property, the 85-01 24th Ave Property, the 203 Ridgewood Property, the Slater Property, the 36 Midland Property, the 100-110 Midland Property, and the 112 Midland Property.  Borrowers shall not permit any O&M Program to be amended, terminated, replaced or otherwise modified, in each case, without obtaining the prior written consent of Administrative Agent.  Without limiting the generality of the foregoing, Administrative Agent may require (i) Borrowers to deliver periodic notices or reports to Administrative Agent with respect to the work required by an O&M Program in form, substance and at such intervals as Administrative Agent may specify, (ii) an amendment to any O&M Program in order to address changing circumstances, Legal Requirements or other matters, (iii) at the sole cost and expense of Borrowers, one or more supplemental examinations of any Individual Property by environmental consultants specified by Administrative Agent, (iv) access to each Individual Property by Administrative Agent, its agents or servicer, to review and assess the environmental condition of such Individual Property and Borrowers’ compliance with any O&M Program and (v) variation of any O&M Program in response to the reports provided by any such consultants.  Any construction, rehabilitation, modification or renovation at the Property, including any such work that requires the removal of any materials or improvements of any kind in connection with an O&M Program, shall be implemented pursuant to and in accordance with the procedures and programs as set forth in such O&M Program and all applicable Legal Requirements.  Any O&M Program and work resulting therefrom shall be conducted by an accredited, licensed, abatement contractor approved by Administrative Agent.  All fees and expenses incurred by Administrative Agent and Lender for all inspections and review and approval of any O&M Program shall be paid by Borrowers not later than ten (10) days following written demand therefor by Administrative Agent.

7.1.5Condemnation; Casualty; Capital Proceeds

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A.Notice and Settlement.  If all or any part of the Property, Chattels or other Collateral (i) is taken, or is threatened (in writing) to be taken, by eminent domain or any other public or private action (including any voluntary conveyance in lieu or in anticipation thereof), (ii) shall become the subject of a pending condemnation of which any Borrower has received written notice, or (iii) is damaged by any casualty, then Borrowers shall, promptly after obtaining actual knowledge thereof, provide Administrative Agent with written notice thereof and of the time and place of any scheduled meetings, hearings,

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

trials, and other proceedings relating to such taking, pending condemnation or casualty, together with all papers served and settlement offers and appraisals received in connection therewith.  If an Event of Default exists or the Capital Proceeds are expected to be in excess of $250,000.00, Administrative Agent may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any Capital Proceeds that may be payable as a result of such condemnation or casualty, and may, in Administrative Agent’s sole discretion, compromise or settle, in the names of both Borrowers and Administrative Agent, any claim for any such Capital Proceeds.  Whether or not Administrative Agent is involved in any such negotiation or settlement, any such compromise or settlement shall be subject to the prior written consent of Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed if no Event of Default exists.

B.Payment of Capital Proceeds to Administrative Agent.  Any Capital Proceeds payable as a result of any condemnation, casualty or damage with respect to the Property, Chattels or other Collateral shall be paid directly to Administrative Agent and shall be applied first to reimburse Administrative Agent and/or Lender for all actual out-of-pocket costs and expenses, including out-of-pocket attorneys’ fees, incurred by Administrative Agent and/or Lender in connection with the ascertainment and collection of such Capital Proceeds.  Subject to Section 7.1.5(C), the balance, if any, of any such Capital Proceeds received by Administrative Agent shall, in Administrative Agent’s sole discretion, either be (i) retained and applied by Administrative Agent first towards the payment of the Secured Obligations, second toward the payment of the Second Mortgage Secured Obligations, and third toward payment of the Third Mortgage Secured Obligations, in each case, in such order and manner as Administrative Agent deems appropriate (without prepayment penalty or fee provided that no Default or Event of Default then exists), or (ii) paid over, in whole or in part and subject to such conditions as Administrative Agent may reasonably impose, to Borrowers for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the condemnation, casualty or damage.  In the event that all of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations have been paid or are discharged by the application of less than all of such Capital Proceeds, then, any remaining Capital Proceeds shall be paid over to Borrowers.

C.Application of Capital Proceeds.  Notwithstanding the provisions of Section 7.1.5(B), if the Capital Proceeds received by Administrative Agent are less than the Threshold Amount, then Administrative Agent shall make any such Capital Proceeds available to Borrowers for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the condemnation, casualty or damage, provided that all of the following conditions are satisfied:  (i) there does not then exist any Default or Event of Default; (ii) the condemnation, damage or casualty occurs at least one hundred eighty (180) days prior to the Maturity Date and the restoration is capable of being completed, in Administrative Agent’s judgment, at least one hundred twenty (120) days prior to the Maturity Date; (iii) the restoration, repair or rebuilding will return the applicable Individual Property to substantially the same size, design and utility as existed immediately prior to the condemnation, damage or casualty, and Administrative Agent shall have approved (in writing) all plans and specifications for such restoration, repair or rebuilding; (iv)

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Borrowers demonstrate to the reasonable satisfaction of Administrative Agent that Borrowers have the financial ability to pay all Loan Debt Service Payments and any other amounts required to be paid under this Agreement, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages and the other Loan Documents and to perform all of the other Secured Obligations, Second Mortgage Secured Obligations, and Third Mortgage Secured Obligations during the restoration, repair or rebuilding of the applicable Individual Property from Gross Revenue (excluding the Capital Proceeds, but including business or rental loss insurance proceeds) or otherwise; (v) if, prior to the commencement of any restoration, repair or rebuilding work, Administrative Agent reasonably determines that the then-remaining Capital Proceeds are insufficient to pay for such restoration, repair or rebuilding work, then Borrowers shall deposit with Administrative Agent (prior to the commencement of such restoration, repair or rebuilding work and not later than the date that is fifteen (15) days following written demand by Administrative Agent) such additional funds that Administrative Agent reasonably determines are necessary to complete such restoration, repair or rebuilding work; (vi) if, following the commencement of any restoration, repair or rebuilding work, Administrative Agent reasonably determines that the then-remaining Capital Proceeds (and any other amounts deposited with Administrative Agent to complete such restoration, repair or rebuilding work) are insufficient to pay for such restoration, repair or rebuilding work, then Borrowers shall deposit with Administrative Agent (not later than the date that is fifteen (15) days following written demand by Administrative Agent) such additional funds that Administrative Agent reasonably determines are necessary to complete such restoration, repair or rebuilding work, such that at all times the funds held by Administrative Agent and remaining to be disbursed for purposes of such restoration, repair or rebuilding work shall be sufficient to complete such restoration, repair or rebuilding work; (vii) all Capital Proceeds and other funds provided by Borrowers for such restoration, repair or rebuilding are released under reserve and construction funding arrangements reasonably satisfactory to Administrative Agent; (viii) Borrowers demonstrate to Administrative Agent’s reasonable satisfaction that the applicable Individual Property will have a Debt Service Coverage Ratio of at least 1.2 to 1.0 from Gross Revenue (excluding Capital Proceeds and business or rental loss insurance proceeds) as of the date of the completion of such restoration, repair or rebuilding and during the one hundred eighty (180) day period thereafter, in each case, based upon Administrative Agent’s reasonable projection of the Net Operating Income for the twelve (12) month period following the date of determination; and (ix) if any site plan amendment, variance, special use permit or other similar special approval or consent is required from any Governmental Authority or any other Person for such restoration, repair or rebuilding, then Borrowers shall obtain and deliver to Administrative Agent such site plan amendment, variance, special use permit or other similar special approval or consent not later than one hundred eighty (180) days following the date of such condemnation, casualty or damage (provided, however, that such one hundred eighty (180) day time period shall in all respects be subject to the foregoing provisions of this Section 7.1.5(C) and shall not extend or otherwise modify any time periods in such foregoing provisions).

D.Business/Rental Loss Insurance Proceeds.  Any business or rental loss insurance proceeds payable as a result of any condemnation, casualty or damage with respect to the Property, Chattels or other Collateral shall be paid directly to Administrative Agent and shall be applied first to reimburse Administrative Agent for all costs and

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

expenses, including out-of-pocket attorneys’ fees, incurred by Administrative Agent and/or Lender in connection with the ascertainment and collection of such insurance proceeds.  Administrative Agent shall retain the balance, if any, of such insurance proceeds and (i) for so long as no Event of Default exists, apply the same to the payment of any Monthly Impounds, Operating Expenses, Loan Debt Service Payments and other amounts that Borrowers are required to pay pursuant to this Agreement, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages and the other Loan Documents during the period of restoration, or (ii) if an Event of Default exists, at Administrative Agent’s option, apply the same first towards the payment of the Secured Obligations, second toward the payment of the Second Mortgage Secured Obligations, and third toward payment of the Third Mortgage Secured Obligations, in each case, in such order and manner as Administrative Agent deems appropriate.

E.Maintenance of Capital Proceeds.  Administrative Agent will have no obligation to see to the proper application of any Capital Proceeds paid over to Borrowers, nor will any such Capital Proceeds received by Administrative Agent bear interest or be subject to any other charge for the benefit of Borrowers.  If the applicable First Mortgage, Second Mortgage or Third Mortgage has been foreclosed prior to Administrative Agent’s receipt of such Capital Proceeds, then Administrative Agent shall be entitled to receive and retain such Capital Proceeds to the extent required to reimburse Administrative Agent and Lender for all actual out-of-pocket costs and expenses, including actual out-of-pocket attorneys’ fees, incurred in connection therewith, and to discharge any deficiency remaining first with respect to the Secured Obligations, second with respect to the Second Mortgage Secured Obligations, and third with respect to the Third Mortgage Secured Obligations.

7.1.6Financial Reporting

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A.Quarterly Statements.  Within forty-five (45) days following the end of each calendar quarter, each Borrower shall deliver to Administrative Agent and Servicer (i) such Borrower’s quarterly operating statements for the Individual Property owned by such Borrower as of the end of and for the preceding calendar quarter, setting forth all Gross Revenues received and operating expenses and Capital Expenditures incurred during such calendar quarter and compared against the operating budget for such calendar quarter, (ii) a then-current Rent Roll for the Individual Property owned by such Borrower, and (iii) such Borrower’s calculation of the Debt Service Coverage Ratio and the Portfolio Debt Service Coverage Ratio as of the last day of the preceding calendar quarter (including a summary of how the Debt Service Coverage Ratio and the Portfolio Debt Service Coverage Ratio was calculated and including all financial statements and/or other reports reasonably required by Administrative Agent or Servicer to verify such Borrower’s Debt Service Coverage Ratio and Portfolio Debt Service Coverage Ratio calculation). Upon demand by Administrative Agent following any Event of Default, or if Administrative Agent and Lender intend to securitize the Loan (and, if so, until the Loan is contributed to a securitization structure), each Borrower shall deliver to Administrative Agent and Servicer the items required in clauses (i) and (ii) of this Section 7.1.6(A) on a monthly basis not later than the tenth (10th) Business Day of each calendar month.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

B.Annual Statements. Within ninety (90) days following the end of each fiscal year of Borrowers, Borrowers shall deliver to Administrative Agent and Servicer (i) the annual balance sheet and profit and loss statement of each Borrower and Guarantor (demonstrating that Guarantor satisfies the Minimum Guarantor Financial Requirement), (ii) a single consolidated statement of cash flow including all Borrowers and Guarantor, (iii) each Borrower’s annual operating statements for the Individual Property owned by such Borrower as of the end of and for the preceding fiscal year, setting forth all Gross Revenues received and operating expenses incurred during such fiscal year and compared against the operating budget for such fiscal year, and (iv) a report for each Borrower that sets forth the Capital Expenditures incurred by such Borrower during the preceding fiscal year.  The financial statements described in this Section 7.1.6(B) shall be prepared and certified by Borrowers and, at Administrative Agent’s request, shall be audited by an independent certified public accountant acceptable to Administrative Agent if (x) a Default or Event of Default exists or (y) in order to comply with any regulatory audit or other requirements to which Administrative Agent and/or Lender are subject. For the purposes of this Section 7.1.6, so long as GTJ REIT is the Guarantor,  the term “Guarantor” shall be deemed to include the following entities to the extent GTJ REIT retains an ownership interest in such entities: Wu/LH 466 Bridgeport L.L.C., Wu/LH 950 Bridgeport L.L.C., Wu/LH 15 Progress L.L,C, Wu/LH 103 Fairview Park L.L.C., Wu/LH 404 Fieldcrest L.L.C., Wu/LH 300 American L.L.C., Wu/LH 500 American L.L.C., GWL 110 Old County LLC, GWL Windsor Land LLC, GWL Borden LLC, GWL 20 East Halsey LLC, GWL 4 Corporate LLC, GWL 8 Corporate LLC, GWL 11 Constitution LLC, GWL 21 Constitution LLC, GWL 25 Corporate LLC, GWL 1110 Centennial LLC, GWL 606 Cozine LLC, GWL 300 McIntire LLC, GWL 1938 Olney LLC,  GWL 201 Neelytown LLC,  GWL 625 Wortman LLC (each a Delaware limited liability company), 23-85 87th Street, LLC, a New York limited liability company, and 612 Wortman Avenue, LLC, a New York limited liability company.

C.Preparation and Certification of Statements.  The operating and profit and loss statements described in this Section 7.1.6 shall be in such detail as Administrative Agent may reasonably require and shall be prepared in accordance with Approved Accounting Principles; provided, however, that with respect to the preparation of the balance sheets of Guarantor required to be delivered by Borrowers pursuant to this Section 7.1.6, (i) such balance sheets of Guarantor shall exclude the assets and liabilities of the Borrowers and the Cross-Collateralized Borrowers and (ii) land, building, and accumulated depreciation and amortization may be removed and replaced with a midpoint estimated market value based on the reports issued by Kroll, LLC, or another valuation firm reasonably acceptable to Administrative Agent, used in Guarantor’s net asset valuation set forth in Guarantor’s annual balance sheet.  The operating and profit and loss statements, Rent Rolls and other information and reports delivered by Borrowers or Guarantor pursuant to this Section 7.1.6 shall be certified to Administrative Agent as true, correct and complete by the applicable Borrower or Guarantor, as applicable.

D.Other Statements and Reports.  During any Cash Management Period, Borrowers shall deliver the Reconciliation Reports, budgets and other reports and financial statements in accordance with (and otherwise comply with) the provisions of Section 3.8.  In addition to the financial statements and reports listed above in this Section

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

7.1.6, Borrowers and Guarantor shall also promptly furnish or cause to be furnished to Administrative Agent and Servicer, within forty-five (45) days following Administrative Agent’s request, any other financial reports or statements of any Borrower and Guarantor that are not unreasonably burdensome to prepare, including balance sheets, profit and loss statements, other financial statements and certified Rent Rolls, required under any of the Loan Documents, requested by any Governmental Authority exercising jurisdiction over Administrative Agent or Lender, or reasonably requested by Administrative Agent from time to time.

E.Late Fee.  Notwithstanding anything herein to the contrary, if any Borrower or Guarantor fails to deliver any operating statements, balance sheets, profit and loss statements, Rent Rolls, or any other financial reports or other documents required under this Section 7.1.6 to Administrative Agent on or prior to the applicable due date under this Section 7.1.6, in addition to Administrative Agent’s other rights and remedies under the Loan Documents, Borrowers shall pay to Administrative Agent a late fee of One Thousand Dollars ($1,000) for every ten (10) Business Days that any Borrower or Guarantor is late in delivering such reports or other documents due under this Section 7.1.6.   The foregoing late fee shall be due and payable within ten (10) Business Days following Administrative Agent’s demand. Notwithstanding the foregoing, Borrowers shall be permitted to deliver the financial reports and other documents required under this Section 7.1.6 within ten (10) Business Days of the due date thereof without incurring the late fee imposed under this Section 7.1.6 two (2) times in any twelve (12) month period.

7.1.7Books and Records; Inspection Rights; Access to Property

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A.Books and Records. Each Borrower shall keep and maintain at the offices of such Borrower accurate and complete records and books of account, in which complete entries shall be made, reflecting all financial transactions of such Borrower relating to the applicable Individual Property, including records adequate to correctly reflect all items required in order to determine all Gross Revenue, Operating Expenses, Capital Expenditures and other matters contemplated by this Agreement.

B.Inspection Rights. At any reasonable time, and from time to time, but not more than twice per calendar year for each Individual Property (excluding Administrative Agent’s regularly scheduled annual inspection of each Individual Property) unless an Event of Default exists or in connection with any transfer of all or any portion of the Loan by any Lender, upon not less than 24 hours prior notice from Administrative Agent, Borrowers shall permit Administrative Agent, or any agents or representatives thereof, to (i) examine and make copies of and abstracts from the records and books of account of Borrowers and the Property, (ii) enter and inspect the Property and the Chattels (subject to the rights of Tenants under Leases), and (iii) discuss with Borrowers the affairs, finances and accounts of Borrowers.  Borrowers shall take all commercially reasonable actions necessary or required under the Leases to effect such right of Administrative Agent to inspect the Property and Chattels.

C.Access to Property.  At any time and from time to time, but not more than twice per calendar year unless an Event of Default exists or in connection with any

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

transfer of all or any portion of the Loan by any Lender, upon reasonable request and reasonable notice by Administrative Agent, Borrowers shall (i) provide Administrative Agent with copies of all bank statements, invoices, cancelled checks and other information relating to any accounts maintained by each Borrower, any asset manager or any Property Manager with respect to each Individual Property and (ii) deliver to Administrative Agent a current inventory of the Chattels, the Intangible Personalty and the other Collateral, in such detail as Administrative Agent may reasonably require.  During the existence of any Event of Default, Borrowers shall, at Administrative Agent’s request, assemble the Chattels and make them available to Administrative Agent at any place designated by Administrative Agent that is reasonably convenient to both parties.

7.1.8Cooperate in Legal Proceedings; Notices of Litigation

.  Without limiting any other rights of Administrative Agent and/or Lender under this Agreement, Borrowers shall cooperate with Administrative Agent with respect to any arbitration proceedings or any proceedings before any Governmental Authority that are reasonably likely to in any way materially affect the rights of Administrative Agent and/or Lender hereunder or any rights obtained by Administrative Agent and/or Lender under any of the Loan Documents and, in connection therewith, shall not prohibit Administrative Agent, at Administrative Agent’s election, from participating in any such proceedings.  Borrowers shall, promptly after receiving notice thereof, notify Administrative Agent in writing of any litigation, action, proceeding or investigation against any Borrower, Guarantor or any other Borrower Control Person or the Property and, upon reasonable request of Administrative Agent, from time to time provide Administrative Agent with status or other information in respect thereof.

7.1.9Further Assurances

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A.Borrowers shall, at Borrowers’ sole cost and expense, upon the reasonable request of Administrative Agent, execute and/or deliver to Administrative Agent all instruments, documents, certificates, title and other insurance reports and agreements, required to be furnished pursuant to the terms of the Loan Documents or reasonably required by Administrative Agent to evidence, preserve and/or protect the Collateral and the Liens of the Loan Documents (including any amendment or replacement to the First Mortgages, the Second Mortgages, the Third Mortgages, any UCC-1 Financing Statements or other Loan Documents) and do such other acts necessary, to evidence, preserve and/or protect the Collateral or to better and more effectively carry out the intents and purposes of this Agreement and the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages, as Administrative Agent shall reasonably require from time to time.  Borrowers hereby authorizes the filing of any financing statements (including any UCC-1 Financing Statement) or continuation statements, and amendments to financing statements, in any jurisdictions and with any recording and/or filing offices as Administrative Agent may determine are necessary or advisable to perfect the security interests granted to Administrative Agent and/or Lender in connection with the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.  Such financing statements may describe the collateral secured thereby (i) in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith or (ii) in any other manner as Administrative Agent may

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

determine is necessary, advisable or prudent to ensure the perfection of the security interests in the collateral granted to Administrative Agent and/or Lender in connection herewith, including describing such collateral as “all assets” or “all personal property” of Borrowers, whether now owned or hereafter acquired.

B.Borrowers shall, at Borrowers’ sole cost and expense, upon the reasonable request of Administrative Agent, during the existence of a Default or Event of Default, deliver to Administrative Agent UCC, tax Lien, judgment and litigation searches with respect to any Borrower Control Person, and searches of title to each Individual Property and the other Collateral, each such search to be conducted by search firms designated by Administrative Agent in each of the locations designated by  Administrative Agent.

7.1.10Management and Leasing of the Property

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A.The Property shall be managed by a property manager approved by Administrative Agent (the “Property Manager”) pursuant to a property management agreement delivered to, and approved by, Administrative Agent (the “Property Management Agreement”).  Administrative Agent hereby approves (i) GTJ Management, LLC, a New York limited liability company, as the initial Property Manager and (ii) the Property Management Agreement with such initial Property Manager, and Borrowers represent to Administrative Agent that a true, correct and complete copy of such Property Management Agreement has been delivered to Administrative Agent and Lender prior to the Closing Date.  Any substitute or replacement Property Manager or any other change in Property Manager shall be subject to the prior written approval of Administrative Agent.  Borrowers shall not permit any amendment to or modification of any Property Management Agreement or management of the Property by any Person other than Borrowers or Property Manager, as applicable, without the prior written approval of Administrative Agent.  Any such Property Manager shall execute a Subordination of Property Management Agreement in respect of its Property Management Agreement in form and substance satisfactory to Administrative Agent.

B.No Borrower shall enter into, amend or modify any listing agreement or brokerage agreement for any Individual Property (a “Listing Agreement”) without Administrative Agent’s prior written consent.  Administrative Agent hereby approves the Listing Agreement with CBRE, Inc., a Delaware corporation, with respect to the 36 Midland Property, the 100-100 Midland Property and the Slater Property, and Borrowers represent to Administrative Agent that a true, correct and complete copy of such Listing Agreement has been delivered to Administrative Agent prior to the Closing Date.  Any listing agent that enters into a Listing Agreement shall execute a Subordination of Listing Agreement in respect of its Listing Agreement in form and substance satisfactory to Administrative Agent.

C.So long as no Event of Default then exists, Administrative Agent’s approval of the matters under this Section 7.1.10 shall not be unreasonably withheld, conditioned or delayed.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

7.1.11Compliance with Legal Requirements

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A.Compliance.  Each Borrower and each Borrower Control Person shall comply with all applicable Legal Requirements and shall timely make all required notices and filings with any Governmental Authority.  Borrowers shall obtain (or cause to be obtained) all Permits.  Borrowers shall maintain all Permits in full force and effect, timely pay all amounts due and payable by or on behalf of Borrowers in respect of such Permits and renew such Permits prior to the expiration thereof.  Borrowers shall, promptly after receiving notice thereof, notify Administrative Agent in writing of any litigation, action, proceeding or investigation against any Borrower or any Borrower Control Person or any Individual Property before any Governmental Authority and, upon reasonable request of Administrative Agent, from time to time provide Administrative Agent with status or other information in respect thereof.

B.Right to Contest.  Notwithstanding any other provision of this Agreement, Borrowers shall not be deemed to be in Default solely by reason of any Borrower’s failure to comply with any Legal Requirement, so long as Borrowers have notified Administrative Agent of such failure pursuant to Section 7.1.11(A) and, in Administrative Agent’s judgment, each of the following conditions is satisfied:

(i)Borrowers are engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or applicability of such Legal Requirement;

(ii)Noncompliance with any such Legal Requirement will not result in (x) the loss, forfeiture or encumbrance of the Property (or any portion thereof) or any interest of Borrowers, Administrative Agent, or Lender therein, (y) any other punitive actions or (z) any loss or impairment of insurance coverage; and

(iii)Borrowers deposit with Administrative Agent, as security for any payment or performance that may ultimately be required, the amount of any fine, assessment or charge plus the interest, penalties, and other out-of-pocket costs that Administrative Agent reasonably estimates are likely to become payable if Borrowers’ contest is unsuccessful.

C.Failure to Comply with Contest Requirements.  If Administrative Agent determines (which determination shall be reasonable provided that no Event of Default exists) that any one or more of the conditions set forth in Section 7.1.11(B) is not satisfied or is no longer satisfied, then Borrowers shall comply with the Legal Requirement in question, not later than the date that is ten (10) days following the date that Administrative Agent provides written notice to Borrowers of such determination.

7.1.12Single Purpose Entity; Preservation of Existence; Non-Foreign Status

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A.Each Borrower shall at all times be a Single Purpose Entity.

B.Each Borrower and each Borrower Control Person shall do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect the

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

existence of each Borrower and each other Borrower Control Person (that is an entity) as a limited liability company, limited partnership, corporation or other entity, as may be applicable, and (ii) maintain the authorization of each Borrower and each other Borrower Control Person to perform their respective obligations under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.

C.Without the prior written consent of Administrative Agent, (i) none of Borrowers and Managing Member shall amend or modify its organizational documents and (ii) no other Borrower Control Person shall amend or modify its organizational documents so as to contravene any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages or to prevent the observance of the obligations under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages.

D.No Borrower Control Person shall at any time be a “foreign person” within the meaning of Sections 1445 and 7701 of the Code, as amended, and the regulations issued thereunder.

7.1.13Leases

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A.Performance; Notices.  Borrowers shall timely pay and perform each of the obligations of Borrowers under or in connection with each Lease and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain such Lease in full force and effect in accordance with its terms.  Borrowers shall within five (5) Business Days following receipt thereof, furnish to Administrative Agent copies of (i) any notices given to any Borrower by the Tenant under any Lease (a) alleging the default by any Borrower in the timely payment or performance of such Borrower’s obligations under such Lease, (b) purporting to terminate or cancel such Lease prior to its stated expiration date, or (c) requiring or demanding the expenditure of any sum by any Borrower (or demanding the taking of any action by any Borrower), and (ii) any subsequent communications related thereto.  Borrowers shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the Tenant or any other party that is not any Borrower thereunder to be observed or performed.  No Borrower shall permit or consent to any assignment or subletting of any Lease unless such assignment or subletting is consummated in accordance with the terms of such Lease, and no Borrower shall consent to any assignment or subletting of any Lease to a Required Tenant without the prior written consent of Administrative Agent. Borrowers agree that, during the existence of an Event of Default, Administrative Agent, in Administrative Agent’s sole discretion, may (following written notice to Borrowers) advance any sum or take any action that Administrative Agent reasonably believes is necessary or required to maintain the Leases in full force and effect, and all such sums advanced by Administrative Agent and/or Lender, together with all costs and expenses incurred by Administrative Agent and/or Lender in connection with any action taken by Administrative Agent and/or Lender pursuant to this Section 7.1.13, shall be due and payable by Borrowers to Administrative Agent not later than ten (10) days following Administrative Agent’s demand therefor, shall bear interest at the Default Rate from the date such sums are advanced by Administrative Agent and/or Lender until the date such sums (together with the applicable interest thereon

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

at the Default Rate) are paid by Borrowers to Administrative Agent, and shall be part of the Secured Obligations.

B.Execution, Termination or Modification of Leases.  Borrowers shall neither do, nor neglect to do, anything that may cause or permit the termination of any Lease, or cause or permit the withholding or abatement of any Gross Revenue payable under any such Lease.  Subject to Section 7.1.13(D), without Administrative Agent’s prior written consent, Borrowers shall not (i) enter into or modify, amend, supplement, terminate or cancel any Lease, (ii) collect any Gross Revenue from all or any part of the Property for more than one (1) month in advance, (iii) assign any Gross Revenue from the Property or any part thereof or (iv) consent to the cancellation or surrender of all or any part of any Lease.  Notwithstanding anything to the contrary set forth in this Agreement, Borrowers may in good faith, without Administrative Agent’s prior written consent, terminate any Lease (other than a Lease to a Required Tenant) for nonpayment of rent or for any other material breach by the Tenant thereunder.  Borrowers shall deliver to Administrative Agent an executed copy of each Lease (including any amendment, supplement or modification thereof) not later than five (5) Business Days following the execution thereof.

C.Administrative Agent’s Consent.  Any submission by Borrowers for Administrative Agent’s consent to a Lease or to a modification, amendment, supplement, renewal, termination or cancellation of any Lease shall be accompanied by (i) a copy of such Lease (together with a comparison of such Lease against the standard form of Lease approved in writing by Administrative Agent showing all proposed modifications to the standard form of Lease approved in writing by Administrative Agent) or a copy of such modification, amendment, supplement, renewal, termination or cancellation, (ii) a then-current Rent Roll for the applicable Individual Property and (iii) year-to-date and prior year operating statements for the applicable Individual Property (collectively, the “Lease Approval Deliveries”).  Each Lease, and each modification, amendment, supplement, renewal, termination or cancellation of any Lease, shall be in writing.  If any proposed Lease that is consented to by Administrative Agent is not executed and delivered by both the applicable Borrower and the applicable Tenant thereunder on or prior to the date that is thirty (30) days following the date that such Lease was consented to, then such consent of Administrative Agent shall expire automatically and without further notice, and Borrowers shall be required to resubmit such proposed Lease to Administrative Agent for consent.  If (I) Administrative Agent fails to respond to such written request for consent of a proposed Lease on or prior to the date that is five (5) Business Days following the date that Administrative Agent receives such request, all Lease Approval Deliveries and any additional information that Administrative Agent may reasonably require to evaluate such proposed Lease, and (II) Borrowers have delivered to Administrative Agent a second written request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all caps letters “ADMINISTRATIVE AGENT SHALL BE DEEMED TO HAVE CONSENTED TO THE LEASE CONTAINED HEREIN IF ADMINISTRATIVE AGENT FAILS TO RESPOND TO THIS REQUEST FOR CONSENT ON OR PRIOR TO THE DATE THAT IS FIVE (5) BUSINESS DAYS FOLLOWING THE DATE HEREOF,” then Administrative Agent shall be deemed to have consented to such Lease if Administrative Agent fails to respond to such second written request before the expiration of such five (5) Business Day period; provided,

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

however, that this deemed consent provision shall not apply to (a) any Lease to any Person that is an Affiliate of any Borrower, Guarantor, any other Borrower Owner Person or Property Manager or (b) any Lease that (by its terms) requires Administrative Agent and/or Lender to execute an SNDA.  Notwithstanding the foregoing, if any proposed Lease that is deemed to have been consented to by Administrative Agent pursuant to the immediately preceding sentence is not executed and delivered by both the applicable Borrower and the applicable Tenant thereunder on or prior to the date that is thirty (30) days following the date that such Lease was deemed to have been consented to, then such deemed consent of Administrative Agent shall expire automatically and without further notice, and Borrowers shall be required to resubmit such proposed Lease to Administrative Agent for consent.

D.Safe Harbor Leases.  Notwithstanding the foregoing provisions of this Section 7.1.13, so long as no Event of Default exists, Borrowers may (without the prior written consent of Administrative Agent) enter into (i) a Safe Harbor Lease or (ii) any modification or amendment of any Safe Harbor Lease so long as such Safe Harbor Lease shall remain a “Safe Harbor Lease” following such modification or amendment.  Notwithstanding the foregoing provisions of this Section 7.1.13(D), the written consent of Administrative Agent to any Lease that would otherwise qualify as a Safe Harbor Lease shall be required prior to entering into such Lease, as a condition to Administrative Agent’s and/or Lender’s executing any SNDA requested by the Tenant under such Lease.  Not later than the date that is ten (10) days following the execution of a Safe Harbor Lease (or a modification or amendment thereof), Borrowers shall provide Administrative Agent with (a) a true, correct and complete copy of such Lease (or such modification or amendment thereof), together with all other items required to be submitted with any Lease pursuant to this Section 7.1.13 and (b) a certification by Borrowers that such Lease (or, if applicable, such Lease together with such modification or amendment) satisfies the requirements set forth herein to qualify as a Safe Harbor Lease.

E.Termination Fees.

(i)Without limiting the generality of this Section 7.1.13, (a) Borrowers shall notify Administrative Agent in writing of any cancellation penalties, termination fees or other consideration payable to any Borrower in connection with any cancellation, termination or surrender of any Lease (any such penalties or fees are referred to herein as “Termination Fees”), which written notice shall be delivered to Administrative Agent not later than the date that is three (3) Business Days following the date that Borrowers have received notice from the applicable Tenant under such Lease of the intention of such Tenant to cancel, terminate or surrender such Lease, but in any event prior to the payment by the applicable Tenant under such Lease of any such Termination Fees to Borrowers and (b) Administrative Agent may, but shall not be required to, require that Borrowers deposit such Termination Fees into a reserve Account held by Administrative Agent or Servicer and impose such restrictions and conditions on the timing and amount of disbursements of the Termination Fees from such reserve Account as Administrative Agent may reasonably require, including (x) requiring that (1) the space left vacant as a result of such cancellation, termination or surrender be relet to a Tenant and under a Lease consented to by Administrative Agent in accordance

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

with Section 7.1.13(C) (any such Lease an “Approved Replacement Lease”), (2) the Tenant under such Approved Replacement Lease is in occupancy of the portion of the Property demised pursuant to such Approved Replacement Lease and is paying rent in accordance with such Approved Replacement Lease, (3) Borrowers provide to Administrative Agent a tenant estoppel certificate from the Tenant under such Approved Replacement Lease in a form and in substance reasonably acceptable to Administrative Agent, and (4) Borrowers provide to Administrative Agent written evidence reasonably acceptable to Administrative Agent that all improvements to the Property required pursuant to such Approved Replacement Lease have been completed in accordance with such Approved Replacement Lease, and (y) limiting the amount of any such disbursement to the lesser of (1) the actual cost of re-tenanting such space and (2) the amount calculated by dividing the Termination Fees by the total square feet of space vacated, then multiplying that result by the number of square feet of newly leased space under such Approved Replacement Lease.  Borrowers shall pay all actual out-of-pocket costs, fees and expenses incurred by Administrative Agent, Lender or Servicer in connection with establishing, holding, maintaining and administering such reserve.  Without limiting the generality of the immediately preceding sentence, and in the sole discretion of Administrative Agent, Administrative Agent and Servicer may, without notice to or consent from Borrowers, deduct such costs, fees and expenses directly from funds on deposit in such reserve.

(ii)If any Event of Default exists, Administrative Agent may apply any Termination Fees held by Administrative Agent or Servicer pursuant to this Section 7.1.13(E) to the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations in such order and in such manner as determined by Administrative Agent.

F.Security Deposits.  Borrowers shall deposit any cash security deposits of Tenants under Leases that are turned over to or for the benefit of any Borrower or otherwise collected by or on behalf of any Borrower, into a separate account maintained with a reputable financial institution in compliance with applicable Legal Requirements, and Borrowers shall not commingle such funds with any funds of any Borrower.  Any letter of credit or other instrument that Borrowers are permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described (or unless applied pursuant to the terms of the applicable Lease), (ii) if permitted pursuant to Legal Requirements, shall name Administrative Agent on behalf of Lender as payee or mortgagee thereunder (or at Administrative Agent’s option, be fully assignable to Administrative Agent) and (iii) shall comply with all applicable Legal Requirements and otherwise be reasonably satisfactory to Administrative Agent.  Borrowers shall, upon request, provide Administrative Agent with evidence reasonably satisfactory to Administrative Agent of Borrowers’ compliance with the foregoing.  Upon the occurrence and during the continuance of any Event of Default, Borrowers shall, upon Administrative Agent’s request, if permitted by applicable Legal Requirements, (a) assign to Administrative Agent any such letter of credit security deposits (or cause such letter of credit security deposits to be re-issued in favor of Administrative Agent) and (b) turn over to Administrative Agent

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all other security deposits (and any interest theretofore earned thereon), in each case, to be held by Administrative Agent subject to the terms of the Leases.

G.Insurance.  Borrowers shall require, in all Leases entered into after the Closing Date, that the Tenant’s property insurance policy in connection with each such Lease (i) provide for a standard waiver of subrogation clause benefiting Borrowers and Administrative Agent and Lender and (ii) include Administrative Agent and Lender as additional insureds.

H.Priority of Leases; SNDAs.  To the extent any Borrower has the right, under the terms of any Lease, to make such Lease subordinate to the Lien of the First Mortgages, the Second Mortgages and the Third Mortgages, Borrowers shall, at Administrative Agent’s request and Borrowers’ expense, take such action as may be reasonably required to effect such subordination.  Conversely, Borrowers shall, at Administrative Agent’s request and Borrowers’ expense, take such action as may be necessary to subordinate the Lien of the First Mortgages, the Second Mortgages and the Third Mortgages to any present or future Lease designated by Administrative Agent.  The standard form of Lease used by Borrowers shall provide that the Lease is subject and subordinate to the First Mortgages, the Second Mortgages, the Third Mortgages and all future mortgages affecting the applicable Individual Property.  Upon written request by Borrowers, Administrative Agent shall provide an SNDA (only if such SNDA is on Administrative Agent’s standard form and is otherwise acceptable to Administrative Agent) for any Lease that (i) is not a Lease of a residential apartment unit, (ii) demises fifty percent (50%) or more of the rentable square feet of any Individual Property, (iii) is entered into with a third party Tenant that is not (and is not an Affiliate of) any Borrower, Guarantor or Property Manager and (iv) is executed and delivered by the applicable Borrower following the Closing Date pursuant to the terms of this Section 7.1.13.

7.1.14Prohibited Persons; Economic Sanctions; Anti-Money Laundering; Corporate Transparency Act

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A.Each Borrower hereby represents, warrants and covenants and agrees that:

(i)no Borrower Owner Person or any officer or director of any of them, (a) is or shall become a Prohibited Person, or (b) is or shall become directly or indirectly owned or Controlled by any Prohibited Person;

(ii)at all times until the full satisfaction of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations, none of the funds of any Borrower, Guarantor or any other Person that are used to repay the Secured Obligations, the Second Mortgage Secured Obligations, or the Third Mortgage Secured Obligations shall be derived from (a) conducting business or transacting with any Prohibited Person (including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person), (b) dealing in any property or interests in

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property blocked pursuant to the Executive Order, or (c) activities involving the violation of any Anti-Money Laundering Laws;

(iii)none of the proceeds of the Loan shall be used to facilitate any business, transactions, or other activity with any Prohibited Person or activities involving the violation of any Anti-Money Laundering Laws; and

(iv)Borrowers shall promptly deliver to Administrative Agent any certification and other evidence reasonably requested from time to time by Administrative Agent confirming compliance by Borrowers with this Section 7.1.14.

B.At all times until the full satisfaction of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations, (i) none of the funds or other assets of any Borrower, Guarantor, any Borrower Control Person or any Person that Controls Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or any other laws, regulations or executive orders administered by OFAC with the result that an investment in any Borrower (whether directly or indirectly) is prohibited by Legal Requirements or the Loan made by Lender is in violation of law (an “Embargoed Person”), (ii) no Embargoed Person shall have any direct or indirect interest of any nature whatsoever in any Borrower with the result that such investment in such Borrower (whether direct or indirect) is prohibited by Legal Requirements or that any of the Transactions are in violation of any Legal Requirements, and (iii) none of the funds of any Borrower, Guarantor, any Borrower Control Person or any Person that Controls Guarantor shall be derived from any unlawful activity with the result that the investment in any Borrower (whether directly or indirectly) is prohibited by Legal Requirements or that any of the Transactions are in violation of any law.

C.Each Borrower hereby represents and warrants to Administrative Agent that as of the Closing Date, to Borrowers’ knowledge each Reporting Company is in compliance with the terms, conditions, regulations and reporting and disclosure requirements of the Corporate Transparency Act.

D.Each Borrower hereby covenants and agrees with Administrative Agent and Lender that, from and after the Closing Date, Borrowers shall cause each Reporting Company to (i) at all times comply with the terms, conditions, regulations and reporting and disclosure requirements of the Corporate Transparency Act and (ii) provide to Administrative Agent upon request by Administrative Agent any information necessary (a) for Administrative Agent to confirm that any such Reporting Company has complied with all reporting and disclosure requirements under the Corporate Transparency Act and (b) to permit Administrative Agent and Lender to comply with the terms, conditions, regulations and reporting and disclosure requirements of the Corporate Transparency Act in respect of the Loan and the transactions contemplated by this Agreement, the other Loan Documents, the Third Mortgages, and the Affiliate Guaranty (Portfolio Borrowers).

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Borrowers shall promptly deliver to Administrative Agent any certification and other evidence reasonably requested from time to time by Administrative Agent confirming compliance by Borrowers and each other Reporting Company with this Section 7.1.14.

E.Borrowers hereby consent, on behalf of Borrowers and each Reporting Company, to permit FinCEN to disclose the beneficial ownership information of each Reporting Company and any other information disclosed to FinCEN pursuant to the Corporate Transparency Act to Administrative Agent in accordance with the terms of the Corporate Transparency Act.  Borrowers hereby (i) represent and warrant that each Reporting Company has, on behalf of such Reporting Company, provided such a consent in writing, and (ii) covenants and agrees that Borrowers shall obtain and deliver to Administrative Agent any additional consents and/or documentation from any such Reporting Company necessary to effectuate such a consent from any such Reporting Company as may be required by FinCEN, from time to time, for FinCEN to release to Administrative Agent all such beneficial ownership information and other information disclosed to FinCEN pursuant to the Corporate Transparency Act.

F.Notwithstanding the foregoing, with respect to any direct or indirect constituent of any Borrower or Guarantor that is not a U.S. Person, such non-U.S. Person shall not be required to comply with any of the provisions in this Section 7.1.14 if doing so would constitute a violation of the domiciliary law applicable to such non-U.S. Person, provided, however, that if such non-U.S. Person is not required to comply with the provisions of this Section 7.1.14, Borrowers shall deliver written notice to Administrative Agent which written notice shall include, among other things, (i) the identity of such non-U.S. Person, (ii) the justification for such non-U.S. Person’s non-compliance and (iii) such other written evidence reasonably required by Administrative Agent confirming the same.

G.The representations, warranties, covenants and agreements set forth in this Section 7.1.14 shall be deemed remade and reaffirmed by Borrowers as of each date that Borrowers (i) makes a payment to Administrative Agent and/or Lender under this Agreement, the other Loan Documents, the Third Mortgages, and/or the Affiliate Guaranty (Portfolio Borrowers), or (ii) receives any advance or disbursement of the proceeds of the Loan or any payment from Lender.  Borrowers shall promptly notify Administrative Agent in writing should Borrowers receive actual knowledge of any change in the information set forth in the representations, warranties, covenants and agreements in this Section 7.1.14 or if any of the representations or warranties in this Section 7.1.14 become untrue or incomplete in any respect.

7.1.15Replacement Guarantor

.  Within thirty (30) days after the death or incapacity of any individual Guarantor, Borrowers shall notify Administrative Agent in writing of such death or incapacity and provide to Administrative Agent the names and current financial statements of one or more replacement guarantors reasonably acceptable to Administrative Agent (i) who, following such replacement, will own not less than one percent (1.0%) of the direct or indirect ownership interests in each Borrower, (ii) who has (together with any remaining Guarantor following such replacement) an aggregate Net Worth and Available Liquidity sufficient to satisfy the Minimum Guarantor Financial Requirement, and (iii) (a) whose Net Worth and financial condition is, in Administrative

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Agent’s discretion, equivalent to or better than the deceased Guarantor based upon the financial statements and other financial information delivered to Administrative Agent in respect of the individual that is the Guarantor immediately prior to such replacement, or (b) who are the heirs, devisees and beneficiaries of substantially all of the deceased Guarantor’s assets and who have an aggregate Net Worth and Available Liquidity sufficient to satisfy the Minimum Guarantor Financial Requirement.  Within sixty (60) days after the death or incapacitation of such individual Guarantor, each substitute guarantor(s) shall (A) deliver to Administrative Agent the financial reports and statements required to be delivered by Guarantor pursuant to Section 7.1.6, (B) execute and deliver to Administrative Agent a guaranty agreement and environmental indemnity agreement in substantially the same form as the Guaranty Agreement and Environmental Indemnity Agreement and (C) execute and deliver to Administrative Agent such other instruments as Administrative Agent may reasonably require in connection with such replacement.

7.1.16Minimum Guarantor Financial Requirement

.  At all times until repayment in full of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations, Borrowers shall cause Guarantor to satisfy the Minimum Guarantor Financial Requirement. Notwithstanding the foregoing, if at any time prior to the indefeasible payment in full in cash of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations, the Guarantor fails to satisfy the Minimum Guarantor Available Liquidity Requirement, such failure may be cured by depositing with Administrative Agent or Servicer (as reasonably determined by Administrative Agent) not later than the date that is thirty (30) days following notice by Administrative Agent to Borrowers and/or Guarantor of such failure cash or marketable securities acceptable to Administrative Agent in an amount equal to the excess of the amount of the Minimum Guarantor Available Liquidity Requirement over the Available Liquidity of Guarantor as of the date of determination (the “Liquidity Deposit”), which amount shall be held by Administrative Agent and Lender as additional collateral for the repayment of the Loan and which amount shall be deemed to be part of the “Collateral” for the purposes of this Agreement and the other Loan Documents.  During the existence of any Event of Default, Administrative Agent may apply such amounts held by Administrative Agent or Servicer pursuant to this Section 7.1.16 to the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations in such order and manner as determined by Administrative Agent in its sole discretion. Notwithstanding anything to the contrary herein, so long as no Event of Default exists, if after any Liquidity Deposit is made, the Minimum Guarantor Available Liquidity Requirement becomes satisfied, Administrative Agent shall promptly return the Liquidity Deposit to Borrowers and/or Guarantor, as may be applicable. For the purposes of this Section 7.1.16, so long as GTJ REIT is the Guarantor,  the term “Guarantor” shall be deemed to include the following entities to the extent GTJ REIT retains an ownership interest in such entities: Wu/LH 466 Bridgeport L.L.C., Wu/LH 950 Bridgeport L.L.C., Wu/LH 15 Progress L.L,C, Wu/LH 103 Fairview Park L.L.C., Wu/LH 404 Fieldcrest L.L.C., Wu/LH 300 American L.L.C., Wu/LH 500 American L.L.C., GWL 110 Old County LLC, GWL Windsor Land LLC, GWL Borden LLC, GWL 20 East Halsey LLC, GWL 4 Corporate LLC, GWL 8 Corporate LLC, GWL 11 Constitution LLC, GWL 21 Constitution LLC, GWL 25 Corporate LLC, GWL 1110 Centennial LLC, GWL 606 Cozine LLC, GWL 300 McIntire LLC, GWL 1938 Olney LLC,  GWL 201 Neelytown

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LLC,  GWL 625 Wortman LLC (each a Delaware limited liability company), 23-85 87th Street, LLC, a New York limited liability company, and 612 Wortman Avenue, LLC, a New York limited liability company.

7.1.17General Indemnity

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A.Borrowers shall, at Borrowers’ sole cost and expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties from any Losses imposed on, incurred by, or asserted against any of the Indemnified Parties, directly or indirectly, in each case, arising out of or in connection with any of the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations, the Properties (or any portion thereof), the Pledge Collateral, any Lien on any portion of the Property, the Pledge Collateral, the Loan, any Loan Documents, any Third Mortgage, the Affiliate Guaranty (Portfolio Borrowers), the Term Sheet, any Relevant Documents, any and all claims for brokerage, leasing, finders or similar fees that may be made relating to the Property, the Pledge Collateral and the Secured Obligations, the Second Mortgage Secured Obligations or the Third Mortgage Secured Obligations, any accident, injury or death of person or loss of or damage to property occurring in respect of the Property, the performance of any labor or services or the furnishing of any materials or other property in respect of the Property, any tax (including any mortgage recording tax) imposed in respect of the Loan or the recording or filing of the First Mortgages, the Second Mortgages, the Third Mortgages, the Pledge and Security Agreement or any other Loan Document or Relevant Document, any wire fraud or similar fraud in connection with the payment or prepayment of any funds to Administrative Agent and/or Lender by wire transfer or other means of payment pursuant to this Agreement, the Pledge and Security Agreement, the other Loan Documents, the Third Mortgages, the Affiliate Guaranty (Portfolio Borrowers), or the Relevant Documents, any breach of the terms of Section 7.1.14 hereof, or the exercise by Administrative Agent or Lender of any rights or remedies granted to such Person pursuant to this Agreement, the other Loan Documents, the Third Mortgages, the Affiliate Guaranty (Portfolio Borrowers), the Relevant Documents or applicable law; provided, however, that the foregoing shall not apply to any Losses caused solely and directly by the willful misconduct or gross negligence of the Indemnified Parties, as determined by a final decision of a court of competent jurisdiction.  THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES THAT IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE ORDINARY NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY.

B.Upon request, whether Borrowers’ obligation to indemnify any Indemnified Party arises under this Section 7.1.17 or elsewhere in the Loan Documents, the Third Mortgages or the Affiliate Guaranty (Portfolio Borrowers), Borrowers shall defend the Indemnified Parties (in Borrowers’ or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties.  Unless being defended by an insurance company and the attorneys designated by such insurance company, the attorneys engaged to defend such action, judgment, suit, claim or demand shall be subject to the reasonable approval of Administrative Agent. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys

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and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings.  Borrowers shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld so long as (i) no Event of Default exists, (ii) the applicable settlement, compromise or consent to entry of a judgment includes an unconditional release of each Indemnified Party from all liability arising out of the applicable claim, action, suit or proceeding, (iii) Borrowers pay all amounts due in connection with the applicable settlement, compromise or consent to entry of a judgment, and (iv) there are no remaining obligations on the part of any party in connection with the applicable settlement, compromise or consent to entry of a judgment), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification is sought hereunder (whether or not such Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

C.Any amounts payable to an Indemnified Party pursuant to this Section 7.1.17 shall be due and payable ten (10) days after written demand and shall bear interest at the Default Rate from the date of such demand until paid, and shall constitute part of the Secured Obligations.

D.The provisions of and undertakings and indemnification set forth in this Section 7.1.17 shall survive the satisfaction and payment of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations and the termination of this Agreement.

7.1.18Title to Property

.  Borrowers shall warrant and defend the validity of the Liens of the First Mortgages, the Second Mortgages and the Third Mortgages, subject only to the Permitted Encumbrances, against the claims of every Person whomsoever.

7.1.19Post-Closing Obligations

. Borrowers shall, at Borrowers’ sole cost and expense, undertake, perform and complete all of the items set forth on Schedule 13 within the applicable time periods set forth on Schedule 13 and shall provide evidence reasonably satisfactory to Administrative Agent that such items have been undertaken, performed and completed within such time periods.

7.2Negative Covenants

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7.2.1Waste and Alterations

.  Borrowers shall not commit or permit any waste with respect to the Property or the Chattels.  Borrowers shall not (i) cause or permit any part of the Property, including any building, structure, parking lot, access points, curb cuts, driveway, or other ground improvement, to be removed, demolished, or materially altered, or (ii) construct any Improvements on the Property. Notwithstanding the foregoing provisions of this Section 7.2.1, if no Event of Default exits, Borrowers shall be permitted, without any further approval of Administrative Agent or Lender, to make Permitted Alterations.

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7.2.2Zoning and Private Covenants

.  Borrowers shall not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zoning lot” or “zoning lots” (or similar zoning unit or units) presently comprising any Individual Property, any transfer of development rights, any private restrictive covenant, or any other public or private restriction limiting or defining the uses that may be made of any Individual Property or any part thereof.  If under applicable zoning provisions the use of all or any part of any Individual Property is or becomes a nonconforming use, Borrowers shall not cause such use to be discontinued or abandoned, and Borrowers shall use commercially reasonable efforts to prevent any Tenant under any Lease from discontinuing or abandoning such use.

7.2.3Liens on the Property or other Collateral

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A.General Prohibition on Liens.  Borrowers shall neither create nor permit to exist any direct or indirect Lien against the Property, Chattels, Intangible Personalty or other Collateral or any part thereof or direct or indirect interest therein, other than the Liens created by (i) the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages and (ii) the Permitted Encumbrances. Notwithstanding the immediately preceding sentence, Mechanic’s Liens shall be governed by Section 7.2.3(B).

B.Mechanic’s Liens.  Borrowers shall keep the Property and the Chattels free and clear of all Mechanic’s Liens, and Borrowers shall cause any recorded statement of any such Mechanic’s Lien to be released of record or bonded off not later than the date that is thirty (30) days following the date of Borrowers’ actual knowledge of such Mechanic’s Lien.  Notwithstanding the preceding sentence, Borrowers shall not be deemed to be in Default under this Section 7.2.3(B) if and so long as Borrowers (i) contest in good faith the validity or amount of any asserted Lien, (ii) diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, and (iii) provides Administrative Agent and Lender with such security as Administrative Agent and Lender may reasonably require to protect Administrative Agent and Lender against all Losses that Administrative Agent and Lender might incur if the asserted Mechanic’s Lien is determined to be valid (which security may, at the option of Borrowers, be in the form of a bond over such Mechanic’s Lien, provided that such bond removes any such Mechanic’s Lien of record and prevents the filing of or enforcement of any such Mechanic’s Lien of record).

7.2.4Indebtedness

.  No Borrower shall incur any Indebtedness other than the Secured Obligations and any Permitted Indebtedness.

7.2.5Property Record Agreements

.  Borrowers shall not enter into, amend, supplement, cancel, modify or terminate any Property Record Agreements, without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed if no Default or Event of Default is continuing.

7.2.6ERISA; Labor Matters

.  No Borrower shall (i) become a party to any collective bargaining agreements or similar labor agreements or (ii) permit any portion of

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the Property to become subject to any collective bargaining agreements or similar labor agreements.  Borrowers shall not engage in or permit any transaction that would cause the Loan (or the exercise by Administrative Agent and/or Lender of any of Administrative Agent’s and/or Lender’s rights under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages) to be a non-exempt, prohibited transaction under ERISA (including for this purpose the parallel provisions of Section 4975 of the Code), or otherwise result in liability to Administrative Agent and/or Lender due to any Borrower being deemed in violation of any applicable provisions of ERISA.  Borrowers shall indemnify, protect, defend, and hold each Indemnified Party harmless from and against any and all Losses (which term shall include, for the purposes of this Section 7.2.6, excise taxes, and actual out-of-pocket attorneys’ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Administrative Agent’s sole and absolute discretion) that any Indemnified Party may incur, directly or indirectly, as the result of the breach by any Borrower of any warranty or representation set forth in Section 6.1.14 or the breach by any Borrower of any covenant contained in this Section 7.2.6.  This indemnity shall survive any termination, satisfaction or foreclosure of the First Mortgages, the Second Mortgages, the Third Mortgages or a deed or assignment in lieu of such foreclosure and shall not be subject to the limitation on personal liability described in Article 12 or in the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages.

7.2.7Distributions

.  Borrowers shall not make any distributions of Gross Revenue to any Borrower Owner Person or any of Borrowers’ Affiliates (including those made for purposes such as the return of such parties’ equity in any Borrower) (i) during the existence of any Event of Default without the prior written consent of Administrative Agent in Administrative Agent’s sole and absolute discretion or (ii) in violation of the provisions of this Agreement, any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages.

7.2.8Improper Use of Property, Chattels, Intangible Personalty or other Collateral

.  Borrowers shall not use (or permit the use of) the Property, the Chattels, the Intangible Personalty or the other Collateral for any purpose or in any manner that violates any Legal Requirements or the requirements or conditions of any Required Insurance Policy.

7.2.9Name and Business of Borrowers; Jurisdiction of Organization

.  No Borrower shall (i) make any material change in the scope or nature of the business objectives, purposes or operations of such Borrower, or undertake or participate in activities other than the continuance of the present business of such Borrower, (ii) change the chief executive office or the principal place of business of such Borrower without giving Administrative Agent at least fifteen (15) days’ prior written notice thereof and promptly providing Administrative Agent such information as Administrative Agent may reasonably request in connection therewith, (iii) change or permit a change of the jurisdiction of organization of such Borrower without first notifying Administrative Agent in writing of such Borrower’s intention to do so and delivering to Administrative Agent any financing statement that may be filed in connection with any of the Loan Documents,

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the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages as Administrative Agent may require, or (iv) change the name under which such Borrower does business, or adopt or begin doing business under any other name or assumed or trade name, without first notifying Administrative Agent of such Borrower’s intention to do so and delivering to Administrative Agent such executed modifications or supplements to this Agreement, any of the other Loan Documents (and to any UCC-1 Financing Statement that may be filed in connection with any of the Loan Documents), the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, as Administrative Agent may require.

7.2.10Use of Proceeds

.  Borrowers shall not use the proceeds of the Loan or any funds advanced by Lender under the Loan Documents (i) for household or agricultural purposes, (ii) to purchase any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, (iii) for any purpose that would be inconsistent with such Regulation U or any other regulations of the Board of Governors of the Federal Reserve System, or (iv) for any purpose prohibited by any Legal Requirements.

7.2.11Assessments against Property

.  Without the prior written consent of Administrative Agent, which consent may be withheld for any reason, Borrowers shall not consent to or take any action that would permit (i) the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or (ii) the occurrence of any other event, that might result in the imposition of any additional Property Impositions or other monetary obligations or burdens on any Individual Property.

ARTICLE 8

TRANSFERS

8.1Transfer, Encumbrance and Change of Control Prohibition

.  Except as provided in this Article 8, without Administrative Agent’s prior written consent, Borrowers shall not (i) directly or indirectly sell, assign, convey, transfer or otherwise dispose of any Individual Property or other Collateral or any portion thereof (with the exception of Leases, including any Safe Harbor Lease, entered into pursuant to the terms and provisions of the Loan Documents) or any direct or indirect legal, beneficial or equitable interest in all or any part of any Individual Property or other Collateral, (ii) permit or suffer any owner, directly or indirectly, voluntarily or involuntarily, of any direct or indirect ownership or beneficial interest in any Borrower, Managing Member, any Individual Property or other Collateral to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, (iii) mortgage, pledge, hypothecate or otherwise permit or suffer to be subject to, or encumbered by, a Lien or grant or permit to be granted a security interest in all or any part of any Borrower, Managing Member, any Individual Property or other Collateral or any direct or indirect legal, beneficial or equitable interest therein, (iv) permit or suffer any change of Control of any Borrower or Guarantor or (v) amend or modify the organizational structure of any Borrower or Managing Member to split or divide any Borrower into multiple Persons.

8.2Chattel Transfers

.  Notwithstanding the provisions of Section 8.1, Borrowers shall be permitted to sell, transfer or remove Chattels from an Individual Property in the ordinary course

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

of operation and management of such Individual Property as a prudent owner, operator and manager of properties that are similar to such Individual Property would own, operate, and manage such Individual Property, if (i) such Chattel is contemporaneously replaced with similar items of equal or greater value and of similar utility or (ii) such Chattel is obsolete and has no material value or is non-essential to the use, management, and operation of such Individual Property.

8.3Permitted Transfers

.

8.3.1Transfers of Direct or Indirect Ownership Interests in Borrower

s. Notwithstanding the provisions of Section 8.1, the following transfers of direct or indirect interests in Borrowers shall be permitted:

A.Transfers by the limited partners of Managing Member of their respective limited partnership interests in Managing Member to Guarantor in exchange for shares in Guarantor, provided that each of the Permitted Transfer Conditions (defined below) are satisfied with respect to any such transfer.

B.Transfers by (i) the Paul Cooper 2020 Dynasty Trust, (ii) the By-Pass Trust under Article THIRD of the Last Will and Testament of Jerome Cooper, (iii) Jeffrey Ravetz, (iv) the Estate of Sarah Ravetz, (v) the Louis Sheinker 2020 Dynasty Trust, (vi) VWU888, LLC, (vii) the Wu Family 2012 Gift Trust, and (viii) Lighthouse 100 William Operating LLC, a New York limited liability company (each individually, a “Principal”, and, collectively, the “Principals”) of their respective limited partnership interests in Managing Member to (x) another Principal or (y) GTJ GP, provided that each of the Permitted Transfer Conditions are satisfied with respect to any such transfer.

C. The issuance by Managing Member of additional limited partnership interests to Persons who are not Principals, provided that each of the Permitted Transfer Conditions are satisfied with respect to any such transfer.

D.The trading of publicly traded shares of GTJ REIT by the owners of such shares on a nationally recognized exchange, in each case without violating the provisions of this Section 8.3, provided that each of the Permitted Transfer Conditions are satisfied with respect to any such transfer.

E.Transfers of title or interests (including ownership interests) under any trust or will or testament or applicable laws of descent or intestacy, provided that the condition set forth in Section 8.3.2(J) has been satisfied.

F.The pledge and/or transfer (including, without limitation, a foreclosure under any pledge) by VWU888, LLC or Jeffrey Wu, as an individual on behalf of himself and on behalf of the Wu Family 2012 Gift Trust, of the 23.191% Class B limited partnership interests in Managing Member owned by VWU888, LLC or the Wu Family 2012 Gift Trust as of the date hereof and the 2.367% common limited partnership interests in Managing Member owned by VWU888, LLC as of the date hereof, in each case, solely to Zee Bridge  without violating the provisions of this Section 8.3, provided that each of the Wu Transfer Conditions are satisfied with respect to any such transfer. Notwithstanding anything herein to the contrary, in addition to the requirements of the immediately

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

preceding sentence, (i) the direct or indirect pledge or transfer (including, without limitation, a foreclosure under any pledge) of (x) any such pledge held by Zee Bridge or (y) any partnership interests in Managing Member held by Zee Bridge at any time may not occur without the prior written consent of Administrative Agent and (ii) Zee Bridge shall not foreclose on any pledge by VWU888, LLC and/or Jeffrey Wu of VWU888, LLC’s and/or Jeffrey Wu’s limited partnership interests in Managing Member unless at such time and prior to any such foreclosure Administrative Agent  is able to perform searches on Zee Bridge, and the upstream owners of Zee Bridge that directly or indirectly own at least 20% of the ownership interests in Zee Bridge or directly or indirectly Control Zee Bridge, that are reasonably satisfactory to Administrative Agent and that confirm Zee Bridge’s compliance with Section 7.1.14, the cost of which searches shall be the responsibility of the Borrowers.

G.The pledge and/or transfer by VWu888, LLC of 100% of the limited partnership interests in Managing Member owned by VWu888, LLC as of the date hereof, in each case, solely to the Landmark Pledgees without violating the provisions of this Section 8.3, provided that each of the Wu Transfer Conditions are satisfied with respect to any such transfer. Notwithstanding anything herein to the contrary, the direct or indirect pledge or transfer of (x) any such pledge held by the Landmark Pledgees or (y) any partnership interests in Managing Member held by any of the Landmark Pledgees at any time may not occur without the prior written consent of Administrative Agent.

H.Intentionally Omitted.

8.3.2Permitted Transfer Conditions

.  “Permitted Transfer Conditions” means, collectively, each of the following conditions:

A. Immediately following the consummation of any such transfer, the Principals, either individually or together, shall maintain at least a 5% direct or indirect ownership interest in each of the Borrowers.

B.Immediately following the consummation of any such transfer, Paul A. Cooper continues to be the Chief Executive Officer of GTJ REIT, Louis Sheinker continues to be the President of GTJ REIT, and Paul A. Cooper and Louis Sheinker each continue to be members of the Board of Directors of GTJ REIT.

C.Immediately following the consummation of any such transfer, GTJ GP shall either (i) remain the sole general partner of Managing Member and shall continue to own at least one percent (1%) of the outstanding partnership interests in Managing Member, or (ii) own one hundred percent (100%) of the direct ownership interests in each of the Borrowers.

D.Immediately following the consummation of any such transfer, Guarantor shall (i) remain the owner of one hundred percent (100%) of the direct ownership interests in GTJ GP, (ii) continue to Control GTJ GP, (iii) so long as Managing Member exists, continue to indirectly Control Managing Member and (iv) continue to indirectly Control each Borrower.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

E.No Default or Event of Default exists as of the date of the Permitted Transfer Notice or as of the date of such transfer.

F.Immediately following the consummation of any such transfer, Guarantor shall continue to satisfy the Minimum Guarantor Financial Requirement.

G.If a change in the Property Manager for the Property (not a change in the manager or managing member of any Borrower) shall result from such transfer, Borrowers shall enter into a Property Management Agreement with a Property Manager that has reasonably satisfactory experience operating and leasing property similar to the Property and that has a term no greater than one (1) year, may be cancelled on 30-days’ written notice (without cause and without any cancellation fee or charge), and which provides that the Property Manager shall subordinate its fees to the payment of the Loan, and otherwise complies with the terms of this Agreement and the other Loan Documents

H.Not less than thirty (30) days prior to the consummation of any such transfer, Borrowers shall (i) deliver to Administrative Agent written notice of the proposed transfer (the “Permitted Transfer Notice”), together with Organizational Charts that (a) illustrate the ownership structure of Borrowers and Guarantor both before and after the consummation of the proposed transfer and (b) specifically identify and highlight any Person that would, as a result of the proposed transfer, hold twenty percent (20%) or more of the direct or indirect interests in each or any Borrower or Guarantor if such Person held less than twenty percent (20%) of such interests prior to giving effect to the proposed transfer (any such Person, a “New Borrower Party”), in which case Borrowers shall provide Administrative Agent with such additional information as may be reasonably requested by Administrative Agent in order for Administrative Agent to determine that the condition set forth in Section 8.3.2(J) has been satisfied), (ii) deposit with Administrative Agent an amount equal to Administrative Agent’s reasonable estimate of all out-of-pocket costs and expenses (including attorneys’ fees and costs) that Administrative Agent will incur in connection with its review, processing and documentation of such proposed transfer (the “Permitted Transfer Deposit”), which Permitted Transfer Deposit may be applied by Administrative Agent to such costs and expenses whether or not such transfer is actually consummated, and (iii) with respect to any transfer effected pursuant to Sections 8.3.1(A) through (C), Section 8.3.1(E), and Section 8.3.1(F), pay an administrative review fee equal to Five Thousand Dollars ($5,000) to Administrative Agent (or to Servicer, if Administrative Agent so elects).

I.At the time of such transfer, Borrowers shall pay or reimburse Administrative Agent for all of the actual out-of-pocket costs, fees and expenses incurred by Administrative Agent in respect of any such transfer (including all legal, processing, accounting, title insurance and Appraisal fees and costs), as follows: (i) Administrative Agent shall apply any Permitted Transfer Deposit to the payment of such costs, fees, and expenses; (ii) if the amount of such costs, fees, and expenses exceeds any such Permitted Transfer Deposit, then Borrowers shall pay such excess amount to Administrative Agent not later than ten (10) days following written demand therefor; and (iii) if the amount of any such Permitted Transfer Deposit exceeds such costs, fees, and expenses, then Administrative Agent shall return such excess amount to Borrowers.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

J.Any Person to whom or to which any such direct or indirect ownership interest is transferred shall comply with the requirements of Borrowers and the Borrower Owner Persons as set forth in Section 7.1.14 and if Administrative Agent requests, the proposed transferees and the constituent members and other owners of such transferees shall execute a certificate in form and substance reasonably satisfactory to Administrative Agent confirming such compliance and identifying the transferees with sufficient information to enable Administrative Agent to perform searches confirming compliance with Section 7.1.14, except that identifying information need not be provided for any transfers made in the ordinary course of business over a national securities exchange located in the United States of America.

K.Intentionally Omitted.

L.No Person to whom such direct or indirect ownership interest is transferred shall have (i) been convicted, indicted, or otherwise charged with a criminal act that would constitute a felony under the laws of the United States of America, including the laws of the various States and territories thereof, (ii) been a party to a bankruptcy, insolvency or other similar proceeding as a debtor, whether under the Bankruptcy Laws of the United States of America, or any State or other territory thereof, or any other country or jurisdiction, (iii) had a receiver, trustee, or liquidator appointed with respect to its property or any portion thereof, or (iv) any outstanding and unpaid judgements that would be a breach of any of the terms and provisions of any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.

M.Such transfer shall not impair or adversely affect Administrative Agent’s and/or Lender’s security under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, including the obligations of Borrowers under this Agreement, the First Mortgages, the Second Mortgages and the Third Mortgages and the obligations of Guarantor under the Guaranty Agreement and the Environmental Indemnity Agreement.

N.Such transfer could not subject Administrative Agent, Lender or any of Administrative Agent’s or Lender’s Affiliates to any civil or criminal penalties in any jurisdiction or otherwise constitute an unlawful act, offence or crime by Administrative Agent, Lender or any of Administrative Agent’s or Lender’s Affiliates, including under any Executive Order or any statutes, laws or regulations referred to in the definition of “Prohibited Person”.

O.Immediately following the consummation of such transfer, all of the representations and warranties set forth in Section 6.2, as modified by the consummation of such transfer, shall remain true, complete and correct, except solely to reflect the changes resulting from such transfer.

P.Not later than twenty (20) days following any such transfer, Borrowers shall provide Administrative Agent with (i) evidence reasonably satisfactory to Administrative Agent that all of the required Permitted Transfer Conditions have been satisfied with respect to such transfer and (ii) a certificate signed by Borrowers and

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Guarantor that (a) certifies to Administrative Agent that all of the required Permitted Transfer Conditions have been satisfied with respect to such transfer, and (b) attaches (1) a final Organizational Chart confirming the new ownership structure of Borrowers and highlighting each New Borrower Party (certified as being true, complete and correct by Borrowers and Guarantor), (2) a copy of the documents effectuating the transfer and a copy of the organizational documents of the entities affected by such transfer, as amended (certified as being true, complete and correct by Borrowers and Guarantor), and (3) any other information that Administrative Agent may reasonably request.

8.3.3Wu Transfer Conditions

.  “Wu Transfer Conditions” means, collectively, each of the following conditions:

A.Immediately following the consummation of any such transfer, GTJ GP shall remain the sole general partner of Managing Member and shall continue to own at least one percent (1%) of the outstanding partnership interests in Managing Member.

B.Immediately following the consummation of any such transfer, Guarantor shall (i) remain the owner of one hundred percent (100%) of the direct ownership interests in GTJ GP, (ii) continue to Control GTJ GP and (iii) continue to indirectly Control Managing Member and each Borrower.

C.Prior to and following any such transfer, neither Jeffrey Wu nor the transferee or the pledgee, as the case may be, nor any transferee or successor of such transferee or pledgee, shall have any right to Control Guarantor, GTJ GP, Managing Member or any Borrower.

D.The Permitted Transfer Conditions set forth in Sections 8.3.2(E) through (O).

E.Not later than twenty (20) days following any such transfer, Borrowers shall provide Administrative Agent with (i) evidence reasonably satisfactory to Administrative Agent that all of the required Wu Transfer Conditions have been satisfied with respect to such transfer and (ii) a certificate signed by Borrowers and Guarantor that (a) certifies to Administrative Agent that all of the required Wu Transfer Conditions have been satisfied with respect to such transfer, and (b) attaches (1) a final Organizational Chart confirming the new ownership structure of Borrowers and highlighting each New Borrower Party (certified as being true, complete and correct by Borrowers and Guarantor), (2) a copy of the documents effectuating the transfer and a copy of the organizational documents of the entities affected by such transfer, as amended (certified as being true, complete and correct by Borrowers and Guarantor), and (3) any other information that Administrative Agent may reasonably request.

F.Following any such transfer to Zee Bridge or the Landmark Pledgees, or any foreclosure or assignment in lieu of foreclosure in respect of such pledge to Zee Bridge or the Landmark Pledgees, as applicable, Zee Bridge or the Landmark Pledgees, as applicable, or the transferee or designee in respect of such foreclosure or assignment in lieu of foreclosure (provided, however, that any such transferee or designee

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

is consented to by Administrative Agent), shall be subject to the provisions of Section 8.1 and Section 8.3 and shall not pledge or transfer its membership interests in Managing Member to any Person without the prior written consent of Administrative Agent.

8.3.4Administrative Agent’s Costs.

  If any proposed transfer is not consummated on or prior to the date set forth in the applicable Permitted Transfer Notice, then (notwithstanding that such proposed transfer was not timely consummated) (i) Administrative Agent may apply the Permitted Transfer Deposit to the payment of all of the actual out-of-pocket costs, fees and expenses incurred by Administrative Agent in respect of such proposed transfer, including actual out-of-pocket attorneys’ fees incurred by Administrative Agent, (ii) if the amount of such costs, fees, and expenses exceeds the Permitted Transfer Deposit, then Borrowers shall pay such excess amount to Administrative Agent not later than ten (10) days following written demand therefor, and (iii) if the amount of any such Permitted Transfer Deposit exceeds such costs, fees, and expenses, and if no Event of Default exists, then Administrative Agent shall return such excess to Borrowers.

8.4Permitted Indebtedness

.

8.4.1Trade Payables; Permitted Equipment Financing

.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, subject to the satisfaction of each of the conditions set forth in Section 8.4.2, Borrowers may incur the following Indebtedness without the consent of Administrative Agent:  (i) unsecured indebtedness in respect of trade payables incurred in the ordinary course of business relating to the repair, ownership, maintenance and operation of the Property (“Permitted Trade Payables”); and (ii) equipment financing entered into in the ordinary course of Borrowers’ business for non-fixture equipment related to the repair, ownership, maintenance and operation of the Property (“Permitted Equipment Financing”).

8.4.2Permitted Indebtedness Conditions

.  Borrowers may incur Permitted Trade Payables and Permitted Equipment Financing only if each of the following conditions is satisfied:  (i) the maximum aggregate amount of Permitted Trade Payables and Permitted Equipment Financing outstanding at any one time shall not exceed Five Hundred Thousand Dollars ($500,000) (provided, that the foregoing limit shall not apply with respect to the restoration of any Individual Property pursuant to and in accordance with Section 7.1.5 above); (ii) Borrowers shall be responsible for any closing costs in connection with any Permitted Trade Payables or Permitted Equipment Financing, including the actual, out-of-pocket legal, appraisal, engineering and environmental, title and escrow costs of Administrative Agent and Lender and the lender or other party providing any Permitted Trade Payables or Permitted Equipment Financing; (iii) any interest rate payable under, and each of the other terms and provisions of, any Permitted Trade Payables or any Permitted Equipment Financing shall be on arms’-length, market rate terms; (iv) the Permitted Equipment Financing shall be either (a) unsecured or (b) secured solely by security interests that encumber only equipment located at the Property that does not constitute or become a “fixture”, and whose removal would not be overly burdensome or damage or impair the operation or value of the Property; provided, however, that in no event shall any Permitted Equipment Financing be secured by any fixtures or structural

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

components or mechanical or other operating systems of the Improvements (including elevators, electrical systems and components, plumbing systems and components and lighting systems and components; and (v) not less than ten (10) Business Days prior to the funding of any Permitted Trade Payables or Permitted Equipment Financing, Borrowers shall provide Administrative Agent with a copy of any loan documents or other transaction documents to be executed or delivered in connection therewith, and Borrowers shall provide Administrative Agent with written evidence satisfactory to Administrative Agent that such Permitted Trade Payables or Permitted Equipment Financing complies with the foregoing restrictions.

8.4.3Permitted Additional Financing

.  Notwithstanding anything to the contrary as set forth in the First Mortgages, the Second Mortgages, the Third Mortgages or any of the other Loan Documents, Borrowers may from time to time accept additional secondary financing in respect of all but not less than all of the Property and the Cross-Collateralized Portfolio, provided that, in each case, each of the following conditions are satisfied in each case as determined by Administrative Agent (collectively, the “Permitted Additional Financing Conditions” and any such additional financing that satisfied each of the Permitted Additional Financing Conditions, “Permitted Additional Financing”):

A.Borrowers have delivered to Administrative Agent a written notice indicating that Borrowers intend to obtain Permitted Additional Financing (any such notice a “Permitted Additional Financing Notice”) not later than the date that is thirty (30) days prior to the closing of any such Permitted Additional Financing.

B.At the time of (x) the delivery of the Permitted Additional Financing Notice and (y) upon the closing of the Permitted Additional Financing, no Default or Event of Default shall exist under the First Mortgages, the Second Mortgages, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.

C.Administrative Agent shall have determined that immediately following the issuance of any such Permitted Additional Financing, the Portfolio Loan-to-Value Ratio, including the Loan, the Cross-Collateralized Loan and any such Permitted Additional Financing and any Permitted Additional Financing (as such term is defined in the Cross-Collateralized Loan Agreement, and for the purposes of this Agreement, the “Cross-Collateralized Permitted Additional Financing”) in respect of the Cross-Collateralized Portfolio, shall be less than or equal to seventy percent (70%), as determined by Administrative Agent pursuant to an Appraisal of the Property and the Cross-Collateralized Portfolio, which Appraisal shall be satisfactory to Administrative Agent, obtained at Borrowers’ sole cost and expense.

D.Immediately following the issuance of any such Permitted Additional Financing, the Portfolio Debt Service Coverage Ratio (to be calculated taking into consideration the (x) Portfolio Loan Debt Service and (y) the aggregate debt service due and payable in respect of any such Permitted Additional Financing and any Cross-Collateralized Permitted Additional Financing), as determined by Administrative Agent, shall be not less than 1.35 to 1.0 based upon a 30 year amortization schedule.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

E.Any such Permitted Additional Financing (i) shall have a maturity date that is not earlier than the Maturity Date of the Loan, and (ii) if such Permitted Additional Financing is co-terminus with the Loan, (y) shall be paid after payment in full of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations, and (z) shall contain a covenant prohibiting any foreclosure action until after the indefeasible payment in full of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations.

F.Any such Permitted Additional Financing shall be non-recourse, except to the Permitted Mezzanine Collateral, and except as set forth in any guaranteed non-recourse carve-out provisions for such Permitted Additional Financing which shall be no broader than the non-recourse carve-out provisions for the Loan set forth in the Loan Documents.

G.Any such Permitted Additional Financing shall not require a “balloon” or any other payments (prior to the maturity date of such Permitted Additional Financing) other than regularly scheduled payments of principal and interest on the then-outstanding principal balance of such Permitted Additional Financing at the applicable interest rate.

H.Any such Permitted Additional Financing shall be subject to such mezzanine lender thereunder executing Administrative Agent’s then standard form of Intercreditor Agreement, with such changes, modifications, and amendments that are customary in the market for similar mezzanine loans made by institutional lenders and are reasonably approved by Administrative Agent (the “Intercreditor Agreement”), and which Intercreditor Agreement shall provide, among other things, that as a condition precedent to the closing of any Permitted Additional Financing, the applicable Qualified Mezzanine Lender that provides the Permitted Additional Financing shall provide a replacement guarantor satisfactory to Administrative Agent and that such replacement guarantor shall execute and deliver a replacement guaranty agreement (or guaranty agreements) and an environmental indemnity agreement (together, the “Replacement Documents”) in substantially the same form as the Guaranty Agreement and the Environmental Indemnity Agreement (except to the extent that such Qualified Mezzanine Lender that provides the Permitted Additional Financing is Lender or an Affiliate of Administrative Agent or Lender), which Replacement Documents shall be of no force and effect unless and until such mezzanine lender forecloses on the Permitted Mezzanine Collateral.

I.The provider of any such Permitted Additional Financing shall be a Qualified Mezzanine Lender, approved by Administrative Agent in its sole discretion.

J.The borrower under any such Permitted Additional Financing shall be a Permitted Mezzanine Borrower.

K.Any such Permitted Additional Financing may be secured only by Permitted Mezzanine Collateral and shall not be secured by any mortgage, lien, or other encumbrance on all or any portion of the Property.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

L.Borrowers shall pay all actual out-of-pocket costs, fees and expenses of Administrative Agent and/or Lender in respect of such Permitted Additional Financing, including without limitation reasonable out-of-pocket attorneys’ fees, appraisal fees, engineering and environmental reports, title and escrow costs of Administrative Agent and Lender incurred in connection with the negotiation of any Intercreditor Agreement, whether or not such Permitted Additional Financing closes.

M.Following the funding of any such Permitted Additional Financing, Borrowers shall provide Administrative Agent with a copy of each of the loan documents executed or delivered in connection therewith, certified as true, complete and correct, and provide reasonably satisfactory evidence that the Permitted Additional Financing complies with each of the foregoing conditions.

N.Borrowers shall have paid to Administrative Agent a one-time fee in the amount of $7,500.00 no later than the date Borrowers submit the Permitted Additional Financing Notice to Administrative Agent which fee shall be deemed earned by Administrative Agent upon payment thereof whether or not any Permitted Additional Financing is consummated.

O.In the event that the Permitted Additional Financing is provided by an institutional lender other than Lender, Administrative Agent or an Affiliate of Administrative Agent or Lender, such Permitted Additional Financing shall be evidenced and secured by mezzanine loan documents in form and substance reasonably satisfactory to Administrative Agent.

P.Borrowers shall provide to Lender and Administrative Agent (or any Affiliate of Lender or Administrative Agent) a Right of First Refusal pursuant to the process described below.

Q.The non-economic terms (e.g. those terms other than the interest rate, payment schedule, principal balance, and non-recourse nature) of the Loan Documents have been modified as Administrative Agent reasonably requests in good faith solely to reflect the existence of the Permitted Additional Financing.

8.4.4Permitted Additional Financing Right of First Refusal.  Borrowers hereby grant to Administrative Agent and Lender an irrevocable right of first refusal for Administrative Agent and Lender (or any Affiliate of Administrative Agent or Lender) to provide the Permitted Additional Financing upon the terms and conditions set forth below.  Not later than ten (10) days following such time as any Borrower or any Borrower Owner Person has received an offer from any third party for financing and/or any commitment for financing (any such offer an “Additional Financing Offer”), Borrowers shall deliver to Administrative Agent the Permitted Additional Financing Notice and offer (in each case, a “Right of First Refusal”) to Administrative Agent and Lender (or such Affiliate of Administrative Agent or Lender) the opportunity to consider whether or not to provide such Permitted Additional Financing upon substantially the same terms as set forth in such Additional Financing Offer and with an interest rate equal to fifty (50) basis points higher than the interest rate set forth in such Additional Financing Offer.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

8.4.5Permitted Additional Financing Right of First Refusal Procedure.  The Right of First Refusal shall be subject to the procedure set forth below.

A.Not later than the date that is ten (10) days following receipt by Borrowers of any Additional Financing Offer, Borrowers shall send to Administrative Agent the Permitted Additional Financing Notice including the terms of such Additional Financing Offer prior to engaging in further negotiations with any other potential lender.

B.Upon receipt of the Permitted Additional Financing Notice, Administrative Agent shall have the right to request all information and materials relating to the proposed Additional Financing Offer that Administrative Agent or Lender (or an Affiliate of Administrative Agent or Lender) shall reasonably require in order to evaluate whether or not Administrative Agent and Lender (or such Affiliate of Administrative Agent or Lender) will extend the proposed Permitted Additional Financing (collectively, the “Right of First Refusal Information and Materials”).  Borrowers hereby agree to cooperate with Administrative Agent and Lender in all respects in connection with providing the Right of First Refusal Information and Materials.  Such request for the Right of First Refusal Information and Materials shall be made not later than ten (10) Business Days after Administrative Agent’s receipt of the Permitted Additional Financing Notice.

C.In the event that Administrative Agent and/or Lender (or an Affiliate of Administrative Agent or Lender) are willing to consider the Permitted Additional Financing, Administrative and/or Lender (or such Affiliate of Administrative Agent or Lender) shall, prior to the expiration of the period ending ten (10) Business Days following receipt by Administrative Agent or Lender (or such Affiliate of Administrative Agent or Lender) of the Right of First Refusal Information and Materials (such ten (10) Business Day period being herein the “Right of First Refusal Initial Consideration Period”), deliver to Borrowers the Initial Additional Financing Term Sheet (as hereinafter defined).  The term “Initial Additional Financing Term Sheet” shall mean, a document describing the proposed basic business terms and conditions regarding the Permitted Additional Financing, it being understood that such Initial Additional Financing Term Sheet shall not be binding upon Administrative Agent or Lender (or such Affiliate of Administrative Agent or Lender) and shall in no event be deemed a commitment by Administrative Agent or Lender (or such Affiliate of Administrative Agent or Lender) to lend.

D.After the receipt by Borrowers of the Initial Additional Financing Term Sheet, Administrative Agent and/or Lender (or such Affiliate of Administrative Agent or Lender) and Borrowers shall have fifteen (15) Business Days (such fifteen (15) Business Day period is hereinafter referred to as the “Additional Financing Term Sheet Negotiation Period”) within which to agree in writing on the terms and conditions of the Additional Financing Term Sheet (as hereinafter defined).  Borrowers hereby agree to cooperate with Administrative Agent and/or Lender (or such Affiliate of Administrative Agent or Lender) and negotiate in good faith the terms of the Additional Financing Term Sheet.  The term “Additional Financing Term Sheet” shall mean the document, describing the basic terms and conditions upon which Administrative Agent and/or Lender (or such Affiliate of Administrative Agent or Lender) are prepared to extend the Permitted Additional Financing, it being understood that such Additional Financing Term Sheet shall

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

not be binding upon Administrative Agent or Lender (or such Affiliate of Administrative Agent or Lender) or Borrowers and shall in no event be deemed a commitment by Administrative Agent or Lender (or such Affiliate of Administrative Agent or Lender) to lend or by Borrowers to borrow.

8.4.6No Solicitation.  The Right of First Refusal shall be subject to the procedure set forth below.

A.Borrowers shall not (and shall cause each Borrower Owner Person not to) approach or solicit any third party to provide the Permitted Additional Financing until the earliest to occur of (i) the day after the last day of the Right of First Refusal Initial Consideration Period if Administrative Agent and/or Lender (or an Affiliate of Administrative Agent or Lender) do not deliver the Initial Additional Financing Term Sheet prior to the expiration of the Right of First Refusal Initial Consideration Period, (ii) the day after the last day of the Additional Financing Term Sheet Negotiation Period if Administrative Agent and/or Lender (or an Affiliate of Administrative Agent or Lender) and Borrowers cannot agree on the terms of the Additional Financing Term Sheet prior to the expiration of the Additional Financing Term Sheet Negotiation Period, (iii) Administrative Agent and/or Lender have notified Borrowers in writing that Administrative Agent and Lender (or an Affiliate of Administrative Agent or Lender) are unwilling to extend the Permitted Additional Financing, and (iv) after the date that Administrative Agent or Lender (or an Affiliate of Administrative Agent or Lender) and Borrowers agree on the terms of the Additional Financing Term Sheet, the day either party notifies the other that it no longer wishes to proceed with the Permitted Additional Financing pursuant to the Additional Financing Term Sheet.

B.None of Administrative Agent, Lender, and any Affiliate of Administrative Agent or Lender shall be liable in any manner whatsoever for (i) failure to deliver any notice or document specified in this Agreement, or (ii) failure to commit or to extend the proposed Permitted Additional Financing.

8.5One-Time Transfer

.

8.5.1Assumption Conditions.  Notwithstanding the provisions of Section 8.1, Administrative Agent shall permit a one-time transfer of all, but not less than all, of the Property and the Cross-Collateralized Portfolio provided that all of the following conditions are satisfied:

A.Not less than thirty (30) days prior to the consummation of any such transfer, Borrowers shall (i) deliver to Administrative Agent written notice of the proposed transfer (the “Assumption Notice”), together with an organizational chart (a) illustrating the ownership structure of the proposed transferee and the proposed replacement guarantors and (b) setting forth such proposed transferee’s direct and indirect upstream owners and managers, the percentage interests held by each such owner and manager and the type of entity of each such owner and manager that is an entity (the “Transferee Organizational Chart”) and (ii) deposit with Administrative Agent an amount equal to Administrative Agent’s estimate of all out-of-pocket costs and expenses (including

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

attorneys’ fees and costs) that Administrative Agent and/or Lender will incur in connection with Administrative Agent’s review, processing and documentation of such proposed transfer (the “Assumption Deposit”), which Assumption Deposit may be applied by Administrative Agent to such costs and expenses whether or not such transfer is actually consummated.

B.As of the date of the Assumption Notice and as of the date of the proposed transfer: (i) no Default or Event of Default shall exist: (ii) the Portfolio Debt Service Coverage Ratio shall not be less than 1.75:1.0 (and Administrative Agent shall have received satisfactory evidence that such ratio will be maintained for the twelve (12) months immediately following the consummation of such proposed transfer); (iii) the Portfolio Loan-to-Value Ratio, taking into account all obligations secured by liens on the Property and the Cross-Collateralized Portfolio shall not exceed fifty-five percent (55%); (iv) Intentionally Omitted; and (v) the principals and sponsors of the proposed transferee (and any other Persons that will Control such transferee) after the proposed transfer shall (a) have, in the sole judgment of Administrative Agent exercised in good faith, a consolidated net worth (exclusive of the Property and the Cross-Collateralized Portfolio) equal to or greater than the aggregate net worth of Borrowers as of the date hereof or otherwise satisfactory to Administrative Agent, (b) have total asset under management in excess of $375,000,000.00 (exclusive of the Property), (c) have a liquidity of at least $5,000,000.00, (d) be regularly engaged in the business of owning, investing in, and managing commercial real estate similar to the Property and (e) in the sole judgment of Administrative Agent, exercised in good faith, have a satisfactory credit history, professional reputation and character, and a satisfactory history of owning, investing in, and managing properties similar to the Property.

C.Borrowers shall have paid to Administrative Agent an assumption fee of one percent (1%) of the Principal Indebtedness.

D.At the time of such transfer, Borrowers shall, whether or not such transfer is actually consummated, reimburse Administrative Agent for all of the out-of-pocket costs, fees and expenses incurred by Administrative Agent in respect of any such transfer (including all legal, processing, accounting, title insurance and Appraisal fees and costs), as follows: (i) Administrative Agent shall apply the Assumption Deposit to the payment of such costs, fees, and expenses; (ii) if the amount of such costs, fees, and expenses exceeds the Assumption Deposit, then Borrowers shall pay such excess amount to Administrative Agent; and (iii) if the amount of the Assumption Deposit exceeds such costs, fees, and expenses, then Administrative Agent shall return such excess amount to Borrowers.  Notwithstanding the foregoing or anything to the contrary in this Section 8.5, if any proposed transfer is not consummated on or prior to the date set forth in the applicable Assumption Notice, then (notwithstanding that such proposed transfer was not timely consummated) (a) Administrative Agent may apply the Assumption Deposit to the payment of all of the out-of-pocket costs, fees and expenses incurred by Administrative Agent in respect of such proposed transfer, including attorneys’ fees incurred by Administrative Agent , and (b) if the amount of such costs, fees, and expenses exceeds the Assumption Deposit, then Borrowers shall pay such excess amount to Administrative Agent not later than ten (10) days following written demand therefor.

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

E.Administrative Agent has received and has had a reasonable opportunity to review and approve (and Administrative Agent has approved) (i) the Transferee Organizational Chart, (ii) all organizational documents (including certificates and articles of formation, partnership and operating agreements, by-laws, certificates of good standing and authorizing resolutions), of the proposed transferee, the proposed replacement guarantors and the Persons that Control the proposed transferee and such replacement guarantors and all Persons that hold twenty percent (20%) or more of the direct or indirect partnership, voting stock, membership or other ownership interests of the proposed transferee and such replacement guarantors (collectively, the “Transferee Controlling Persons”), (iii) all UCC, bankruptcy, judgment, tax lien and litigation searches on the proposed transferee, each principal of the proposed transferee that is proposed to execute a guaranty agreement and/or an environmental indemnity agreement, each Transferee Controlling Person and each such principal of the proposed transferee, and each other Person designated by Administrative Agent, in each case in form and substance acceptable to Administrative Agent, and (iv) all documents and agreements executed or to be executed in connection with the proposed transfer of the Property to the proposed transferee (including any tenancy-in-common agreements and any management or similar documents pursuant to which the tenancy-in-common is managed or controlled, if applicable).

F.Principals of the proposed transferee that satisfy the Minimum Guarantor Financial Requirement and are otherwise acceptable to Administrative Agent shall have executed and delivered to Administrative Agent a guaranty agreement in the form of the Guaranty Agreement and an environmental indemnity agreement in the form of the Environmental Indemnity Agreement.

G.The proposed transferee shall have executed and delivered a loan assumption agreement and other loan assumption and modification documents in form and substance satisfactory to Administrative Agent pursuant to which (i) such transferee has assumed all of Borrowers’ obligations under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages and (ii) the non-economic terms (e.g., those terms other than interest rate, payment schedule, principal balance, and non-recourse nature (subject to exceptions thereto customarily included by Administrative Agent and/or Lender in loan documents)) of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages have been modified as Administrative Agent may request in good faith. Administrative Agent agrees to provide an estoppel certificate in connection with such transfer, which estoppel certificate shall indicate (x) that no written notice of default has been delivered to Borrower, (y) the date of the last payment of regularly scheduled debt service under the Loan and (z) the then-current outstanding principal balance of the Loan.

H.Administrative Agent has received (i) a new or updated Survey in respect of each Individual Property confirming that there are no survey exceptions other than those set forth in the applicable Title Policy and (ii) an endorsement to each Title Policy at Borrowers’ expense, which endorsement re-dates the date of such Title Policy as of the effective date of the transfer, shows the transferee as the owner of the applicable Individual Property and states that the Lien of the applicable First Mortgage remains a first and prior Lien against the applicable Individual Property, the Lien of the applicable Second Mortgage remains a second lien against the applicable Individual Property, and the Lien of the applicable Third Mortgage remains a third lien against the applicable Individual Property, in each case, subject to no exceptions other than as approved by Administrative Agent (or, if such endorsement is not available in the jurisdiction in which any Individual Property is located, Administrative Agent has received a new lender’s title insurance policy, dated as of the effective date of the transfer, showing the transferee as the owner of such Individual Property and insuring that the Lien of the applicable First Mortgage remains a first and prior Lien against the applicable Individual Property, the Lien of the applicable Second

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Mortgage remains a second lien against the applicable Individual Property, and the Lien of the applicable Third Mortgage remains a third lien against the applicable Individual Property, in each case, subject to no exceptions other than as approved by Administrative Agent, and otherwise containing the same terms and conditions as the applicable Title Policy).

I.Administrative Agent shall have received such opinions of counsel and certifications of organizational documents as Administrative Agent may request in form and substance satisfactory to Administrative Agent (including confirmation (i) of the existence and authority of the proposed transferee, and the due execution and enforceability of any and all of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages as assumed by the proposed transferee, (ii) of the enforceability of any and all documents executed by the proposed transferee and its principals in connection with the proposed transfer, (iii) that all such documents remain in sufficient form to maintain Liens encumbering the Properties, and (iv) that any such opinions shall inure to the benefit of Administrative Agent’s and Lender’s successors, assigns and transferees).

J.The existing Borrowers and Guarantor (prior to such transfer) shall have delivered to Administrative Agent such opinions of counsel as Administrative Agent may request (including due authorization, execution and the enforceability of the documents executed by such Persons in connection with such transfer) and a full release of Administrative Agent and Lender, in each case, in form and substance satisfactory to Administrative Agent.

K. The proposed transferee, the Transferee Controlling Persons and all of their respective Affiliates (i) shall comply with the requirements of Borrowers and the Borrower Owner Persons as set forth in Section 7.1.14 (and if Administrative Agent requests, the proposed transferees and the constituent members and other owners of such transferees shall execute a certificate in form and substance reasonably satisfactory to Administrative Agent confirming such compliance and identifying the transferees with sufficient information to enable Administrative Agent to perform searches confirming compliance with Section 7.1.14) and (ii) shall be a citizen of the United States of America or any State of the United States of America or the District of Columbia, or, in the alternative, as applicable, an entity organized under the laws of the United States of America, any State of the United States of America or the District of Columbia.

L.None of the proposed transferee, the Transferee Controlling Persons or any their respective Affiliates shall have (i) been convicted, indicted, or otherwise charged with a criminal act that would constitute a felony under the laws of the United

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

States of America, including the laws of the various States and territories thereof, (ii) been a party to a bankruptcy, insolvency or other similar proceeding as a debtor, whether under the Bankruptcy Laws of the United States of America, or any State or other territory thereof, or any other country or jurisdiction, (iii) had a receiver, trustee, or liquidator appointed with respect to its property or any portion thereof, or (iv) any outstanding and unpaid judgements that would be a breach of any of the terms and provisions of any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages.

M.Such transfer could not subject Administrative Agent, Lender or any of Administrative Agent’s or Lender’s Affiliates to any civil or criminal penalties in any jurisdiction or otherwise constitute an unlawful act, offence or crime by Administrative Agent, Lender or any of Administrative Agent’s or Lender’s Affiliates, including under any Executive Order or any statutes, laws or regulations referred to in the definition of “Prohibited Person”.

N.After the consummation of the proposed transfer, each Borrower shall continue to satisfy all the terms and conditions of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages, including the requirements related to such Borrower’s status as a Single Purpose Entity.

O.If the proposed transferee is a land trust, Administrative Agent has received a first-lien collateral assignment of all beneficial interest therein.

P.Cross-Collateralized Borrowers simultaneously transfer all, but not a portion, of the Cross-Collateralized Portfolio pursuant to and in accordance with Section 8.5 of the Cross-Collateralized Loan Agreement.

8.5.2Release of Borrowers and Guarantor.Upon the satisfaction of all of the conditions under Section 8.5.1 and the consummation of the transfer contemplated thereby, Administrative Agent shall release Borrowers and Guarantor from liability under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages, except to the extent of any liability or obligation under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, that arose on or prior to the effective date of the consummation of such transfer or that could be based on any event that occurred or any state of affairs that existed prior to or as of the effective date of the consummation of such transfer (including any liability arising under the Guaranty Agreement and any liability arising under the Environmental Indemnity Agreement).

8.6Release of Property.  The Loan and the Affiliate Guaranty (NY Borrowers) shall be secured by, among other things, the First Mortgages, each creating a first Lien on the applicable Individual Property, and the other Collateral.  The Affiliate Guaranty (Portfolio Borrowers) shall be secured by, among other things, the Third Mortgages, each creating a third Lien on the applicable Individual Property, and the other Collateral.  Except as expressly set forth below in this Section 8.6, Administrative Agent shall have no obligation to release from the Liens of the First Mortgages, the Second Mortgages, the Third Mortgages and the Pledge and Security Agreement any Individual Property or other Collateral until all of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations have been

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

paid and performed in full in cash, and all obligations of Administrative Agent and Lender under this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages have terminated.

8.6.1Notwithstanding the foregoing, following the Release Lockout Date, Borrowers shall be entitled to obtain (i) releases from the Liens of the First Mortgages, the Second Mortgages, the Third Mortgages and the Pledge and Security Agreement as to any one or more Individual Properties (except for (a) the 165-25 147th Ave Property, (b) the 85-01 24th Ave Property, (c) the 114-15 Guy Brewer Property, or (d) the 100-110 Midland Property), and (ii) partial releases of the Pledge and Security Agreement as to the membership interests in the applicable Borrower that owns any Released Property (each Individual Property together with the pledge of membership interests in the applicable Borrower released in accordance with this Section 8.6 being referred to herein as a “Released Property”, and the Properties and pledge of membership interests that have not been released in accordance with this Section 8.6 being collectively referred to herein as the “Remaining Properties”), provided that all of the following conditions (collectively, the “Release Conditions”) are satisfied as of the date of the release of each Released Property (the “Release Date”).

A.Borrowers have delivered to Administrative Agent, not later than thirty (30) days prior to the proposed Release Date, a written request for the release of such Released Property (each, a “Release Request”), which Release Request shall (i) confirm that, as of the proposed Release Date, each of the Release Conditions shall be satisfied and (ii) include such supporting documentation demonstrating such satisfaction as may be required by Administrative Agent.

B.After giving effect to the release of the proposed Released Property, no more than eight (8), in the aggregate, of (x) the Properties and (y) the properties comprising the Cross-Collateralized Portfolio shall have been released pursuant to this Section 8.6 or Section 8.6 of the Cross-Collateralized Loan Agreement, as applicable.

C.After giving effect to the release of the Released Property, no more than $60,000,000.00, in the aggregate, of (x) all previous repayments of the Secured Obligations in connection with all Properties previously released by Administrative Agent pursuant to this Section 8.6, and/or (y) all previous repayments of the Secured Obligations as defined in the Cross-Collateralized Loan Agreement in connection with any portion of the Cross-Collateralized Portfolio previously released by Administrative Agent pursuant to Section 8.6 of the Cross-Collateralized Loan Agreement has been prepaid by Borrowers and/or the Cross-Collateralized Borrowers, as applicable.

D.No Default or Event of Default shall exist under any of the Loan Documents at the time of delivery of the Release Request through the Release Date.

E.With respect to each individual Released Property, the Borrowers have paid to Administrative Agent an amount equal to one hundred ten percent (110%) of the Allocated Loan Amount applicable to such Released Property (such amount paid to

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Administrative Agent with respect to each individual Released Property being referred to herein as the “Release Amount”).

F.Immediately after the release of such Released Property from the lien of the applicable First Mortgage, Second Mortgage and Third Mortgage, the Portfolio Debt Service Coverage Ratio must be equal to or greater than the greater of (i) 1.75:1.0 and (ii) the Portfolio Debt Service Coverage Ratio immediately prior to the Release Date.

G.Immediately after the release of such Released Property from the lien of the applicable First Mortgage, the Second Mortgage and Third Mortgage, the Portfolio Loan-to-Value Ratio shall be not greater than the lesser of (i) sixty percent (60%) and (ii) the Portfolio Loan-to Value Ratio (taking into account the Released Property) immediately prior to the Release Date.

H.Borrowers have paid to Administrative Agent a release fee equal to $7,500, payable at the time Borrowers deliver the Release Request to Administrative Agent, which fee shall be fully earned by Administrative Agent as of the date Borrowers delivers the Release Request.

I.Borrowers have paid to Administrative Agent an amount equal to the prepayment premium with respect to any Release Amount, calculated in accordance with the provisions of Section 2.3, provided, however that no such prepayment premium shall be due and payable in respect of a release of the 401 Fieldcrest Drive Property and/or the 412 Fairview Park Drive Property.

J.Borrowers may not seek the release of less than an entire Individual Property.

K.Borrowers have reimbursed Administrative Agent and Lender for any and all actual out-of-pocket costs and expenses incurred by Administrative Agent and Lender in connection with the release of such Released Property (including, without limitation, reasonable out-of-pocket attorneys’ fees and costs, servicer’s fees and costs, and, the cost of any title endorsement required by Administrative Agent in its sole and absolute discretion, including, without limitation, any modification to any tie-in endorsement), whether or not such release is actually consummated.

L.Borrowers and Guarantor (as applicable) have executed and delivered to Administrative Agent all documents (which documents shall be in form and substance satisfactory to Administrative Agent) reasonably requested by Administrative Agent relating to the release of such Released Property, including, without limitation, documents to modify the Loan Documents to reflect such release and/or to ratify, reaffirm and/or further evidence the continued validity of the First Mortgages, the Second Mortgages, the other Loan Documents, the Third Mortgages, the Guaranty Agreement, the Affiliate Guaranty (Portfolio Borrowers), and the liens on the Remaining Properties created thereby.

M.Cross-Collateralized Borrowers and Guarantor (as applicable) have executed and delivered to Administrative Agent all documents (which documents shall be

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

in form and substance satisfactory to Administrative Agent) reasonably requested by Administrative Agent relating to the release of such Released Property, including, without limitation, documents to modify the Cross-Collateralized Loan Documents to reflect such release and/or to ratify, reaffirm and/or further evidence the continued validity of the Affiliate Guaranty (Portfolio Borrowers) and the Cross-Collateralized Loan Documents.

8.7Casualty/Condemnation Release. Borrowers shall have the right, but not the obligation, to obtain releases from the Liens of the First Mortgages, the Second Mortgages, the Third Mortgages and the Pledge and Security Agreement as to any Individual Property (but not any portion of an Individual Property), that was either (1) the subject of a casualty or condemnation constituting a loss (based on an estimated cost to repair or restore the applicable Individual Property prepared by an architect or contractor acceptable to Administrative Agent) of equal to or greater than twenty-five percent (25%) of the applicable Individual Property (determined on the basis of the Allocated Loan Amount of such Individual Property) or (2) the subject of a casualty or condemnation with Capital Proceeds derived therefrom equal to or greater than the greater of (x) ten percent (10%) of the applicable Allocated Loan Amount and (y) five percent (5%) of the aggregate amount of the Principal Indebtedness and the Principal Indebtedness (as defined in the Cross-Collateralized Loan Agreement), in each case, for which the Administrative Agent has not made such Capital Proceeds available to Borrowers for restoration (after Borrowers use commercially reasonable efforts to satisfy the restoration conditions set forth in Section 7.1.5(C) (provided, such commercially reasonable efforts by Borrowers shall not require any shareholder, partner, or member of any such Borrower, including Guarantor, to make any capital contribution to such Borrower to effectuate such restoration or to impose any obligation on any Borrower or any shareholder, partner or member of any Borrower, including Guarantor, to use operating income or rents from any Property other than the Individual Property that is the subject of such casualty or condemnation to effectuate such restoration)) (each, a “Casualty/Condemnation Release”); provided, Borrowers shall have satisfied each of the following conditions:

8.7.1Borrowers shall have delivered a written notice to Administrative Agent of Borrowers’ intention to effect a Casualty/Condemnation Release at least thirty (30) days prior to the proposed date of such Casualty/Condemnation Release (a “Casualty/Condemnation Release Request”);

8.7.2Borrowers shall prepay the Loan in accordance with Section 2.3.2 in an amount equal to the Release Amount for such Individual Property being released on the date of such Casualty/Condemnation Release;

8.7.3Immediately following the applicable Casualty/Condemnation Release, the Portfolio Debt Service Coverage Ratio must be equal to or greater than the greater of (i) 1.75:1.0 and (ii) the Portfolio Debt Service Coverage Ratio immediately prior to the date of such Casualty/Condemnation Release;

8.7.4Immediately following the applicable Casualty/Condemnation Release, the Portfolio Loan-to-Value Ratio shall be not greater than the lesser of (i) sixty percent (60%) and (ii) the Portfolio Loan-to Value Ratio (taking into account the Individual Property being released pursuant Casualty/Condemnation Release) immediately prior to the Release Date; and

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

8.7.5No Default or Event of Default shall exist under any of the Loan Documents at the time of delivery of the Casualty/Condemnation Release Request through the date of such Casualty/Condemnation Release.

If, in connection with a potential Casualty/Condemnation Release, Borrowers have satisfied the conditions contained in Section 8.7.1, Section 8.7.2, and Section 8.7.5 but are unable to satisfy the Portfolio Debt Service Coverage Ratio condition contained in Section 8.7.3 or the Portfolio Loan-to-Value Ratio condition contained in Section 8.7.4, Borrowers shall have the right, but not the obligation, to obtain such Casualty/Condemnation Release, provided that, prior to effecting such Casualty/Condemnation Release, Borrowers (in addition to making any payment required pursuant to Section 8.7.2) prepay the Loan in accordance with the provisions of Section 2.3.2 in an amount equal to the minimum amount necessary to cause Borrowers to satisfy the Portfolio Debt Service Coverage Ratio condition contained in Section 8.7.3 and the Portfolio Loan-to-Value Ratio condition contained in Section 8.7.4.

8.8Immediate Event of Default

.  The violation of any provision of this Article 8 shall constitute an Event of Default under this Agreement and the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, whether or not any Borrower, Administrative Agent or Lender has received notice thereof or has knowledge of the occurrence thereof.

ARTICLE 9

INSURANCE

9.1Property and Related Insurance.

9.1.1Property Insurance

.  Each Individual Property shall be insured for the benefit of Lender on a Full Replacement Cost basis on a Special or “All Risk” policy form.  The Required Insurance Policy providing such insurance shall (i) not be subject to coinsurance (ii) provide that the release of the insurance proceeds to Administrative Agent on behalf of Lender after a loss shall not be contingent upon the construction of any Improvements, (iii) provide that the Borrowers shall not be unreasonably restricted from applying such proceeds to the building of the Improvements at such other location as Borrowers and/or Administrative Agent shall elect and (iv) provide ordinance or law coverage, including demolition and increased cost of construction coverage. The insurance coverages required under Section 9.1.2, Section 9.1.3, Section 9.1.4, Section 9.1.5 and Section 9.1.6 may be provided under the Required Insurance Policy obtained pursuant this Section 9.1.1.

9.1.2Rental Loss/Business Interruption

.  Each Borrower shall maintain loss of rental income or business interruption insurance (i) on an actual loss sustained basis or as sufficient to prevent Lender from being a co-insurer under the terms of such insurance policy, (ii) in an amount not less than the projected Gross Revenue from the applicable Individual Property for the longer of (a) twelve (12) months, or (b) the period of time it

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

would take to rebuild the applicable Individual Property, if available, (iii) including coverage for extra expense.

9.1.3Boiler and Machinery

.  Borrowers shall maintain boiler and machinery insurance covering physical damage to each Individual Property and to the major components of any central heating, air conditioning or ventilation systems, and such other equipment as Administrative Agent may require.  Such insurance shall include coverage for business interruption due to mechanical equipment malfunctions, including expediting and extra expense, in an amount usual and customary for similar risks, as determined by Administrative Agent.

9.1.4Builder’s Risk

.  During the period of any construction, demolition, repair, renovation, restoration or replacement of any of the Improvements or portion thereof, Borrowers shall obtain and maintain a builder’s risk policy, on an “All Risk” basis, in an amount equal to the Full Replacement Cost of the completed work.

9.1.5Flood

.  If at any time any Individual Property is located in an area that has been identified by the Federal Insurance Administration, HUD, FEMA or another Governmental Authority as being high hazard for flood and/or mudslides, and the sale of flood insurance for such area has been made available under the National Flood Insurance Act of 1968, then (i) Borrowers shall purchase and maintain a flood insurance policy satisfactory to Administrative Agent and (ii) Borrowers shall deliver to Administrative Agent on or prior to the Closing Date (if applicable) and thereafter within ten (10) days following Administrative Agent’s request, a certificate or letter in a form satisfactory to Administrative Agent stating that the applicable Individual Property is insured for losses arising out of floods or mudslides.

9.1.6Earthquake

.  If any Individual Property is located in an area identified by any governmental, engineering or any hazard underwriting agencies as being subject to the peril of earthquake, with a scenario expected loss (SEL) over a 475 year return event exceeding 20%, then Borrowers shall maintain earthquake insurance for the Full Replacement Cost of such Individual Property.

9.1.7Pollution

/Environmental. Borrowers shall purchase and maintain pollution/environmental insurance if Administrative Agent reasonably determines (based on any potential pollution conditions on the Property) that such insurance is necessary, in such form and amounts as Administrative Agent determines and (if applicable) in accordance with the provisions of the Environmental Indemnity Agreement.

9.1.8Terrorism (Property)

.  Borrowers shall maintain coverage for property loss arising out of acts of terrorism in amounts, for such periods, and in such form, as reasonably approved by Administrative Agent.  Without limiting the foregoing, such coverage may be provided (i) under the Property insurance policy required under Section 9.1.1 as an individual sub-limit of coverage, (ii) by electing coverage under the Terrorism Risk Insurance Program Reauthorization Act of 2015 and subsequent renewals thereof or (c) if any Borrower’s Property insurance policy does not cover terrorism, under a stand-alone policy containing coverage with substantially similar coverage as provided under the

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Terrorism Risk Insurance Program Reauthorization Act of 2015. Notwithstanding anything to the contrary as set forth in this Agreement, if a material change, material modification, termination or non-extension of TRIPRA (or other similar government legislation that replaces TRIPRA) results in the insurance premium paid by Borrowers in respect of the terrorism insurance required by this Agreement immediately prior to such material change, material modification, termination or non-extension increasing to an amount that exceeds an amount that is two hundred percent (200%) of the amount of the premium for the property insurance required by this Agreement (exclusive of terrorism, flood, wind or earthquake insurance coverage) (such premium amount, the “Maximum Terrorism Premium Amount”), then the amount of terrorism insurance required by Lender to be maintained by Borrower in respect of the Property shall be reduced to an amount that can be obtained for a premium equal to the Maximum Terrorism Premium Amount.

9.2Liability Insurance

.

9.2.1General Liability Insurance

.  Each Borrower shall obtain and maintain commercial general liability insurance on the broadest forms available, written on an “occurrence” basis, against all claims for bodily injury, disease or death, property damage, personal injury, contractual liability and similar risks to third parties in an amount not less than (i) One Million Dollars ($1,000,000) per occurrence and (ii) Two Million Dollars ($2,000,000) in the aggregate.

9.2.2Commercial General Liability Insurance

for Construction.  During any period of construction, repair, restoration, renovation or replacement of Improvements, Borrowers shall cause any general contractor or construction manager to maintain commercial general liability insurance, including coverage for products and completed operations, with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate.  Borrowers shall also cause the general contractor or construction manager to require any and all of its subcontractors of any tier to provide a certificate of insurance evidencing commercial general liability insurance (including products and completed operations), with a limit of not less than One Million Dollars ($1,000,000) per occurrence, and upon demand by Administrative Agent, provide evidence that is reasonably satisfactory to Administrative Agent that Borrowers have complied with this requirement.  Borrowers shall cause the general contractors, construction managers and subcontractors to include Borrowers, Administrative Agent and Lender as additional insureds on all of their insurance policies required pursuant to this Agreement.

9.2.3Insurance for Independent Vendors

.  Borrowers shall require vendors that will operate independently or perform services for (or on behalf of) Borrowers on or in connection with any Individual Property to maintain commercial general liability insurance (including products and completed operations) with limits of not less than One Million Dollars ($1,000,000) per occurrence.

9.2.4Workers’ Compensation and Employer’s Liability Insurance

.  Borrowers shall maintain workers’ compensation and employer’s liability insurance (or insurance equivalents thereto) for all of Borrowers’ employees, and Borrowers shall cause any and

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

all of Borrowers’ engineers, contractors, subcontractors (of any tier), agents, vendors and similar entities to maintain similar insurance for all their respective employees, in such amounts and to the fullest extent (i) required under applicable Legal Requirements or (ii) otherwise required by Administrative Agent.  Upon demand by Administrative Agent, Borrowers shall provide evidence reasonably satisfactory to Administrative Agent that all of Borrowers’ agents, contractors, subcontractors (of any tier), vendors, and similar entities are in full compliance with the aforementioned requirements.

9.2.5Excess/Umbrella Liability Insurance

.  Borrowers shall obtain and maintain umbrella/excess liability insurance providing coverage in excess of the insurance required pursuant to Section 9.2.1, Section 9.2.2, Section 9.2.3 and Section 9.2.4.  Such insurance shall be written on an “occurrence” basis with limits of no less than Twenty-Five Million ($25,000,000) per occurrence and Twenty-Five Million ($25,000,000) in the aggregate (and, if written on a blanket policy, such umbrella/excess liability insurance shall contain a per location aggregate limit).

9.3Other Insurance Coverage

.  The types and limits of insurance coverage stipulated in this Article 9 represent the minimum insurance requirements to be satisfied by Borrowers.  Administrative Agent retains the right, at any time and from time to time, to make any changes to these minimum requirements as Administrative Agent reasonably deems necessary or appropriate in accordance with properties of like kind, quality and occupancy in the area.  In addition to the requirements set forth herein, Borrowers shall also maintain (i) all insurance, surety and fidelity bonds that any Borrowers are required to maintain as landlord under any Leases and (ii) any other insurance and bonds in amounts, and for such periods that are deemed to be prudent, or are customarily maintained by Persons operating properties of type, construction and occupancy similar to any Individual Property in the locality of such Individual Property.

9.4Other Requirements With Respect to Insurance

.

9.4.1Insurance Companies

.  All Required Insurance Policies herein shall be issued by insurance companies (i) reasonably approved by Administrative Agent, (ii) with a rating of at least AVIII in Best’s Key Rating Guide and (iii) of recognized good standing and licensed or permitted to do business in the state or jurisdiction in which the applicable Individual Property is located (each, an “Approved Insurer”).

9.4.2Deductibles

.  No policy shall have a deductible exceeding Twenty-Five Thousand Dollars ($25,000) for any one occurrence unless (i) Administrative Agent approves a higher deductible, (ii) a higher deductible is required under applicable Legal Requirements, or (iii) a higher deductible is required by insurers for specific catastrophic perils, such as earthquake, flood and named windstorm (and evidence of such mandatory or insurer-specific requirements is satisfactorily provided to Administrative Agent by Borrowers).

9.4.3Automatic Reinstatement; Blanket Policies; Joint Loss Agreement

.  Notwithstanding anything contained in this Article 9, if any of the insurance required of Borrowers or other Persons under this Agreement is included under one or more blanket policies carried by Borrowers or such other Person, then such policies shall include, as

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

available in the current insurance market, warranties of the right to reinstate coverage and policy limits of not less than the amount specified in the applicable subsection hereof, if any.  Administrative Agent shall determine, in its reasonable discretion, whether such blanket policies provide sufficient limits of insurance.  Coverage under blanket policies may be extended by endorsements, provided that the insurer providing such blanket policy is an Approved Insurer.  Unless the insurance required pursuant to Section 9.1 is provided on a single policy, a Joint Loss Agreement between each of the separate policies must be executed and delivered to Administrative Agent.

9.4.4Evidence of Insurance

.  Borrowers represent and warrant to Administrative Agent that Borrowers have delivered to Administrative Agent true, correct and complete copies of all of the Required Insurance Policies, evidencing that all coverage required under this Agreement is in full force and effect.  At least five (5) Business Days prior to the expiration date of any Required Insurance Policy, Borrowers shall deliver to Servicer a certified copy of the applicable renewal policy, or detailed binder or endorsement or certificate in form and content satisfactory to Administrative Agent.  Whenever a certificate of insurance is issued in connection with any Required Insurance Policy, such certificate shall, at the minimum:  (i) be on an Accord 28 form for Property insurance and an Accord 25 form for liability insurance, (ii) indicate the applicable Borrowers as the named insured; (iii) indicate the required limits of insurance for property and liability; (iv) indicate the applicable Properties as a covered location; (v) specify each of Administrative Agent and Lender as a “mortgagee” and “lender loss payee” (on Property insurance certificates) and an additional insured (on liability insurance certificates); (vi) show each of Administrative Agent and Lender as the “Certificate Holder” c/o:  Servicer (with Servicer’s address); (vii) indicate policy numbers and policy term dates; (viii) identify the insurance companies responsible for each type of coverage; and (ix) bear a duly authorized signature.

9.4.5Other Contents of Required Insurance Policies

.  Each of the Required Insurance Policies shall (i) contain a standard waiver of subrogation provision benefiting Lender, (ii) explicitly specify the applicable Properties as an insured location, (iii) provide that the insurance coverage in effect at any time under each such Required Insurance Policy is not contributory, participating with, or excess coverage over any other insurance policy (unless such other insurance policy is a Required Insurance Policy), and (iv) include a standard non-contributing, non-reporting mortgagee/lender loss payee clause (or its equivalent satisfactory to Administrative Agent) on such Required Insurance Policy, (a) naming each of Administrative Agent and Lender as “First Mortgagee and Lender Loss Payee” entitled to collect, directly from the insurers, any proceeds payable under such policy, as Administrative Agent’s and Lender’s interests may appear in such policy and (b) stipulating that Administrative Agent’s entitlement to so collect directly from the insurer will in no way be adversely affected by any act, error or omission of Borrowers that may otherwise void any or all coverage provided under such policy.  Administrative Agent retains the right to require a “cut-through” clause in any Required Insurance Policy at any time, should Administrative Agent determine that the insurer’s actual or projected solvency jeopardizes the interest of either Administrative Agent or Lender as a mortgagee or lender loss payee or additional insured.

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9.4.6Cancellation; Replacement

.  Borrowers shall immediately notify Administrative Agent of any cancellation of, non-renewal of, or any other material change that may adversely affect any Required Insurance Policy or coverage in effect under such Required Insurance Policy.  Each Required Insurance Policy shall contain a provision that (i) requires the insurer under such Required Insurance Policy to give Administrative Agent at least thirty (30) days prior written notice of such insurer’s intent to cancel, or make a change to, such Required Insurance Policy and (ii) specifies that any loss otherwise payable to Administrative Agent and/or Lender under such Required Insurance Policy shall be paid, notwithstanding any act or negligence of Administrative Agent, Lender or Borrowers that might, absent of such provision, result in a forfeiture of all or part of such insurance payment.  Borrowers shall not be permitted to replace any Required Insurance Policy without Administrative Agent’s prior written consent.

9.4.7Separate Insurance

.  Borrowers shall not, without Administrative Agent’s express written prior consent, purchase any separate insurance concurrent in form or contributing, in the event of loss, with the Required Insurance Policies hereunder.

9.4.8Contravention of Insurance

.  Borrowers shall not intentionally do, or allow or permit to be done, anything on or with respect to any Individual Property that may in any way affect, impair or contravene any insurance policies then in effect for any Individual Property or any part thereof.  Further, Borrowers at Borrowers’ sole cost and expense, shall comply and cause compliance of each Individual Property, and the operations, maintenance and use thereof, with all insurance requirements set forth in this Article 9 and with all Required Insurance Policies, whether or not such compliance shall require structural changes in, or interfere with the use and enjoyment of any Individual Property, or any part thereof.

9.4.9Payment of Premium; Failure of the Borrowers to Effect Insurance

.  Borrowers shall (i) pay, before delinquency and before the imposition of any penalty or interest, any and all premiums for all Required Insurance Policies, and (ii) deliver to Administrative Agent, without notice or demand, satisfactory evidence of the payment of the premiums of all such insurance not later than the date that is ten (10) days following the date that any such payment is made.  Notwithstanding the foregoing, so long as (a) Borrowers have deposited funds with Administrative Agent for the payment of insurance premiums for all of the Required Insurance Policies and (b) Administrative Agent is applying funds deposited by Borrowers to the payment of such insurance premiums, in each case, pursuant to Section 3.2.2, then Borrowers shall not be obligated to pay such insurance premiums or provide such written evidence of payment pursuant to this Section 9.4.9.  If Borrowers fail to effect, maintain or renew any of the Required Insurance Policies as stipulated in this Agreement, or fails to pay the premiums thereof or fails to deliver to Administrative Agent any evidence of the Required Insurance Policies, then Administrative Agent may procure replacement insurance to implement or replace, as the case may be, the coverage to be provided by the Required Insurance Policies.  Any sums expended by Administrative Agent and/or Lender to procure such replacement insurance shall be due and payable by Borrowers to Administrative Agent not later than five (5) days following Administrative Agent’s demand therefor, shall bear interest at the Default Rate from the date such sums are advanced by Administrative Agent and/or Lender until the

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date such sums (together with the applicable interest thereon at the Default Rate) are paid by Borrowers to Administrative Agent, and shall be part of the Secured Obligations; provided that Borrowers agree that procurement by Administrative Agent of any such insurance shall not be deemed to waive or release any Default or Event of Default, or the right of Administrative Agent, at Administrative Agent’s option, to exercise the remedies set forth herein, or in the  First Mortgages, the Second Mortgages, any other Loan Document, the Third Mortgages or the Affiliate Guaranty (Portfolio Borrowers), with respect to any Default or Event of Default.  Administrative Agent shall not be responsible for obtaining or maintaining any insurance required hereunder and shall not, by reason of accepting, rejecting, approving or obtaining any such insurance, incur any liability for the existence, nonexistence of, or insufficient coverage; or from legal liability arising therefrom.

9.4.10Successor’s Rights

.  Any Person that acquires title to the Property, the Chattels, the Intangible Personalty or the other Collateral (or any portion thereof) upon foreclosure or deed or assignment-in-lieu of foreclosure will succeed to all of Borrowers’ rights under all applicable policies of insurance maintained pursuant to this Article 9.

9.4.11Notice of Changes

.  Upon a change in ownership, use or occupancy of any Individual Property, Borrowers shall promptly notify Administrative Agent and all other Persons insured under the Required Insurance Policies of such change in writing; provided, that nothing in this Section 9.4.11 shall be construed to permit such change in ownership, use or occupancy of any Individual Property.  With the exception of Workers’ Compensation, all Required Insurance Policies will allow, but not obligate, Administrative Agent to participate in the adjustment and settlement process of all claims expected to exceed One Hundred Thousand Dollars ($100,000).

9.4.12Leases

.  Borrowers shall comply with the terms of Section 7.1.13(G).

ARTICLE 10

EVENTS OF DEFAULT; REMEDIES

10.1Event of Default

.  The occurrence of one or more of the following events shall be an “Event of Default” hereunder and under each of the other Loan Documents:

10.1.1Failure to Pay Scheduled Amounts

.  Any Borrower fails to pay when due any Loan Debt Service Payments or other amount in a sum certain under this Agreement (including under Article 3) or under any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages for which sum there is a scheduled date for payment or for which there is a date certain for payment (including the payment of all outstanding Secured Obligations, Second Mortgage Secured Obligations, and Third Mortgage Secured Obligations on the Maturity Date).  Notwithstanding the foregoing, in any period of twelve (12) consecutive months, there shall be a single grace period of not more than five (5) days for any one (1) Loan Debt Service Payment if such Loan Debt Service Payment is not made on the applicable Payment Date; provided that, if

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the expiration date of such five (5) day grace period is not a Business Day, then such grace period shall expire on the succeeding Business Day.

10.1.2Failure to Pay Other Amounts

. Any Borrower fails to pay any amount, other than any amount described in Section 10.1.1, on or prior to the date that is ten (10) Business Days following demand by Administrative Agent.

10.1.3Violation of Certain Covenants

.  The occurrence of any violation of any covenant contained in Section 3.2, Section 7.1.12, Section 7.1.13, Section 7.1.14, Section 7.1.15, Section 7.1.16, Section 7.1.19, Section 7.2.3, Section 7.2.4, Section 7.2.5, Section 7.2.6, Section 7.2.7, Article 8, Section 11.15.1 or Section 11.17.

10.1.4Other Obligations

.  Any Borrower and/or Guarantor fails to perform any of the obligations contained in this Agreement or any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages to which such Borrower and/or Guarantor is a party (other than any obligation that is covered by any other provision in this Section 10.1), and such failure continues for a period of thirty (30) days following written notice thereof from Administrative Agent to Borrowers and/or Guarantor; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Borrowers and/or Guarantor commence to cure such failure within such thirty (30) day period and are continually and diligently attempting to cure such failure to completion, then such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Borrowers and/or Guarantor.  For the avoidance of doubt, the cure periods set forth in this Section 10.1.4 shall not be applicable to the Events of Default described in the other subsections of this Section 10.1.

10.1.5Levy Against Property

.  The levy against any of the Property, Chattels, Intangible Personalty or the other Collateral of any execution, attachment, sequestration or other writ that shall remain unvacated, or not set aside, or unstayed, for thirty (30) days.

10.1.6Liquidation; Division

.  The liquidation, termination or dissolution of any Borrower Control Person, or division of any Borrower Control Person into multiple entities or series pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or similar provision under the law of the applicable Person’s state of formation) or otherwise.

10.1.7Appointment of Receiver

.  The appointment of a trustee, receiver or liquidator for the assets, or any part thereof, of any Borrower Control Person (other than any member of the REIT Board), other than by the request of Administrative Agent.

10.1.8Assignments

.  Any Borrower Control Person (other than any member of the REIT Board) makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors.

10.1.9Order for Relief

.  The entry in bankruptcy of an order for relief for or against any Borrower Control Person (other than any member of the REIT Board).

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10.1.10Bankruptcy

.  The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against any Borrower Control Person (other than any member of the REIT Board) as a debtor or bankrupt or seeking an adjustment of any of such parties’ debts, or any other relief under any Bankruptcy Law, including a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any such party in any bankruptcy or reorganization proceeding, or the act of any of such parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Administrative Agent herein or in any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, and any such petition, if involuntary, is not dismissed within ninety (90) days following the filing thereof.

10.1.11Admission Regarding Debt

.  Any Borrower Control Person (other than any member of the REIT Board) admits in writing any such Borrower Control Person’s inability to pay such Borrower Control Person’s debts as they become due.

10.1.12Misrepresentation

.  Any representation, warranty or certification made by any Borrower Control Person herein, or in any of the other Loan Documents, the Term Sheet, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages or any certificate delivered to Administrative Agent or Lender under or in connection with any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, is false, misleading or erroneous in any material respect at the time when made.

10.1.13Judgments

.  Any failure of any Borrower or Guarantor to pay any money judgment in excess of Fifty Thousand Dollars ($50,000) against such Person before the expiration of thirty (30) days after such judgment becomes final and no longer appealable.

10.1.14Assertion of Priority

.  Any proceeding, lis pendens or other public filing of any claim of priority over any First Mortgage, Second Mortgage or Third Mortgage, by title, Lien, or otherwise, unless Borrowers within forty-five (45) days after such assertion either causes the assertion to be withdrawn or provides Administrative Agent with written evidence reasonably satisfactory to Administrative Agent that Borrowers are diligently defending against any such claim or causing such claim to be diligently defended on behalf of Borrowers by the applicable title insurance company.

10.1.15Other Loan Documents

.  The occurrence of (i) any Default after the lapse of any applicable notice, grace or cure period under any other Loan Document, or (ii) any event or circumstance defined as or deemed to be an “Event of Default” under this Agreement or any other Loan Document.

10.1.16Other Liens

.  The occurrence of any default after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an “Event of Default” under any consensual Lien encumbering the Property or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby;

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provided, however, that nothing in this Section 10.1.16 shall be deemed to permit any such consensual Lien to be executed by any Borrower or any other Person.

10.1.17Other Indebtedness

.  The occurrence of any default after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an “Event of Default” under any Indebtedness incurred or owing by any Borrower, or any document or instrument evidencing any obligation to pay such Indebtedness; provided, however, that nothing in this Section 10.1.17 shall be deemed to permit any Borrower to incur such Indebtedness.

10.1.18Injunction

.  Any order or decree is entered by any court of competent jurisdiction (i) enjoining the rental of any space at the Property or (ii) enjoining or prohibiting any Borrower or Guarantor, from substantially performing any of its respective obligations under this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages and such order or decree is not stayed or vacated, or the proceedings out of which such order or decree arose are not dismissed, within thirty (30) days after the granting of such decree or order.

10.1.19Validity of Loan Documents

.  Any Borrower Control Person shall purport to, terminate, revoke, repudiate, declare voidable or void or otherwise contest the validity or enforceability of any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, or any provision thereof or any of the obligations of any Borrower Control Person under any Loan Document, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.

10.1.20Cash Management; Accounts

.  Borrowers spend or use any funds disbursed to Borrowers from the Deposit Account, the Excess Cash Subaccount or any other Account in violation of the terms and conditions of this Agreement or the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages.

10.1.21Financial Statements

.  Borrowers fail to comply with any of the terms of Section 7.1.6, and such failure continues for a period of ten (10) Business Days following written notice thereof from Administrative Agent to Borrowers.

10.1.22Cross-Collateralized Loan Documents

.  The existence of any “Event of Default” under any of the Cross-Collateralized Loan Documents (as such term is defined therein).

10.1.23Affiliate Guaranty (Portfolio Borrowers) and Third Mortgages

.  The existence of any “Event of Default” under the Affiliate Guaranty (Portfolio Borrowers) or any of the Third Mortgages (as such term is defined therein).

Notwithstanding anything herein to the contrary, the provision of Section 10.1.7, Section 10.1.8, Section 10.1.9, Section 10.1.10, Section 10.1.11, and Section 10.1.13 shall not apply to any individual member of the Board of Directors of any corporation that is a Borrower Control Person.

10.2Remedies

.  Immediately upon or any time and from time to time after the occurrence and during the continuation of any Event of Default hereunder, Administrative Agent

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and/or Lender may exercise any remedy not prohibited at law, in equity or otherwise, including those listed below and those listed in the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, in such sequence or combination as Administrative Agent and/or Lender may determine.  The rights, powers and remedies of Administrative Agent and Lender under this Agreement, each other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages shall be cumulative and not exclusive of any other right, power or remedy that Administrative Agent and/or Lender, as applicable, may have against Borrowers and/or Guarantor pursuant to this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, or existing at law or in equity or otherwise. Administrative Agent’s and Lender’s rights, powers and remedies may be pursued singly, concurrently, successively, jointly or otherwise, against Borrowers, the Property, any Chattels, any Intangible Personalty and any other Collateral, or against Guarantor or any obligor under, or guarantor of, the Notes, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, at such time and in such order as Administrative Agent may determine.  No act of Administrative Agent and/or Lender shall be construed as an election to proceed under any particular provision of any Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages to the exclusion of any other provision in the same or any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, or as an election of remedies to the exclusion of any other remedy that may then or thereafter be available to Administrative Agent and/or Lender.

10.2.1Performance of Defaulted Obligations and Protective Advances

.  Administrative Agent may make any payment (including Protective Advances) or perform any other obligation under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages or Leases that any Borrower has failed to make or perform, and Borrowers hereby irrevocably appoint Administrative Agent as the true and lawful attorney-in-fact for Borrowers to make any such payment and perform any such obligation in the name of Borrowers; provided that no such sum expended by Administrative Agent (and no reimbursement thereof by Borrowers) shall be deemed to cure any Event of Default unless Administrative Agent shall waive such Event of Default in writing.  All payments made and expenses (including actual out-of-pocket attorneys’ fees) incurred by Administrative Agent in this connection, together with interest thereon at the Default Rate from the date paid or incurred by Administrative Agent until repaid by Borrowers, shall become part of the Secured Obligations and shall become immediately due and payable by Borrowers to Administrative Agent.  In lieu of advancing Administrative Agent’s own funds for such purposes, Administrative Agent may use any funds of Borrowers that may be in Administrative Agent’s possession, including any funds in any of the Accounts.

10.2.2Specific Performance and Injunctive Relief

.  Notwithstanding the availability of legal remedies, Administrative Agent on behalf of Lender shall be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrowers or Guarantor to cure or refrain from repeating any Default or Event of Default.

10.2.3Acceleration of Secured Obligations

.  Except as expressly required under Legal Requirements, Administrative Agent may, without notice or demand, declare all of

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the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations immediately due and payable in full.

10.2.4Suit for Monetary Relief

.  Subject to the non-recourse provisions of Article 12, with or without accelerating the maturity of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations, Administrative Agent may sue from time to time for any payment due under any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, or for money damages in respect of any Default or Event of Default under any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages.

ARTICLE 11

GENERAL PROVISIONS

11.1Expiration of Borrower Claims

.  Neither Administrative Agent nor Lender shall be in default or breach under this Agreement, or under any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, unless a written notice specifically setting forth the claim of Borrowers shall have been given to Administrative Agent within three (3) months after Borrowers first obtain knowledge of the occurrence of the event that Borrowers allege gave rise to such claim.  Borrowers waive any claim, set off or defense against Administrative Agent and/or Lender arising by reason of any alleged default or breach by Administrative Agent and/or Lender as to which Borrowers do not give such notice timely as aforesaid.  Borrowers acknowledge that such waiver is or may be essential to Administrative Agent’s ability to enforce Administrative Agent and/or Lender’s remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Administrative Agent and Lender, on the one hand, and Borrowers, on the other hand, with respect to the Loan.

11.2Time of the Essence

.  Time is of the essence with regard to the obligations of Borrowers and Guarantor under this Agreement, each other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.

11.3Joint and Several Obligation

.  (i) All Persons comprising Borrowers are jointly and severally liable for all of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations; (ii) representations, warranties, and covenants made by any Person comprising Borrowers shall be deemed representations, warranties, and covenants of all of the Persons comprising Borrowers; (iii) any breach, Default or Event of Default by any of the Persons comprising Borrowers shall be deemed to be a breach, Default, or Event of Default of all of the Persons comprising Borrowers; and (iv) any event creating personal liability of any of the Persons comprising Borrowers shall create personal liability for all of the Persons comprising Borrowers.

11.4Waivers by Borrower

s.

11.4.1Homestead, Marshaling of Assets and other Rights

.  Borrowers agree not to assert (and, to the extent not prohibited by Legal Requirements, Borrowers hereby waive) any right under any Legal Requirements pertaining to the marshaling of assets, the sale in

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inverse order of alienation, any homestead exemption or the administration of estates of decedents to defeat, reduce or affect the right of Administrative Agent and/or Lender under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages to a sale of any Collateral for the collection of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations.  Notwithstanding the existence of interests in the Property, Chattels, Intangible Personalty or other Collateral other than that created by the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, and notwithstanding any other provision of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, upon an Event of Default, to the extent permitted by applicable Legal Requirements, Administrative Agent shall have the right to determine the order and manner in which the Property, Chattels, Intangible Personalty or other Collateral shall be subjected to the remedies provided for in the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages and to determine the order and manner in which all or any part of the Secured Obligations, the Second Mortgage Secured Obligations, and the Third Mortgage Secured Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided for in the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.

11.4.2Claims for Monetary Damages

.  Borrowers hereby (i) waive any claim that Borrowers may have against any of the Indemnified Parties based upon any assertion that any such Indemnified Party has acted unreasonably or that any such Indemnified Party has unreasonably withheld or unreasonably delayed any action, in each case, to the extent that such Indemnified Party had an obligation, either at law or pursuant to the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages to act reasonably and (ii) agree that the sole remedy of Borrowers based upon any such claim against any of the Indemnified Parties shall be an action for specific performance, injunctive relief or declaratory judgment.  Borrowers hereby further agree that the Indemnified Parties shall not be liable for any monetary damages (including compensatory, consequential or punitive damages) in respect of any such claim by Borrowers and that Borrowers’ sole remedy in respect of any such claim shall be limited to specific performance, injunctive relief or declaratory judgment.

11.4.3Required Notices

.  Borrowers shall not be entitled to any notices of any nature whatsoever from Administrative Agent or Lender, except with respect to matters for which this Agreement, another Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages specifically and expressly provide for the giving of notice by Administrative Agent or Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrowers hereby expressly waive the right to receive any notice from Administrative Agent or Lender with respect to any matter for which this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages does not specifically and expressly provide for the giving of notice by Administrative Agent or Lender to Borrowers.

11.4.4Offsets; Counterclaims

.  Any assignee of Administrative Agent’s or Lender’s interest in and to this Agreement, the other Loan Documents, the Affiliate

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Guaranty (Portfolio Borrowers), and the Third Mortgages shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages that Borrowers may otherwise have against any assignor of this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.  No such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon this Agreement or upon any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages. Any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers, unless and to the extent Borrowers would be permanently barred from asserting such claim in any action or proceeding.

11.5Entire Agreement; Modification in Writing; No Implied Waivers by Administrative Agent

.  This Agreement, together with the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, contains the entire understanding between the parties to the matters addressed herein and supersedes any other understandings or agreements with respect to the matters covered hereby.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, or consent or waiver referred to in any Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Without limiting the generality of the preceding sentence, neither Administrative Agent’s and/or Lender’s acceptance of any payment with knowledge of a Default or Event of Default, nor any failure by Administrative Agent and/or Lender to exercise any remedy following a Default or Event of Default, shall be deemed a waiver of such Default or Event of Default, and no waiver by Administrative Agent and/or Lender of any particular Default or Event of Default shall be deemed a waiver of any other Default or Event of Default or of any similar Default or Event of Default in the future.  No course of conduct, dealing or performance (including any delays by Administrative Agent and/or Lender in enforcing any remedies) by Administrative Agent and/or Lender shall be deemed to constitute a waiver by Administrative Agent and/or Lender of any rights under any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages.  Except as otherwise expressly provided herein, no notice to or demand on Borrowers shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

11.6Administrative Agent’s Discretion; Binding Action

.  Whenever pursuant to this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, Administrative Agent or Lender exercises any right to approve or disapprove any matter, or make any determination, or any arrangement or term is required to be satisfactory to Administrative Agent or Lender, as applicable, the decision of Administrative Agent or Lender, as applicable, to approve or disapprove such matter or to make such determination or to decide whether such arrangement or term is satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Administrative Agent or Lender and shall be final and conclusive.  Borrowers agree that with respect to any consent, direction, approval or action that is required of Borrowers under this Agreement, any other Loan

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Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, any consent, direction, approval or action by Borrowers shall be binding on Borrowers and that neither Administrative Agent nor Lender shall have any obligation to confirm any such consent, direction, approval or action and may act in reliance upon any such consent, direction, approval or action.

11.7Headings; Exhibits and Schedules Incorporated

.  The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The information set forth on the cover, the heading and the recitals hereof, and the Exhibits and the Schedules attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

11.8Governing Law; Forum

.  The substantive laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, without reference to conflicts of law principles.  Any legal suit, action or proceeding against Administrative Agent, Lender or any Borrower arising out of or relating to this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, shall be instituted in any federal or state court located in the County of New York, State of New York, and Borrowers waive any objections that Borrowers may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Borrowers hereby irrevocably submit to the jurisdiction of any such court in any suit, action or proceeding.

11.9WAIVER OF TRIAL BY JURY

.  BORROWERS, ADMINISTRATIVE AGENT AND LENDER KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO, AND AGREE NOT TO SEEK, A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY OTHER LOAN DOCUMENT, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages.  BORROWERS, ADMINISTRATIVE AGENT AND LENDER FURTHER AGREE THAT NO SUCH ACTION WITH RESPECT TO WHICH A JURY TRIAL HAS BEEN WAIVED SHALL BE SOUGHT TO BE CONSOLIDATED WITH ANY OTHER ACTION WITH RESPECT TO WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THIS SECTION HAS BEEN FULLY DISCUSSED BY BORROWERS, ADMINISTRATIVE AGENT AND LENDER, EACH OF WHOM HAS BEEN REPRESENTED BY COUNSEL, AND THIS SECTION SHALL NOT BE SUBJECT TO ANY EXCEPTIONS.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER, ADMINISTRATIVE AGENT AND BORROWERS TO ENTER INTO THE TRANSACTIONS.

11.10Notices

.  Any notice, consent or approval required or permitted to be given by Borrowers or Administrative Agent and/or Lender (or delivered to Servicer) under this Agreement shall be in writing and will be deemed given (i) upon personal delivery, (ii) on the first (1st) Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or (iii) on the third (3rd) Business Day after mailing, by registered or certified United

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States mail, postage prepaid, in any case to the appropriate party at its address set forth below.  In addition, any notice to Administrative Agent and/or Lender shall only be deemed effective if a copy of such notice is delivered via email to CMLnotices@aig.com not later than the Business Day that a hard copy of such notice is delivered in accordance with this Section 11.10.

If to Borrowers:

c/o GTJ REIT, Inc.

1399 Franklin Avenue, Suite 100

Garden City, New York 11530

Attention: Paul A. Cooper

with a copy to:

ArentFox Schiff LLP

1185 Avenue of the Americas, Suite 3000

New York, New York 10036

Attention:  Christine A. McGuinness, Esq.

Email: Christine.mcguinness@afslaw.com

If to Administrative Agent and/or Lender:

AIG Asset Management (U.S.), LLC

28 Liberty Street

Floor 47

New York, New York 10005-1445

Attention: CML Legal Notices

E-mail: CMLnotices@aig.com

with a copy to:

Katten Muchin Rosenman LLP

50 Rockefeller Plaza

New York, New York 10020-1605

Attention:  Andrew L. Jagoda, Esq.

E-mail: andrew.jagoda@katten.com

If to Servicer:

CBRE Loan Services, Inc.

929 Gessner, Suite 1700

Houston, Texas 77024
Attention: Kevin Hudson

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Email: kevinhudson@cbre.com

Any party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section 11.10.

11.11Severability

.  Wherever possible, each provision of this Agreement, each other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages shall be interpreted in such manner as to be effective and valid under Legal Requirements, but if any provision of this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages is held to be illegal, invalid or unenforceable under Legal Requirements, then the legality, validity, and enforceability of the remaining provisions of this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement, such other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages (as applicable) a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.  If the rights and Liens created by this Agreement, any other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages shall be invalid or unenforceable as to any part of the Secured Obligations, the Second Mortgage Secured Obligations or the Third Mortgage Secured Obligations, then the unsecured portion of the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations, and all payments made on the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations.

11.12Preferences; Reinstatement

.  Administrative Agent and Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations.  To the extent Borrowers make a payment or payments to Administrative Agent and/or Lender for Borrowers’ benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Legal Requirements, then, to the extent of such payment or proceeds received, this Agreement shall continue to be effective or be reinstated, as applicable, and the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent and/or Lender, as applicable.

11.13No Joint Venture or Partnership

.  Borrowers, Administrative Agent and Lender intend that the relationship created hereunder and under the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages be solely that of borrower and lender.  Nothing herein or in the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages is intended to create a joint venture, partnership, tenancy-in-common, or joint

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tenancy relationship between Borrowers, Administrative Agent and Lender nor to grant Administrative Agent and/or Lender any interest in the Collateral other than that of secured party, mortgagee or lender.

11.14Conflict; Construction; Counterparts

.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, the provisions of this Agreement shall prevail.  The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages and that the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages shall not be subject to the principle of construing their meaning against the party that drafted the same.  This Agreement may be executed in any number of counterparts, all of which shall together constitute one and the same instrument.  This Agreement, to the extent signed and delivered by means of electronic transmission in portable document format (pdf), shall be treated in all manner and respects (and shall have the same binding legal effect) as a fully executed original Agreement.

11.15Estoppel Certificates

; Appraisals.

11.15.1  Estoppel Certificates.

  Borrowers hereby agree, at any time and from time to time upon not less than ten (10) days’ prior written notice by Administrative Agent, to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, signed and acknowledged, certifying to Administrative Agent, Lender and such specified party (i) the balance of principal, interest, and other sums then outstanding under the Notes, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, (ii) whether or not Borrowers claim that Administrative Agent and/or Lender is in default of any of the obligations of Administrative Agent or Lender, as applicable, under this Agreement or the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, and if so, the nature of any such default or defaults, (iii) whether or not Borrowers claim to have any offsets or defenses with respect to the Secured Obligations, the Second Mortgage Secured Obligations or the Third Mortgage Secured Obligations and, if so, the nature of such offsets or defenses, (iv) that this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages are unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and (v) stating whether or not, to the knowledge of Borrowers, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default. Administrative Agent agrees to provide a comparable certificate in connection with any transfer pursuant to Section 8.5.1.

11.15.2  Appraisals.

  Without limiting any right of Administrative Agent to obtain an Appraisal at Borrowers’ sole cost and expense pursuant to the express terms of this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, Administrative Agent may obtain additional Appraisals of any Individual Property (x) at any time that an Event of Default exists at the sole cost and expense of Borrowers and (y) at any other time in the discretion of Administrative Agent and at the sole cost and expense of Administrative Agent.  Borrowers shall reasonably cooperate with

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Administrative Agent and the appraiser preparing such Appraisal and provide reasonable access to the applicable Individual Property, in each case, in respect of any such Appraisal obtained by Administrative Agent pursuant to this Section 11.15.2.  Borrowers shall reimburse Administrative Agent for the cost of any Appraisal obtained during the existence of an Event of Default pursuant to this Section 11.15.2 within ten (10) days following written demand for such reimbursement by Administrative Agent.

11.16No Third Party Beneficiaries; Successors and Assigns

.  Nothing in this Agreement or in any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages shall confer upon any Person (other than the holder(s) of the Loan or any portion thereof, the parties hereto and their successors and permitted assigns) any rights or remedies under or by reason of this Agreement.  Without limiting the foregoing, this Agreement is binding upon and shall inure to the benefit of Borrowers and Borrowers’ successors and assigns, Administrative Agent and Administrative Agent’s successors and assigns, and Lender and Lender’s successors and assigns.  The duties, covenants, conditions, obligations, and warranties of Borrowers in this Agreement shall be joint and several obligations of Borrowers and Borrowers’ successors and assigns.

11.17Sale of Loan and Securitization; Future Loan Modification

.

11.17.1 Loan Modifications. Lender shall have the right, from time-to-time, to (i) sell, assign or transfer all or any portion of the Loan or any interest in the Loan, including participation interests in all or any portion of the Loan and (ii) modify, split and/or sever any portion of the Loan (any such modification, split or severance of all or any portion of the Loan, a “Loan Modification”). Borrowers shall cooperate, and cause Guarantor and each of the Borrower Control Persons to cooperate, with Lender to effectuate such Loan Modification (including by providing updated representations and warranties regarding the Loan and the Property, providing updated legal opinions, and, if reasonably determined by Lender to be consistent with the market standards for such Loan Modifications, providing revised organizational documents for the Borrowers and/or Managing Member that provide for one (1) or more Independent Managers) and shall execute, acknowledge and deliver such documents as Lender may reasonably request to evidence such Loan Modification.  Upon the election of Lender at any time to effectuate a Loan Modification, Lender may (a) cause the Notes, the First Mortgages, the Second Mortgages, the Third Mortgages and any of the other Loan Documents evidencing and securing the Loan to be split into two or more additional tranches of notes (i.e., an A-1/A-2 structure), (b) create two or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (c) create multiple components of the Notes or notes, and/or (d) otherwise split or sever the Loan and the Notes into two or more loans and notes secured by mortgages or deeds of trust (as applicable) and, in each such case, allocate or reallocate the Principal Indebtedness among such split, severed or component loans and notes in whatever proportion and whatever priority Lender determines; provided, however, that, in each such instance, immediately after the effective date of such Loan Modification, (1) the outstanding principal balance of the note or notes evidencing the Loan (or split, severed or component notes evidencing the Loan) equals the Principal Indebtedness immediately prior to such Loan Modification, (2) the weighted average of the interest rates for the note or notes evidencing the Loan (or split, severed or component notes evidencing the Loan) equals the interest rate of the Notes immediately

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prior to such Loan Modification, and (3) there shall be no change to (x) the economic terms of the Loan Documents or (y) to the rights or obligations of Borrowers or Guarantor, other than de-minimis changes to reflect the revised structure of the Loan and the Notes (provided, that, Borrowers acknowledge and agree that in the event there is one or more senior/subordinate components of the Loan, “rate creep” will result from the application of prepayments in connection with a casualty or condemnation, application of payments during an Event of Default and/or voluntary partial prepayments to the extent permitted under the Loan Documents, and such “rate creep” will not be deemed a violation of clause (2) above or this clause (3) so long as Borrowers shall not pay in the aggregate more interest than Borrowers would have paid without such Loan Modification). Administrative Agent and/or Lender shall reimburse Borrowers for all actual documented out-of-pocket costs and expenses actually incurred by Borrowers in connection with the foregoing.

11.17.2 Securitization.  Notwithstanding anything set forth herein to the contrary, and without limiting the generality of the foregoing, Lender shall have the right to securitize the Loan (or any portion thereof or interest therein) in a commercial mortgage backed securitization or any other public offering or private placement (a “Securitization”), and Borrowers shall reasonably cooperate with Lender in effecting any such Securitization (without cost or expense to Borrowers (provided, however, that Borrowers shall be responsible for attorney’s fees incurred by Borrowers in excess of $25,000.00)).  Borrowers authorize Lender to disclose to any actual or prospective participant or transferee of the Loan (or any investor in such securities issued in connection with a Securitization or any rating agency rating such securities) any and all financial and other information then in Lender’s possession concerning the Property, the Borrower Control Persons and their respective Affiliates, or the Loan.  If requested by Lender, whether prior to, on or following the Closing Date, Borrowers shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by any rating agency to be included in any loan documentation and/or disclosure documentation or otherwise in connection with any such Securitization. Without limiting the foregoing, if Lender reasonably deems it necessary to satisfy the market standards to which Lender customarily adheres or that may be reasonably required in the marketplace or by any rating agency in connection with any such Securitization, Borrowers shall deliver to Lender revised organizational documents for the Borrowers and/or Managing Member that provide for one (1) or more Independent Managers. Borrowers shall indemnify Lender (and its Affiliates) in connection with any material misstatement or material omission in the offering materials for such Securitization provided that such disclosure is based on information delivered by any Borrower Control Person to Administrative Agent and/or Lender. Lender shall reimburse Borrowers for all actual documented out-of-pocket attorney’s fees actually incurred by Borrowers in connection with the foregoing; provided, however, that Lender shall not be required to reimburse Borrowers for attorney’s fees in excess of $25,000.00.

11.17.3 Disclosure of Lease Information.  To the extent that a Lease is subject to a confidentiality provision that prohibits Lender (or requires the landlord thereunder to prohibit Lender) from disclosing such Lease or information regarding the Tenant in connection with a Securitization or other disposition of the Loan, Borrowers will obtain (or

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

have obtained) a waiver of such confidentiality provision for Lender’s benefit to permit disclosure of such information by Lender.

11.18Subrogation of Lender

.  Administrative Agent on behalf of Lender shall be subrogated to the Lien of any previous encumbrance discharged with funds advanced by Lender under the Loan Documents, regardless of whether such previous encumbrance has been released of record.

11.19Appointment of Servicer and Delegation of Administrative Agent Responsibilities

.

11.19.1Appointment and Replacement of Servicer

.  Borrowers acknowledge and agree that, at the sole option of Administrative Agent, the Loan may be serviced by a Servicer.  As of the Closing Date, Administrative Agent has retained CBRE Loan Services, Inc. as Servicer.  Administrative Agent may, by written notice to Servicer and Borrowers, appoint a successor servicer to act as Servicer under this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages.  Borrowers hereby irrevocably authorize Administrative Agent to make any such appointment that Administrative Agent deems advisable in Administrative Agent’s sole discretion, and Borrowers hereby irrevocably consent and agree to any such appointment.  Neither the resignation nor the removal of any Servicer hereunder shall release, discharge, waive or satisfy any of Borrowers’ obligations under this Agreement.

11.19.2Servicer Fees; Designation of Administrative Agent Responsibilities

.  Borrowers shall pay all third-party out-of-pocket fees and expenses incurred by Administrative Agent, Lender or Servicer in connection with the services performed by Servicer in connection with the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations (including disbursements under this Agreement, the establishment and maintenance of any Accounts and the documentation thereof, actual, out-of-pocket attorneys’ fees and costs and bank fees and charges, inspections of the Property, casualty and condemnation matters and matters concerning Defaults and Events of Default).  Without limiting the foregoing, Borrowers acknowledge and agree that Administrative Agent may delegate the administration and review of Disbursement Requests (including review of any and all materials submitted by Borrowers in connection with such request and preparation of written reports to Administrative Agent summarizing such materials and recommending whether the request should be granted) to Servicer, that Administrative Agent may cause Servicer to open and maintain any Accounts on behalf of Administrative Agent or in Administrative Agent’s name, and that Borrowers shall pay all fees and expenses in connection therewith.  Borrowers shall indemnify and hold harmless Administrative Agent and Lender from and against any liability to Servicer in respect of such fees and expenses described in this Section 11.19.2.  Servicer shall not be responsible or liable in any manner whatsoever for the correctness, genuineness or validity of any document or instrument, or any signature thereon, deposited with or delivered to Servicer pursuant to this Agreement.

11.20Payment of Expenses.

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11.20.1Payment of Administrative Agent’s and Lender’s Costs and Expenses

.  In addition to the fees and expenses of Servicer described in Section 11.19, Borrowers shall pay all actual out-of-pocket costs and expenses of Administrative Agent and/or Lender (including actual out-of-pocket attorney’s fees) in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages, and any other document being prepared in connection with the consummation of the Transactions (including costs and expenses for which invoices were not available at the closing of the Loan, or costs and expenses that are incurred by Administrative Agent and/or Lender after the closing of the Loan), (ii) the creation, perfection, preservation or protection of Administrative Agent’s and Lender’s Liens in the Collateral (including fees and expenses for title and Lien searches or amended or replacement mortgages, UCC-1 Financing Statements, or Loan Documents, Survey fees and charges, title insurance premiums and filing and recording taxes, fees and charges and the costs and fees incurred in connection with arranging, setting up, servicing and maintaining any Accounts), (iii) Administrative Agent’s due diligence with respect to the Property, including the fees and disbursements of the third parties that have prepared the Third Party Reports and any other third party due diligence expenses for the Property, including travel expenses, (iv) the negotiation, preparation, execution and delivery of any amendment, modification, supplement, waiver, restructuring or consent relating to any of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages, and (v) any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Administrative Agent’s and/or Lender’s rights and remedies under any of the Loan Documents, Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages, including all fees and expenses incurred by Administrative Agent and/or Lender in securing title to or possession of, and realizing upon, security for the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations, or any other costs and expenses incurred in any workout, restructuring or similar arrangements or in connection with any collection or bankruptcy proceedings with respect to any Borrower or any other Borrower Control Person.  All such costs and expenses shall be due and payable by Borrowers to Administrative Agent not later than ten (10) days following Administrative Agent’s demand therefor, shall bear interest at the Default Rate from the date such costs and expenses are incurred by Administrative Agent and/or Lender until the date such costs and expenses (together with the applicable interest thereon at the Default Rate) are paid by Borrowers to Administrative Agent, and shall be part of the Secured Obligations.

11.20.2Attorneys’ Fees References

.  Any reference in this Agreement to attorneys’ or counsels’ fees paid or incurred by Administrative Agent and/or Lender shall be deemed to include paralegals’ fees and legal assistants’ fees.  Moreover, wherever provision is made herein for payment of attorneys’ or counsels’ fees or expenses incurred by Administrative Agent and/or Lender, such provision shall include such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced, during such proceedings or after entry of a final judgment.  Notwithstanding anything to the contrary in this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, during the existence of any Event of Default, any reference to “reasonable” attorneys’ or counsels’ fees in this

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Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages shall be deemed to refer to “actual, out-of-pocket” attorneys’ or counsels’ fees.

11.20.3Fee Deposit.

  As a condition precedent to reviewing any request of Borrowers or any other matter that Administrative Agent reasonably believes will result in Administrative Agent and/or Lender incurring any out-of-pocket costs, fees or expenses (including actual out-of-pocket attorneys’ fees), Administrative Agent may require Borrowers to deposit with Administrative Agent , Servicer or Administrative Agent’s counsel an amount reasonably determined by Administrative Agent to cover such costs, fees and expenses (the “Fee Deposit”).  Administrative Agent shall apply the Fee Deposit to the payment of any such out-of-pocket costs and expenses incurred in connection with the applicable request or other matter (regardless of whether such request or other matter is approved, denied or consummated); provided that (i) if the actual amount of such costs, fees, and expenses exceeds the amount of the Fee Deposit, then Borrowers shall promptly pay such excess amount to Administrative Agent, and (ii) if the amount of the Fee Deposit exceeds the actual amount of such costs, fees, and expenses, then Administrative Agent shall return such excess amount to Borrowers.  Notwithstanding that the Fee Deposit may be wired to Administrative Agent’s counsel, Borrowers and Administrative Agent hereby acknowledge and agree that in no way will any such remittance of the Fee Deposit to Administrative Agent’s counsel give rise to an attorney-client relationship between Borrowers on the one hand, and Administrative Agent’s counsel on the other hand.

11.21Disclaimer Regarding Third Party Reports

.  Borrowers acknowledge that, in connection with the Loan, Administrative Agent has ordered, or may in the future order, certain reports (collectively, the “Third Party Reports”) from third-party service providers, including (as applicable) an environmental report, engineering report, zoning report, seismic report, and an Appraisal.  Borrowers hereby agree and acknowledge that, with respect to the Third Party Reports, (i) none of Administrative Agent, Lender and any of their Affiliates were, or shall be, responsible for the production of or content of the Third Party Reports, (ii) even if Administrative Agent, Lender or their respective Affiliates have provided (or hereafter provides) Borrowers with a copy of any Third Party Report, Administrative Agent, Lender and their Affiliates are not making any representation or warranty, either express or implied, and hereby expressly disclaim any representation or warranty, whether express or implied, regarding (a) the contents, accuracy, completeness, or conclusions of the Third Party Reports, (b) whether any Borrower is an intended user of the Third Party Reports, or (c) whether any Borrower has any right to rely upon the Third Party Reports or has any rights or remedies against the applicable service provider related to the contents of such Third Party Reports), and (iii) Administrative Agent, Lender and their respective Affiliates disclaim any and all liability to Borrowers or any other Person.  Each Borrower for itself and on behalf of such Borrower’s Affiliates, hereby releases Administrative Agent Lender and their respective Affiliates from any Losses related to or arising out of the Third Party Reports or their contents or the accuracy, completeness, or conclusions thereof.  Without limiting the foregoing terms of this Section 11.21, Borrowers hereby agree and acknowledge that Borrowers are not intended users of any Appraisal, and absent a separate agreement between Borrowers and the applicable appraiser, Borrowers have no rights or remedies arising out of any Appraisal against such appraiser or any other Person.

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11.22Acceptance of Cures for Events of Default

.  Notwithstanding anything to the contrary contained in this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages (including any reference to the “continuance”, the “continuation” or the “existence” of an Event of Default or that an Event of Default is “continuing” (or variations thereof)), neither Administrative Agent nor Lender shall in any event or under any circumstance be obligated or required to waive or accept a cure by Borrowers, Guarantor, or by any other Person of an Event of Default unless Administrative Agent and/or Lender expressly agrees in writing to do so in the exercise of Administrative Agent’s and/or Lender’s sole and absolute discretion, it being agreed that once an Event of Default has occurred and so long as neither Administrative Agent nor Lender has determined and expressly agreed in writing to waive or accept a cure of such Event of Default, Administrative Agent and/or Lender shall be absolutely and unconditionally entitled to pursue all rights and remedies available to Administrative Agent and/or Lender under this Agreement, the First Mortgages, the Second Mortgages, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages or otherwise at law or in equity.

11.23No Mortgagee In Possession

.  Borrowers agree that none of Administrative Agent, Lender and Servicer is a mortgagee in possession with respect to the Property and that this Agreement does not create any obligation on the part of Administrative Agent, Lender or Servicer to manage or operate the Property or give Administrative Agent, Lender or Servicer any control over the Property; it being agreed that the obligation to manage and operate and the right to control the Property remains with Borrowers.  Borrowers agree that none of Administrative Agent, Lender and Servicer shall have any fiduciary obligations or trust obligations with respect to managing or operating the Property. Borrowers acknowledge and agree that the exercise of any rights and remedies by Administrative Agent and/or Lender under the Pledge and Security Agreement shall not be deemed to constitute any of Administrative Agent, Lender and Servicer as a lender in possession or a mortgagee in possession in respect of any or all of the Individual Properties.

ARTICLE 12

LIMITATION ON LIABILITY

12.1General Limitation on Liability

.  Nothing contained in the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages shall be deemed to impair, limit or prejudice Administrative Agent’s and/or Lender’s rights (i) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Administrative Agent’s foreclosure on the Property or any portion thereof or to exercise any specific rights or remedies afforded to Administrative Agent and/or Lender under any other provisions of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages or by law, in equity or otherwise, subject to the non-recourse provisions set forth in Section 12.2 and Section 12.3, (ii) to recover under any guaranty given in connection with the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations, or (iii) to pursue any personal liability of Borrowers and/or Guarantor under the Guaranty Agreement, the Environmental Indemnity Agreement or the ERISA indemnity provisions of Section 7.2.6.  Except as expressly set forth in this Article 12, the recourse of Administrative Agent and/or Lender with respect to the obligations evidenced by this Agreement and the other Loan Documents (except for the Guaranty Agreement and the Environmental Indemnity Agreement) shall be solely to the Property, Chattels, Intangible

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Personalty, the other Collateral and the Pledge Collateral.  For the avoidance of doubt, the matters set forth in Section 12.2 and Section 12.3 shall be fully recourse to Borrowers and Guarantor. For the avoidance of doubt, Administrative Agent acknowledges and agrees that all Loan Documents, including the Environmental Indemnity Agreement, are entered into by limited liability companies as Borrowers, and a corporation, as Guarantor, and Administrative Agent agrees that no member (other than Guarantor as a holder of indirect membership interests in each Borrower), or individual officer, partner, director, trustee, asset manager, employee, member, agent or other representative of Borrowers and Guarantor shall have any personal liability under the Loan Documents and the Environmental Indemnity Agreement in connection with the transaction contemplated by this Agreement.

12.2Loss Recourse Events

.  Notwithstanding anything to the contrary contained in this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, nothing shall be deemed in any way to impair, limit or prejudice the rights of Administrative Agent and/or Lender to collect or recover from Borrowers (but, without limiting the obligations of Guarantor under the Loan Documents, not any member of any Borrower), from Cross-Collateralized Borrowers under the Affiliate Guaranty (Portfolio Borrowers), and/or from Guarantor under the Guaranty Agreement the amount of:

(i)any Losses incurred or sustained by Administrative Agent and/or Lender as a result of physical waste by any Borrower;

(ii)any Capital Proceeds neither turned over to Administrative Agent nor applied or used in accordance with the terms of this Agreement or the other Loan Documents;

(iii)any Gross Revenue generated by the Property collected by or for any Borrower (including, without limitation, any Excess Foreclosure Proceeds) that is (a) not properly applied to the reasonable operating expenses of the Property (including payments due under the Notes and/or this Agreement and other sums due under the Loan Documents) following an Event of Default or during any Cash Management Period, (b) not deposited into the Deposit Account, (c) not deposited into the Excess Foreclosure Proceeds Reserve pursuant to and in accordance with Section 4.4, (d) not deposited otherwise with Administrative in reserve as and when required pursuant to any of the Loan Documents, (d) disbursed to Borrowers from the Deposit Account or any such reserve and not thereafter applied for the purposes for which such funds were disbursed in accordance with this Agreement or any of the other Loan Documents, or (e) otherwise misappropriated by Borrowers in violation of the provisions of the Loan Documents;

(iv)any (a) Gross Revenue or other amounts paid under Leases that are prepaid more than one (1) month in advance, and (b) security deposits collected by or for any Borrower and that are not applied in accordance with the applicable Leases and are not returned to Tenants in accordance with such applicable Leases, in both cases, to the extent not turned over to (I) Administrative Agent upon foreclosure (whether judicial, non-judicial, or by power of sale) or a receivership

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sale, or conveyance in lieu of foreclosure, or (II) a receiver or trustee for the applicable Individual Property after the appointment of such receiver or trustee;

(v)any accrued Property Impositions and/or utility charges affecting the Property (whether or not the same have been billed to Borrowers) that are either unpaid by Borrowers or advanced by Administrative Agent and/or Lender under this Agreement, except to the extent that the Gross Revenue (for the twelve (12) months prior to Borrowers’ failure to make any such payments) is insufficient to pay such accrued Property Impositions and/or utility charges affecting the Property, to the extent Administrative Agent has received funds in a reserve or impound that is expressly set aside for payment of such Property Impositions affecting the Property (except to the extent that Administrative Agent’s access to such funds is restricted or constrained by applicable law, injunction or court order), or to the extent that such Property Impositions and/or utility charges accrue after the Termination Date with respect to the applicable Individual Property;

(vi)any Losses incurred or sustained by Administrative Agent and/or Lender in fulfilling the obligations of any Borrower, as lessor, under any Lease;

(vii)any Losses incurred or sustained by Administrative Agent and/or Lender (that would otherwise be covered by insurance) as a result of Borrowers’ failure to maintain any insurance required under the terms of any Loan Document, except to the extent that the Gross Revenue (for the twelve (12) months prior to such failure) is insufficient to pay such premiums (following the payment of the accrued Property Impositions and/or utility charges affecting the Property described in subsection (v) above), or to the extent Administrative Agent has received funds in a reserve or impound that is expressly set aside for payment of such insurance premiums (except to the extent that Administrative Agent’s access to such funds is restricted or constrained by applicable law, injunction or court order);

(viii)any Losses incurred or sustained by Administrative Agent and/or Lender as a result of any fraud, misrepresentation, gross negligence or willful misconduct by Borrowers, Guarantor or any of their respective Affiliates or any representative, officer, director, partner, manager, member, shareholder, or trustee of Borrowers, Guarantor or any their respective Affiliates in connection with the Term Sheet or otherwise in connection with the Property, this Agreement or the other Loan Documents (including any ongoing financial or other reporting required pursuant to Section 7.1.6 or any request for action, approval or consent by Administrative Agent and/or Lender);

(ix)any Losses incurred or sustained by Administrative Agent and/or Lender as a result of any Mechanic’s Lien against or encumbering any Individual Property;

(x)any Losses incurred or sustained by Administrative Agent and/or Lender as a result of the failure to pay any recording, stamp, intangible or filing

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taxes, fees or charges (or any payments in lieu thereof) due in connection with the recordation or filing of the First Mortgages, the Second Mortgages and the Third Mortgages or the execution and delivery of the Notes, the First Mortgages, the Second Mortgages, this Agreement, any other Loan Document, the Third Mortgages or the Affiliate Guaranty (Portfolio Borrowers);

(xi)any Losses incurred or sustained by Administrative Agent and/or Lender as a result of any Borrower’s failure to, at all times, be a Single Purpose Entity.  For the avoidance of doubt, the recourse described in this clause (xii) shall not preclude recourse for substantive consolidation, as set forth in Section 12.3(vi));

(xii)any transfer taxes or other fees, charges or amounts in the nature of transfer taxes imposed upon Administrative Agent and/or Lender in connection with a foreclosure or other exercise of remedies upon or against any Individual Property or the recording of a deed in lieu of foreclosure or other similar instrument in lieu of a foreclosure upon or against any Individual Property;

(xiii)any Losses suffered by Administrative Agent and/or Lender as a result of Borrowers’ making any REIT Distributions in accordance with Section 3.4.2(I), provided that the amount of such Losses shall not exceed the amount of such REIT Distributions made to Borrowers under Section 3.4.2(I), which amounts would have been deposited into the Excess Cash Subaccount for application pursuant to this Agreement if such REIT Distributions were not permitted under Section 3.4.2(I); and

(xiv)following the consummation of a foreclosure sale, an assignment in lieu of foreclosure or any other enforcement action, in each case, with respect to the Pledge Collateral, any Losses suffered by Administrative Agent and/or Lender as a result of the denial of any claim against any owner’s title insurance policy for any Individual Property due to the imputation of the knowledge of any Borrower Owner Person to Administrative Agent and/or Lender (or Administrative Agent’s and/or Lender’s nominee or designee).

12.3Springing Recourse Events

.  Notwithstanding anything to the contrary contained in this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or the Third Mortgages, the agreement contained in Section 12.1 to limit the personal liability of Borrowers to Borrowers’ interest in the Property, Chattels, Intangible Personalty, other Collateral and the Pledge Collateral shall become null and void and be of no further force and effect, and Borrowers and Guarantor shall be personally liable for the repayment of the Secured Obligations, the Second Mortgage Secured Obligations and the Third Mortgage Secured Obligations in the event:

(i)of any breach or violation of Section 7.2.3(A) or Article 8;

(ii)that Borrowers forfeit all or any portion of the Property or other Collateral due to criminal activity pursuant to the operation or enforcement of any Legal Requirement or the decision of any Governmental Authority;

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(iii)of any attempt (other than a good faith assertion, as an affirmative defense to foreclosure, that Borrowers have paid any and all amounts then due under the Loan Documents, in each case, made on a sound legal and factual basis, based upon detailed third-party documented evidence demonstrating that Borrowers have actually paid all such amounts) by any Borrower, Guarantor, any Cross-Collateralized Borrowers, or any other Borrower Owner Person to materially delay any foreclosure against any Individual Property, Chattels, Intangible Personalty, other Collateral, and or any Pledge Collateral, or any other exercise by Administrative Agent and/or Lender of Administrative Agent’s and/or  Lender’s remedies under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) and the Third Mortgages, including any claim that any Loan Document, the Affiliate Guaranty (Portfolio Borrowers) or any Third Mortgage is invalid or unenforceable to an extent that would preclude any such foreclosure or other exercise of remedies;

(iv)that (a) any Borrower files a voluntary petition under the Bankruptcy Code or any other Bankruptcy Law, (b) the Property or any part thereof shall become an asset in (1) a voluntary bankruptcy or insolvency proceeding or (2) an involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of filing (other than an involuntary bankruptcy or insolvency petition filed by or at the direction of Administrative Agent and/or Lender), or (c) any Borrower, Guarantor or any other Borrower Control Person (x) consents to or otherwise acquiesces in or joins in or fails to oppose (to the extent that a good faith defense is available to any Borrower or such other Person) any involuntary bankruptcy or insolvency petition filed against any Borrower (other than an involuntary bankruptcy or insolvency petition filed by or at the direction of Administrative Agent and/or Lender), or (y) solicits (or causes to be solicited) or colludes in the filing of any involuntary bankruptcy or insolvency petition against any Borrower (other than an involuntary bankruptcy or insolvency petition filed by Administrative Agent and/or Lender or at the request or direction of Administrative Agent and/or Lender);

(v)of the appointment (other than by or at the direction of Administrative Agent and/or Lender) of a receiver, trustee, or liquidator with respect to any Borrower or the Property or any part thereof;

(vi)that any Borrower is substantively consolidated with any Affiliate of Borrowers in a bankruptcy or similar proceeding;

(vii)that this Agreement, any of the First Mortgages, any of the Second Mortgages, any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers) or any of the Third Mortgages is deemed a fraudulent conveyance or preference or is otherwise deemed void pursuant to any principles limiting the rights of creditors, whether such claims, demands or assertions are made under any Bankruptcy Law, including under Sections 544, 547 or 548 of the Bankruptcy Code or under any applicable state fraudulent conveyance statutes or similar laws;

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(viii)of any execution, amendment, modification, assignment or termination by Borrowers of any Lease to any Required Tenant or any execution, or subsequent amendment, modification, assignment or termination by Borrowers of any Lease for any space currently occupied by any Required Tenant, in each case in violation of the terms and provisions of this Agreement and the other Loan Documents

12.4Limitation on Personal Liability

.  For the avoidance of doubt, no member (other than Guarantor), or individual officer, partner, director, trustee, asset manager, employee, agent or other representative of Borrowers or Guarantor shall have any personal liability under the Loan Documents or the Environmental Indemnity. The liability of Borrowers and Guarantor shall be limited to actual losses and shall not include any claims for special, indirect, exemplary or consequential damages except to the extent Administrative Agent and/or Lender are required to make payment therefor to a third party. Notwithstanding the foregoing, this Section 12.4 shall in no way limit the obligations of Guarantor under the Guaranty Agreement and/or the Environmental Indemnity Agreement.

ADMINISTRATIVE AGENT

13.1Appointment; Authorization and Definitions.

(a)Administrative Agent is hereby appointed by each Lender as Administrative Agent under this Agreement and under each other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages. The Lenders may replace the Administrative Agent from time to time, in each case, pursuant to and in accordance with the terms and provisions as set forth in the Co-Lender Agreement (as defined below).  The Administrative Agent shall provide prompt written notice to Borrowers and Guarantor of any such replacement. Each Lender hereby irrevocably authorizes Administrative Agent to enter into the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages for the benefit of Lender, to act as agent for Lender with full power and authority to collect and administer the Loan, to exercise (or refrain from exercising) on behalf of Lender all rights and remedies of Lender under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, to take such actions as Lender is obligated or entitled to take under the provisions of this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto.  Except as specifically otherwise provided herein, Administrative Agent shall have the power to issue consents, approvals and waivers, determine compliance with the terms and conditions of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages as to whether any document, item or matter is satisfactory or acceptable and enforce any rights and remedies available to any Lender under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, at law, in equity or otherwise.  Administrative Agent, in its management and administration of the Loan, or in connection with the exercise of any

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

rights and remedies under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, at law, in equity or otherwise agrees to use the same diligence and care as customarily used by Administrative Agent with respect to loans held by Administrative Agent entirely for its own account.

(b)Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that Administrative Agent shall not have a fiduciary relationship or any fiduciary responsibilities to any Lender by reason of this Agreement, any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages and that Administrative Agent is merely acting as the contractual representative of Lender.  In its capacity as Lender’s contractual representative, Administrative Agent (i) is a “representative” of Lender within the meaning of Section 9-105 of the Uniform Commercial Code and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.  Each Lender hereby agrees to assert no claim against Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby irrevocably waives.  No implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages or otherwise exist against or with respect to Administrative Agent.

(c)As used in this Agreement, each other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, the use of “Administrative Agent”, “Lender” and/or “Lenders” shall mean, in each case as applicable, the Administrative Agent, Lender and/or Lenders that are a party to this Agreement, each such other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages and the Co-Lender Agreement from time to time pursuant to the terms and provisions of this Agreement, each such other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages and the Co-Lender Agreement.

13.2Reliance on Administrative Agent.

All acts of and communications by Administrative Agent, as agent for Lender, shall be deemed legally conclusive and binding on Lender; and Borrowers or any third party (including any Governmental Authority) shall be entitled to rely on any and all communications or acts of Administrative Agent with respect to the exercise of any rights or remedies and the granting of any consent, waiver or approval on behalf of Lender in all circumstances where an action by Lender is required or permitted pursuant to this Agreement or the provisions of any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages or by applicable Laws without the right or necessity of making any inquiry of any individual Lender as to the authority of Administrative Agent with respect to such matter.  In no event shall any of the foregoing limit the rights or obligations of any Lender with respect to any other Lender pursuant to this Article 13.  Each Lender acknowledges and agrees for the benefit of Administrative Agent and Borrowers that Administrative Agent shall be, and Borrowers shall be entitled to communicate with Administrative Agent as, the exclusive representative of Lender on all matters relating to the

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Loan, this Agreement, each of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.

13.3Powers.

Administrative Agent shall have and may exercise such powers under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages as are delegated to Administrative Agent by the terms of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages, together with such powers as are reasonably incidental thereto.  Each Lender agrees that any action taken by Administrative Agent pursuant to this Article 13 in accordance with this Agreement, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Administrative Agent shall not be considered, or be deemed, a separate agent of Lender hereunder, but is, and shall be deemed, an Administrative Agent acting in its capacity as an Administrative Agent, exercising such rights and powers under the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages as are specifically delegated to Administrative Agent or which Administrative Agent is otherwise entitled to take hereunder.  Administrative Agent shall have no implied duties to Lender, or any obligation to Lender to take any action, except any action specifically provided by the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages to be taken by Administrative Agent.

13.4Rights as a Lender.

If at any time Administrative Agent is a Lender, then, Administrative Agent, in its capacity as a Lender, shall have the same rights, powers and obligations hereunder and under each other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages as any Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity.  Borrowers and each Lender acknowledge and agree that Administrative Agent, any Lender and/or their respective Affiliates may accept deposits from, lend money to, hold other investments in, and generally engage in any kind of banking, trust, debt, equity, advisory or other transaction or have other relationships, in addition to those contemplated by this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, with Borrowers, Guarantor and any Affiliate of Borrowers or Guarantor.  Each Lender acknowledges that pursuant to such activities, Administrative Agent named herein and its Affiliates may receive information regarding Borrowers, Guarantor and their respective Affiliates (including information that may be subject to confidentiality obligations in favor of Borrowers, Guarantor and such Affiliates), and acknowledge and agree that Administrative Agent named herein and its Affiliates shall be under no obligation to provide such information to any Lender.

13.5Employment of Agents and Advisors.

(a)Administrative Agent may undertake or execute any of its duties hereunder and under any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages by or through its directors, officers, shareholders, members, partners, managers, employees, agents, affiliates and attorneys in fact and neither Administrative

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

Agent nor any of the foregoing shall have any liability hereunder, except for any liability caused solely and directly by the gross negligence or willful misconduct of Administrative Agent as determined by a final decision of a court of competent jurisdiction.

(b)Administrative Agent shall be entitled to rely upon any certification, notice, consent, resolution, certificate, affidavit, letter, e-mail, telegram, statement, paper, document or other communication believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and to rely upon the advice of consultants (including accountants and other experts) selected by Administrative Agent.

(c)Administrative Agent shall not have any liabilities or responsibilities to any Person on account of the failure of any Lender to perform its obligations hereunder or under any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages or to any Lender on account of the failure of such Person or any other Lender to perform its obligations under this Agreement or under any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages.

13.6No Responsibility for Loans, Recitals, Etc.

Neither Administrative Agent nor any of its directors, officers, agents, shareholders, members, partners, managers, employees, attorneys-in-fact or Affiliates shall be responsible or liable for or have any duty to ascertain, inquire into, or verify (a) any recital, statement, warranty or representation made under or in connection with any Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages or any borrowing thereunder; (b) the performance or observance of any of the covenants or agreements of any party to any Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified herein or in any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages; (d) the validity, effectiveness, genuineness or enforceability of any Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages or any other instrument or writing furnished in connection therewith; or (e) the value, sufficiency, creation, perfection or priority of any interest in any collateral security.

13.7No Representations; Lender Credit Decisions.

(a)Each Lender acknowledges and agrees that Administrative Agent has not made any representations or warranties, express or implied, with respect to any aspect of the Loan, including, without limitation (i) the existing or future solvency or financial condition or responsibility of Borrowers and Guarantor, (ii) the payment or collectability of the Loan, (iii) the validity, enforceability or legal effect of the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages, the Title Policy or the surveys furnished by Borrowers, or (iv) the validity or effectiveness of the Liens created by the First Mortgages, the Second Mortgages and the Third Mortgages or the other security interests contemplated by the Loan Documents.

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(b)Each Lender has made or caused to be made an independent investigation of the Property, Borrowers and Guarantor and their creditworthiness, and all other matters affecting its decision to enter into the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.  Each Lender acknowledges that Administrative Agent or its Affiliates is (or may be) a lender to the Guarantor or its Affiliates under other credit facilities and as a result may from time to time have information regarding the Guarantor or its Affiliates that is not (and will not be made) available to Lenders under the Loan.  Each Lender acknowledges that notwithstanding the fact that Administrative Agent may have made available to it certain information contained in Administrative Agent’s files and certain memoranda prepared by Administrative Agent for its general use with respect to the Loan, Administrative Agent has made no representations or warranties, oral or written, upon which any Lender has relied or is entitled to rely and no Lender has relied in any manner upon any such materials which may have been made available to it by Administrative Agent or upon any judgment, determination or statements of Administrative Agent in entering into this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages.

(c)Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements and other information prepared by or on behalf of Borrowers or Guarantor and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.  Each Lender also acknowledges and agrees that it will, independently and without reliance upon Administrative Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages.  Except for notices, reports and other documents and information actually received by Administrative Agent and expressly required to be furnished to Lender by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, business, prospects, operations, properties, financial and other condition or creditworthiness of Borrowers, Guarantor, any other Person, any asset manager or any Affiliate thereof which may come into the possession of Administrative Agent or any of its Affiliates.  Administrative Agent shall not be required to file this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), the Third Mortgages or any document or instrument referred to herein or therein, to any Person.

13.8No Relation.

The relationship between Administrative Agent and Lender, and the relationship among Lender, is not intended by the parties to create, and shall not create, any trust, joint venture or partnership relation between them.

13.9Amendments Concerning Agency Functions.

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Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages that affects the duties, rights, and/or obligations of the Administrative Agent under this Agreement, any other Loan Document, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages, unless Administrative Agent shall have consented to any such waiver, amendment, supplement or modification in writing.

13.10No Third Party Beneficiary.

The provisions of this Article 13 are solely for the benefit of Administrative Agent and Lender, and neither Borrower nor any other party shall have any rights as a third party beneficiary of any of the provisions hereof.

13.11Co-Lender Agreement.

Borrowers  acknowledge  that  Administrative Agent and  any  other  Lender  hereunder  may  from  time  to  time  enter  into  one  or  more  agreements  (any  such  agreement  as  the same may be modified, amended, restated supplemented or replaced from time to time, a “Co-Lender Agreement”) governing the relationship among Lender with respect to the Loan and the Loan Documents.  Any such Co-Lender Agreements are intended solely for the benefit of Administrative Agent and Lender, and the Borrowers acknowledge that none of Borrowers, any Guarantor, and any Affiliate of Borrowers or any Guarantor is an intended third-party beneficiary of any Co- Lender Agreement and shall not be entitled to rely on any of the terms or provisions contained therein.  Neither Administrative Agent nor any Lender shall have any obligation to provide a copy of any Co-Lender Agreement to Borrowers, any Guarantor or any Affiliate of Borrowers or any Guarantor or to otherwise disclose to Borrowers or any other such party the contents of any Co-Lender Agreement.

13.12Modifications to This Article 13.

Borrowers, Administrative Agent and Lender acknowledge and agree that, the provisions of this Article 13 govern the relationship among Lender and Administrative Agent and, except as expressly set forth in Sections 13.1(c) and 13.2, do not alter or otherwise modify the provisions of this Agreement, the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), and the Third Mortgages applicable to Borrowers or otherwise apply to Borrowers.  The provisions of this Article 13 may be amended or modified without Borrowers’ consent so long as such amendments or modifications do not alter any of Borrowers’ rights or obligations under this Agreement, any of the other Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages or otherwise alter the terms of the Loan or the Loan Documents, the Affiliate Guaranty (Portfolio Borrowers), or the Third Mortgages in any manner.

13.13Conflicts

To the extent of any conflict between this Article 13 and any co-lender agreement, the terms and conditions of such co-lender agreement shall govern and control the rights and

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obligations of the Administrative Agent and Lender, as between or among such parties, as provided therein.

[End of text.  Signatures appear on the following pages.]

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, by their duly authorized representatives, all as of the day and year first above written.

ADMINISTRATIVE AGENT: AIG ASSET MANAGEMENT (U.S.), LLC, a Delaware limited liability company, as Administrative Agent By: /s/ Michael Medvin Name: Michael Medvin Title: Managing Director LENDER:
AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation
By:AIG Asset Management (U.S.), LLC, a Delaware limited liability company, its investment advisor
By:/s/ Michael Medvin_______________
Name: Michael Medvin
Title:Managing Director

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation
By:AIG Asset Management (U.S.), LLC, a Delaware limited liability company, its investment advisor
By:_/s/ Michael Medvin______________
Name: Michael Medvin

Title:Managing Director

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporationBy:AIG Asset Management (U.S.), LLC, a Delaware limited liability company, its investment advisorBy:_/s/ Michael Medvin_____________Name: Michael MedvinTitle:Managing Director

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

BORROWERS:

49-19 Rockaway Beach Boulevard, LLC, a New York limited liability company

85-01 24th Avenue, LLC, a New York limited liability company

Wu/LH 412 Fairview Park L.L.C., a Delaware limited liability company

Wu/LH 401 Fieldcrest L.L.C., a Delaware limited liability company

Wu/LH 199 Ridgewood L.L.C., a Delaware limited liability company

Wu/LH 203 Ridgewood L.L.C., a Delaware limited liability company

165-25 147th Avenue, LLC, a New York limited liability company

114-15 Guy Brewer Boulevard, LLC, a New York limited liability company

Wu/LH 36 Midland L.L.C., a Delaware limited liability company

Wu/LH 100-110 Midland L.L.C., a Delaware limited liability company

Wu/LH 112 Midland L.L.C., a Delaware limited liability company

Wu/LH 8 Slater L.L.C., a Delaware limited liability company

By: GTJ Realty, LP, a Delaware limited partnership,

       on behalf of each of the above named Borrowers as their sole member

        By:  GTJ GP, LLC, a Maryland limited liability company,

                its general partner

                By:  GTJ REIT, Inc., a Maryland real estate investment trust,

            its sole member

          By:      _/s/ Paul A. Cooper_______________________

          Name: Paul A. Cooper

          Title:   CEO

STATE OF ______________)

) ss.:

COUNTY OF _____________)

On the ____ day of ___________ in the year 2022 before me, the undersigned, a Notary Public in and for said [State/Commonwealth], personally appeared, Paul A. Cooper, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________________________________

(Signature and office of individual taking acknowledgment.)

Notary Public

My Commission Expires:

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG

JOINDER OF SERVICER

The undersigned Servicer hereby executes this Joinder of Servicer in order to (1) acknowledge Lender’s security interest in the Account Collateral; (2) indicate Servicer’s agreement to be bound by (and comply with) the terms set forth in Article 3 (including the obligations of Servicer to hold and disburse the Account Collateral in accordance therewith), Article 4, and Article 5.

SERVICER:

CBRE Loan Services, Inc.

By:_/s/ Christopher D. Gaas_____________

Name: Christopher D. Gaas

Title:   Vice President

STATE OF ______________)

) ss.:

COUNTY OF _____________)

On the ____ day of July in the year 2022 before me, the undersigned, a Notary Public in and for said [State/Commonwealth], personally appeared, Christopher D. Gaas, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________________________________

(Signature and office of individual taking acknowledgment.)

Notary Public

My Commission Expires:

153251886 Loan Agreement (NY Loan) - GTJ Portfolio Refinancing - AIG